As filed with the Securities and Exchange Commission on January 24, 2014
Registration No. __________

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________________________

POST-EFFECTIVE AMENDMENT NO. 1
TO FORM S-1/A
AMENDMENT 5
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

VISUALANT, INCORPORATED

(Exact name of registrant as specified in charter)

Nevada	90-0273142
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3920
(Primary Standard Industrial Classification Number)

500 Union Street, Suite 420, Seattle, Washington USA	98101
(Address of principal executive offices)	(Zip Code)

206-903-1351
(Registrant's telephone number, including area code)

N/A
(Former name, address, and fiscal year, if changed since last report)

Ronald P. Erickson, Chief Executive Officer
Visualant, Inc.
500 Union Street, Suite 420
Seattle, WA 98101
206-903-1351

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

As soon as practicable and from time to time after this registration statement becomes effective.

 (Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this Form is post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting Company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting Company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting Company	☒
(Do not check if a smaller reporting Company)

CALCULATION OF REGISTRATION FEE

Title of Each Class		Proposed Maximum	Proposed Maximum
of Securities to	Amount to be	Offering	Aggregate	Amount of
be Registered	Registered	Price Per Unit	Offering Price	Registration Fee
Common stock issued to Special Situations Technology	52,300,000	$0.10	$5,230,000	$713.37
Funds , L.P. and 40 other accredited investors pursuant to a private placement which closed June 14, 2013 (1) (2)
Shares of common stock issuable upon exercise of five-year Series	52,300,000	$0.15	$7,845,000	$1,070.06
A Warrants to purchase common stock at $0.15 per share related to the private placement which closed June 14, 2013 (1) (3)
Shares of common stock issuable upon exercise of the five-year Series B	52,300,000	$0.20	$10,460,000	$1,426.74
Warrants to purchase common stock at $0.20 per share related to the private placement which closed June 14, 2013 (1) (3)
Shares of common stock issuable upon exercise of the five-year	5,230,000	$0.10	$523,000	$71.34
Placement Agent Warrants to purchase common stock at $0.10 per share related to the private placement which closed June 14, 2013 (1) (3)
Total	162,130,000		$24,058,000	$3,281.51

(1)	The shares of our common stock being registered hereunder are being registered for sale by the Selling Shareholders named in the prospectus.
(2)
Pursuant to Rule 457(g) under the Securities Act of 1933, the proposed maximum offering price and the amount of the registration fee have been calculated based on the price in the private placement paid by the Selling Shareholders which closed June 14, 2013.

(3)
Pursuant to Rule 457(g) under the Securities Act of 1933, the proposed maximum offering price and the amount of the registration fee have been calculated based on the exercise price of the common stock warrants held by the Selling Shareholders in the private placement which closed June 14, 2013.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT HAS FILED A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED.

PRELIMINARY, SUBJECT TO COMPLETION, DATED JANUARY 24, 2014.

PROSPECTUS

Visualant, Inc.

162,130,000 Shares of Common Stock

This prospectus covers the resale by the selling security holders named herein of up to 162,130,000 shares of the Company’s common stock, $.001 par value per share, including: (i) 52,300,000 shares of common stock issued to Special Situations and forty other accredited investors pursuant to the Private Placement which closed June 14, 2013; (ii) 52,300,000 shares of common stock issuable upon the exercise of the five-year Series A Warrants at $0.15 per share, which were issued to the investors as part of the above-referenced Private Placement; (iii) 52,300,000 shares of common stock issuable upon the exercise of five year Series B Warrants at $0.20 per share, which were issued to the investors as part of the above-referenced Private Placement; and (iv) 5,230,000 shares of common stock issuable upon the exercise of five year Placement Agent Warrants at $0.10 per share, which were issued to GVC Capital LLC or affiliated parties pursuant to the above-referenced Private Placement. The common stock covered by this prospectus will be offered for sale from time to time by the selling security holders identified in this prospectus in accordance with the terms described in the section entitled Plan of Distribution. The Company will not receive any of the proceeds from the sale of the common stock by the selling security holders.

The Company’s common stock trades on the OTCQB under the symbol VSUL. On January 21, 2014 , the last reported sale price for the Company’s common stock as reported on OTCQB was $0.0 7 per share.

INVESTING IN THE COMPANY’S COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CONSIDER CAREFULLY THE “RISK FACTORS” DESCRIBED IN THIS PROSPECTUS BEGINNING ON PAGE 7 .

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is January 24, 2014 .

No offers to sell are made, nor are offers sought, to buy these securities in any jurisdiction where the offer or sale is not permitted.

TABLE OF CONTENTS

Prospectus Summary	5

Risk Factors	7

Forward-Looking Statements	12

Use of Proceeds	13

Dilution	13

Selling Security Holders	13

Plan of Distribution	16

Legal Matters	18

Experts	18

Business	19

Description of Property	27

Selected Financial Data	28

Management’s Discussion and Analysis of Financial Condition and Results of Operations	28

Legal Proceedings	32

Management	33

Executive Compensation	36

Security Ownership of Certain Beneficial Owners and Management	39

Certain Relationships and Related Party Transactions	41

Description of Securities	43

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure	44

Disclosure of Commission Position of Indemnification for Securities Act Liabilities	45

Additional Information	45

Financial Statements	F-1

You may rely only on the information provided or incorporated by reference in this prospectus. Neither we nor the selling security holders have authorized anyone to provide information different from that contained in this prospectus. This prospectus is not an offer to sell or solicitation to buy the securities in any circumstances under which the offer or solicitation is unlawful.

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus. It may not contain all of the information that is important to you. You should read the entire prospectus carefully, especially the discussion regarding the risks of investing in Visualant, Inc. common stock under the heading Risk Factors, before investing in Visualant, Inc. common stock. In this prospectus, Visualant, VSUL, Company, we, us, and our refer to Visualant, Inc.

The Offering

This prospectus covers the resale by the selling security holders named herein of up to 162,130,000 shares of our common stock, $.001 par value per share, including: (i) 52,300,000 shares of common stock issued to Special Situations Technology Funds, L.P. and forty other accredited investors pursuant to the Private Placement which closed June 14, 2013; (ii) 52,300,000 shares of common stock issuable upon exercise of the Series A Warrants at $0.15 per share, which were issued to the investors as part of the above-referenced Private Placement; (iii) 52,300,000 shares of common stock issuable upon the exercise of five year Series B Warrants at $0.20 per share, which were issued to the investors as part of the above-referenced Private Placement; and (iv) 5,230,000 shares of common stock issuable upon the exercise of five year Placement Agent Warrants at $0.10 per share, which were issued to GVC Capital LLC or affiliated parties  as part of the above-referenced Private Placement. Information regarding our common stock is included in the section of this prospectus entitled Description of Securities.

We agreed to register for resale the shares covered by this prospectus as a condition to the purchase and sale of the securities listed in the preceding paragraph, which were private offerings resulting in the purchasers holding restricted securities.

The Company and our Business

We were incorporated under the laws of the State of Nevada on October 8, 1998 with authorized common stock of 200,000,000 shares at $0.001 par value. On September 13, 2002, 50,000,000 shares of preferred stock with a par value of $0.001 were authorized by the stockholders.  There are no preferred shares issued and the terms have not been determined. On August 12, 2013 our articles of incorporation were amended to increase the number of our authorized shares of common stock to 500,000,000.  Our executive offices are located in Seattle, Washington.

The current focus of our business is our ChromaID technology.  We have invented a way to shine light at a material (solid surface, liquid, or gas) and measure the amount of light that is reflected back. The pattern of this reflected light is compared to other patterns we have captured and this allows us to identify, detect, or diagnose materials that cannot be identified by the human eye. We refer to this pattern of reflected light as a ChromaID™. We design ChromaID Scanner devices made with electronic, optical, and software parts to produce and capture the light.

Our first product, the ChromaID F12 Lab Kit, scans and identifies solid surfaces. We are marketing this product to customers who are considering licensing the technology. Target markets include, but are not limited to, commercial paint manufacturers, pharmaceutical equipment manufacturers, process control companies, currency paper and ink manufacturers, security card, reader, and scanner manufacturers, food processing, and electronic gaming.  We have not yet generated any significant revenues from the sale of our ChromaID products as of January 24, 2014.

Our wholly owned subsidiary, TransTech Systems, Inc., based in Aurora, Oregon, is a distributor of products, including systems solutions, components and consumables, for employee and government identification, document authentication, access control, and radio frequency identification.  TransTech provides these products and services, along with marketing and business development assistance, to a growing channel of value-added resellers and system integrators throughout North America.  To date, the majority of the Company’s revenues have been generated by our TransTech subsidiary.

TransTech provides its channel partners pre-and post-sales support.  Technical Services covers training and installation support, in-warranty repair, out of warranty repair, and spares programs.  Our Customer Service team provides full sales, configuration, and logistics services.  An increasing number of manufacturers are turning to TransTech Systems for channel development and introduction of their products to our market space.

On November 11, 2013, we entered into a Services and License Agreement with Invention Development Management Company, L.L.C., a Delaware limited liability company. IDMC is affiliated with Intellectual Ventures, which collaborates with inventors, partners with pioneering companies and invests both expertise and capital in the process of invention.

The Agreement requires IDMC to identify and engage investors to develop new applications of the Company’s ChromaID™ development kits, present the developments to the Company for approval, and file at least ten (10) patent applications to protect the developments. IDMC is responsible for the development and patent costs. We are providing the development kits to IDMC at no cost and are providing ongoing technical support. In addition, to provide time for this accelerated expansion of its intellectual property the Company has agreed to delay the selling of the ChromaID development kits for 140 days except for certain select accounts. The Company will continue its business development efforts during this period and will work with IDMC and their global business development services to secure potential customers and licensees for its technology.

We receive a worldwide, nontransferable, exclusive license to the licensed IP developed under this Agreement, during the term of the Agreement, and solely within the identification, authentication and diagnostics field of use, to (a) make, have made, use, import, sell and offer for sale products and services; (b) make improvements; and (c) grant sublicenses of any and all of the foregoing rights (including the right to grant further sublicenses).

We receive a nonexclusive and nontransferrable option to acquire a worldwide, nontransferrable, nonexclusive license to the useful IP held by IDMC within the identification, authentication and diagnostics field of use to (a) make, have made, use, import, sell and offer to sell products and services and (b) grant sublicenses to any and all of the foregoing rights. The option to acquire this license may be exercised for up to two years from the effective date of the Agreement.

IDMC may provide global business development services to the Company, including present Visualant IP and any licensed IP, if applicable, to potential customers, licensees, and distributors in markets or geographies not being pursued by Visualant. Also, IDMC may introduce Visualant to a potential customer, licensee, or distributor for the purpose of identifying and closing a license, sale, or distribution deal or other monetization event.

We granted to IDMC a nonexclusive, worldwide, fully paid up, nontransferable, sublicenseable, perpetual license to the Visualant IP, solely outside the identification, authentication and diagnostics field of use to (a) make, have made, use, import, sell and offer for sale products and services and (b) grant sublicenses of any and all of the foregoing rights (including the right to grant further sublicenses).

We granted to IDMC a nonexclusive, worldwide, fully paid up, royalty-free, nontransferable, nonsublicenseable, perpetual license to access and use Visualant Technology solely for the purpose of marketing the aforementioned sublicenses to the Visualant IP to third parties outside the designated fields of use.

As consideration for the exclusive IP license and application development services, we issued to IDMC a warrant to purchase up to 14,575,286 shares of common stock at twenty cents ($0.20) per share pursuant to the Warrant to Purchase Common Stock. The Warrant expires November 10, 2018 and the per share price is subject to adjustment.

We also agreed to pay IDMC a percentage of license revenue for the global development business services and a percentage of revenue received from any IDMC introduced company. We also agreed to pay IDMC a royalty when Visualant receives royalty product revenue from an IDMC introduced company.

IDMC has agreed to pay us a license fee for the nonexclusive license of the Visualant IP.

The term of the exclusive IP license and the nonexclusive IP license commences on the effective date of November 11, 2013, and terminates when all claims of the patents expire or are held in valid or unenforceable by a court of competent jurisdiction from which no appeal can be taken.

The term of the Agreement commences on the effective date until either party terminates the Agreement at any time following the fifth anniversary of the effective date by providing at least ninety days’ prior written notice to the other party.

On June 10, 2013, we entered into a Purchase Agreement, Warrants, and Registration Rights Agreement with Special Situations Technology Funds and forty other accredited investors, pursuant to which we issued 52,300,000 shares of common stock at $0.10 per share for a total of $5,230,000, which amount includes the conversion of $500,000 in outstanding debt of the Company owed to one of its officers.  As part of the transaction, which closed on June 14, 2013, we issued to the investors (i) five year Series A Warrants to purchase a total of 52,300,000 shares of common stock at $0.15 per share; and (ii) five year Series B Warrants to purchase a total of 52,300,000 shares of common stock at $0.20 per share.  In addition, GVC Capital LLC, the placement agent in that transaction, was issued five-year warrants to purchase a total of 5,230,000 shares of common stock at $0.10 per share. The transaction was entered into to strengthen our balance sheet, complete the purchase of our TransTech subsidiary, and provide working capital to support the rapid movement of our ChromaID technology into the marketplace.

We have a Joint Development Agreement through December 31, 2013 with Sumitomo Precision Products Co., Ltd., which focuses on the commercialization of the ChromaID™ technology as well as a License Agreement providing Sumitomo with an exclusive license of the ChromaID™ technology in identified Asian territories. Sumitomo is publicly traded in Japan and has operations in Japan, United States, China, United Kingdom, Canada and other parts of the world. The Joint Development Agreement expired December 31, 2013 and the parties are defining their future commercial relationship .

To date, we have been issued  six patents by the United States Office of Patents and Trademarks.  See page  19 for more detailed information regarding our patents and our business.

Summary Financial Results

Net revenue for the year ended September 30, 2013 increased $649,000 to $8,573,000 as compared to $7,924,000 for the year ended September 30, 2012. The increase was due to license revenue of $667,000 from Sumitomo and sales of $7,906,000 at TransTech.  Net revenue for the year ended September 30, 2012 reflected $333,000 from Sumitomo and sales of $7,591,000 at TransTech. Sumitomo paid the Company an initial payment of $1 million under a License Agreement dated May 31, 2012 providing Sumitomo with an exclusive license of our technology in identified Asian territories. This license revenue was fully recognized by May 31, 2013. The TransTech increase primarily resulted from the release of new products, including radio frequency and asset tracking and kiosk printer products.

Net loss for the year ended September 30, 2013 was $6,605,000 as compared to a net loss of $2,726,000 for the year ended September 30, 2012 for the reasons discussed above. The net loss for the year ended September 30, 2013 included non-cash expenses of $2,648,000 , including (i) depreciation and amortization of $398,000; (ii) issuance of shares and warrants for services and debt conversions of $527,000; (iii) stock based compensation of $250,000; (iv) loss on derivative liability- warrants of $1,449,000; (v) loss on purchase of warrant and additional investment right of $850,000; and (vi) other of $17,000.

Net revenue for the year ended September 30, 2012 decreased $1,212,000 to $7,924,000 as compared to $9,136,000 for the year ended September 30, 2011. The reduction was due to a large sale by TransTech to an aerospace company in the year ended September 30, 2011, which was not repeated in the year ended September 30, 2012. The net loss for the year ended September 30, 2012 included non-cash expenses of $802,000, including (i) depreciation and amortization of $356,000; (ii) issuance of shares for services and debt conversions of $365,000; (iii) stock based compensation of $266,000; and (iv) beneficial conversion feature of $216,000; offset by other income of $7,000 and gain on extinguishment of debt of $394,000.

Going Concern

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. We incurred net losses of $6,604,631 and $2,725,692 for the years ended September 30, 2013 and 2012 , respectively. Our net cash used in operating activities was $3,503,580 for the year ended September 30, 2013.

We anticipate that we will record losses from operations for the foreseeable future. As of September 30, 2013, our accumulated deficit was $20,537,825 .  We have limited capital resources, and operations to date have been funded with the proceeds from private equity and debt financings and loans from Ronald P. Erickson, our Chief Executive Officer. These conditions raise substantial doubt about our ability to continue as a going concern. The audit report prepared by our independent registered public accounting firm relating to our financial statements for the year ended September 30, 2013 includes an explanatory paragraph expressing the substantial doubt about our ability to continue as a going concern.

Continuation of the Company as a going concern is dependent upon obtaining additional working capital.  The financial statements do not include any adjustments that might be necessary if we are unable to continue as a going concern.

Risks Factors

We are subject to a number of risks, which the reader should be aware of before deciding to purchase the securities in this offering. These risks are discussed below in the section titled Risk Factors beginning on page  7 of this prospectus.

Corporate Information

We were incorporated under the laws of the State of Nevada on October 8, 1998. Our executive offices are located at 500 Union Street, Suite 420, Seattle, WA 98101. Our telephone number is (206) 903-1351 and its principal website address is located at www.visualant.net. The information on our website is not incorporated as a part of this prospectus.

The Company’s Common Stock

Our common stock currently trades on OTCQB under the symbol VSUL.

RISK FACTORS

An investment in our Common Stock involves a high degree of risk. You should carefully consider the following risk factors and other information in this prospectus before deciding to invest in shares of the Company’s Common Stock. The most significant risks and uncertainties known and identified by our management are described below. If any of the following risks actually occurs, our business, financial condition, liquidity, results of operations and prospects for growth could be materially adversely affected, the trading price of our Common Stock could decline, and you may lose all or part of your investment. You should acquire shares of our Common Stock only if you can afford to lose your entire investment. We make various statements in this section that constitute “forward-looking statements”. See “Forward-Looking Statements” beginning on page 12 of this prospectus.

WE EXPECT TO NEED ADDITIONAL FINANCING TO SUPPORT OUR TECHNOLOGY DEVELOPMENT AND ONGOING OPERATIONS AND PAY OUR DEBTS.

We expect that we will need additional financing to implement our business plan and to service our ongoing operations and pay our current debts. There can be no assurance that we will be able to secure any needed funding, or that if such funding is available, the terms or conditions would be acceptable to us. If we are unable to obtain additional financing when it is needed, we may have to restructure our operations.

Although the Company recently secured financing as a result of its private placement with Special Situations Fund and other investors, the funds received by the Company in that transaction  will not cover all debts and other obligations due in the coming months. We may need additional financing within the next six months. If we raise additional capital through borrowing or other debt financing, we will incur substantial interest expense. Sales of additional equity securities will dilute on a pro rata basis the percentage ownership of all holders of common stock. When we raise more equity capital in the future, it will result in substantial dilution to our current stockholders .

THE SALE OF A SIGNIFICANT NUMBER OF OUR SHARES OF COMMON STOCK COULD DEPRESS THE PRICE OF OUR COMMON STOCK.

Sales or issuances of a large number of shares of common stock in the public market or the perception that sales may occur could cause the market price of our common stock to decline. As of January 24, 2014 , there were approximately 165.3 million shares of our common stock issued and outstanding.  If all 52,300,000 of the Series A Warrant shares and all 52,300,000 of the Series B Warrant shares that are covered by this prospectus and registration statement are issued upon exercise of all of such Warrants, approximately 276,500,000 of the Company’s currently authorized 500,000,000 shares of common stock will be issued and outstanding.

The Company has also issued 5,230,000 placement agent warrants and is obligated to issue up to 5,230,000 additional placement agent warrants which have the potential to add an additional 10,460,000 shares to the total number of shares of common stock issued and outstanding.

Significant shares of common stock are held by our principal shareholders, other Company insiders and other large shareholders. As affiliates as defined under Rule 144 of the Securities Act or Rule 144 of the Company, our principal shareholders, other Company insiders and other large shareholders may only sell their shares of common stock in the public market pursuant to an effective registration statement or in compliance with Rule 144.

Some of the present shareholders have acquired shares at prices as low as $0.001 per share, whereas other shareholders have purchased their shares at prices ranging from $0.05 to $0.75 per share.

In addition, as of January 24, 2014 , there are also options outstanding for the purchase of 12.7 million common shares at a $0.126 average strike price, and warrants for the purchase of 128.1 million common shares at a $0 .176 average exercise price.

These options and warrants could result in further dilution to common stock holders and may affect the market price of the common stock.

OUR PRIVATE PLACEMENT WHICH CLOSED JUNE 14, 2013 AND THE IDMC WARRANT MAY REQUIRE ADJUSTMENT IN THE EXERCISE PRICE OF THE WARRANTS ISSUED

The warrants issued in connection with the recent transaction with Special Situations (Series A Warrants to purchase a total of 52,300,000 shares of common stock at $0.15 per share, and Series B Warrants to purchase a total of 52,300,000 shares of common stock at $0.20 per share and the IDMC warrant for 14.5 million shares of common stock at $0.20 per share ) may require an adjustment in the exercise price of the warrants if we issue common stock, warrants or equity below the price that is reflected in the warrants.  Although the Company has no present intention of issuing any additional shares of common stock, warrants or other equity securities at a price below the exercise price of the Series A and Series B Warrants, if it should do so, it would result in a reduction in the exercise price of the Series A and Series B Warrants.  Upon exercise of these Warrants, the Company would receive substantially less capital to fund the Company’s operations.  This adjustment also could affect the market price of the common stock.

THE COMPANY MAY BE SUBJECT TO PENALTIES UNDER THE REGISTRATION RIGHTS AGREEMENT.

The Registration Rights Agreement between the Company, Special Situations Fund and the other investors in the private placement transaction that closed June 14, 2013, required that the Company file a registration statement within thirty days of closing covering the “Initial Registrable Securities” which includes the 52,300,000 shares of common stock plus the 52,300,000 Series A Warrant Shares.  The Company, however, did not have a sufficient number of authorized shares of common stock to permit the exercise of all of the Series A Warrants and the registration of all 52,300,000 of the Series A Warrant Shares.  Special Situations Fund and the other investors were notified of this shortfall and understood that the Company would include in the first registration statement only 18,000,000 of the Series A Warrant Shares and that the balance of the Series A Warrant Shares, together with the Series B Warrant Shares, would be included in the subsequent registration statement to be filed following the authorization by the Company’s stockholders of an increase in the Company’s authorized shares of common stock. However, since the Company did not obtain a formal written waiver from Special Situations and the other investors, under the terms of the Registration Rights Agreement, the Company’s failure to include all 52,300,000 of the Series A Warrant Shares in the first registration statement could give rise to the imposition of penalties in an amount equal to 1.5% of the aggregate amount invested, payable to each investor on a pro rata basis, for each 30-day period for which the requisite registration statement was not filed with respect to the Initial Registrable Securities. The Company has now filed a registration statement covering all of the Initial Registrable Securities.

WE MAY ENGAGE IN ACQUISITIONS, MERGERS, STRATEGIC ALLIANCES, JOINT VENTURES AND DIVESTITURES THAT COULD RESULT IN FINANCIAL RESULTS THAT ARE DIFFERENT THAN EXPECTED.

In the normal course of business, we engage in discussions relating to possible acquisitions, equity investments, mergers, strategic alliances, joint ventures and divestitures. Such transactions are accompanied by a number of risks, including:

- Use of significant amounts of cash;

- Potentially dilutive issuances of equity securities on potentially unfavorable terms;

- Incurrence of debt on potentially unfavorable terms as well as impairment expenses related to goodwill and amortization expenses related to other intangible assets; and

- The possibility that we may pay too much cash or issue too many of our shares as the purchase price for an acquisition relative to the economic benefits that we ultimately derive from such acquisition.

The process of integrating any acquisition may create unforeseen operating difficulties and expenditures. The areas where we may face difficulties include:

- Diversion of management time, during the period of negotiation through closing and after closing, from its focus on operating the businesses to issues of integration;

- Decline in employee morale and retention issues resulting from changes in compensation, reporting relationships, future prospects or the direction of the business;

- The need to integrate each Company's accounting, management information, human resource and other administrative systems to permit effective management, and the lack of control if such integration is delayed or not implemented;

- The need to implement controls, procedures and policies appropriate for a public Company that may not have been in place in private companies, prior to acquisition;

- The need to incorporate acquired technology, content or rights into our products and any expenses related to such integration; and

- The need to successfully develop any acquired in-process technology to realize any value capitalized as intangible assets.

From time to time, we have also engaged in discussions with candidates regarding the potential acquisitions of our product lines, technologies and businesses. If a divestiture such as this does occur, we cannot be certain that our business, operating results and financial condition will not be materially and adversely affected. A successful divestiture depends on various factors, including our ability to:

- Effectively transfer liabilities, contracts, facilities and employees to any purchaser;

- Identify and separate the intellectual property to be divested from the intellectual property that we wish to retain;

- Reduce fixed costs previously associated with the divested assets or business; and

- Collect the proceeds from any divestitures.

In addition, if customers of the divested business do not receive the same level of service from the new owners, this may adversely affect our other businesses to the extent that these customers also purchase other products offered by us. All of these efforts require varying levels of management resources, which may divert our attention from other business operations.

If we do not realize the expected benefits or synergies of any divestiture transaction, our consolidated financial position, results of operations, cash flows and stock price could be negatively impacted.

WE MAY INCUR LOSSES IN THE FUTURE.

We have experienced net losses since inception. As of September 30, 2013, we had an accumulated deficit of $ 20.5 million. There can be no assurance that we will achieve or maintain profitability.

THE MARKET PRICE OF OUR COMMON STOCK HAS BEEN AND MAY CONTINUE TO BE VOLATILE.

The market price of our common stock has been and is likely in the future to be volatile. Our common stock price may fluctuate in response to factors such as:

•
Announcements by us regarding liquidity, significant acquisitions, equity investments and divestitures, strategic relationships, addition or loss of significant customers and contracts, capital expenditure commitments and litigation;

•	Issuance of convertible or equity securities and related warrants for general or merger and acquisition purposes;
•	Issuance or repayment of debt, accounts payable or convertible debt for general or merger and acquisition purposes;
•	Sale of a significant number of shares of our common stock by shareholders;
•	General market and economic conditions;
•	Quarterly variations in our operating results;
•	Investor and public relation activities;
•	Announcements of technological innovations;
•	New product introductions by us or our competitors;
•	Competitive activities; and
•	Additions or departures of key personnel.

These broad market and industry factors may have a material adverse effect on the market price of our common stock, regardless of our actual operating performance. These factors could have a material adverse effect on our business, financial condition and results of operations.

TRADING IN THE COMPANY’S STOCK MAY BE RESTRICTED IN THE FUTURE BY THE SEC’S PENNY STOCK REGULATIONS.

Although our stock currently does not meet the definition of a “penny stock” due to an increase in our revenues for past two years, in the recent past our stock was categorized as a penny stock and it is possible that our stock may become a penny stock again in the future. The SEC has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than US$ 5.00 per share or an exercise price of less than US$ 5.00 per share, subject to certain exclusions (e.g., net tangible assets in excess of $2,000,000 or average revenue of at least $6,000,000 for the last three years). If our securities were to become a penny stock in the future, they would be covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and accredited investors. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. Finally, broker-dealers may not handle penny stocks under $0.10 per share.

These disclosure requirements reduce the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules would affect the ability of broker-dealers to trade our securities if we become subject to them in the future. The penny stock rules also could discourage investor interest in and limit the marketability of our common stock to future investors, resulting in limited ability for investors to sell their shares.

FINRA SALES PRACTICE REQUIREMENTS MAY ALSO LIMIT A SHAREHOLDER’S ABILITY TO BUY AND SALE OUR STOCK.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

TRANSFERS OF OUR SECURITIES MAY BE RESTRICTED BY VIRTUE OF STATE SECURITIES "BLUE SKY" LAWS WHICH PROHIBIT TRADING ABSENT COMPLIANCE WITH INDIVIDUAL STATE LAWS. THESE RESTRICTIONS MAY MAKE IT DIFFICULT OR IMPOSSIBLE TO SELL SHARES IN THOSE STATES.

Transfers of our common stock may be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as "blue sky" laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities held by many of our stockholders have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them should be aware that there may be significant state blue sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. These restrictions may prohibit the secondary trading of our common stock. Investors should consider the secondary market for our securities to be a limited one.

WE ARE DEPENDENT ON KEY PERSONNEL.

Our success depends to a significant degree upon the continued contributions of key management and other personnel, some of whom could be difficult to replace. We do not maintain key man life insurance covering certain of our officers. Our success will depend on the performance of our officers, our ability to retain and motivate our officers, our ability to integrate new officers into our operations, and the ability of all personnel to work together effectively as a team.  Our officers do not have employment agreements.  Our failure to retain and recruit officers and other key personnel could have a material adverse effect on our business, financial condition and results of operations.

WE HAVE LIMITED INSURANCE.

We have limited directors’ and officers’ liability insurance and commercial liability insurance policies. Any significant claims would have a material adverse effect on our business, financial condition and results of operations.

OUR JOINT DEVELOPMENT AGREEMENT WITH SUMITOMO PRECISION PRODUCTS CO. LTD WAS IMPORTANT TO OUR OPERATIONS AND HAS EXPIRED.

On May 31, 2012, we entered into a Joint Research and Product Development Agreement with Sumitomo for the commercialization of our ChromaID technology. The term of the Joint Development Agreement expired December 31, 2013.  This Joint Development Agreement focused on the commercialization of our ChromaID™ technology. We have replaced Sumitomo with other suppliers and the parties are currently defining their future commercial relationship.

WE NEED TO CONTINUE AS A GOING CONCERN IF OUR BUSINESS IS TO SUCCEED.

Our financial statements and notes for the year ended September 30, 2013 indicate that there are a number of factors that raise substantial doubt about our ability to continue as a going concern.   Such factors identified in the report result from net losses, negative working capital, and the need for additional financing to implement our business plan and service our debt repayments. If we are not able to continue as a going concern, it is likely investors will lose their investments.

WE MAY BE UNABLE TO PROTECT OUR IP RIGHTS, WHICH WOULD HARM OUR BUSINESS, FINANCIAL CONDITION AND OPERATING RESULTS.

We rely on a combination of patent, trademark, and trade secret laws, confidentiality procedures and licensing arrangements to protect our IP rights.

There can be no assurance that:

•	any of our existing patents will continue to be held valid, if challenged;
•	patents will be issued for any of our pending applications;
•	any claims allowed from existing or pending patents will have sufficient scope or strength to protect us;
•	our patents will be issued in the primary countries where our products are sold in order to protect our rights and potential commercial advantage; or
•	any of our products or technologies will not infringe on the patents of other companies.

If we are enjoined from selling our products, or if we are required to develop new technologies or pay significant monetary damages or are required to make substantial royalty payments, our business and results of operations would be harmed.

WE ARE SUBJECT TO CORPORATE GOVERNANCE AND INTERNAL CONTROL REQUIREMENTS, AND OUR COSTS RELATED TO COMPLIANCE WITH, OR OUR FAILURE TO COMPLY WITH EXISTING AND FUTURE REQUIREMENTS, COULD ADVERSELY AFFECT OUR BUSINESS.

We must comply with corporate governance requirements under the Sarbanes-Oxley Act of 2002 and the Dodd–Frank Wall Street Reform and Consumer Protection Act of 2010, as well as additional rules and regulations currently in place and that may be subsequently adopted by the SEC and the Public Company Accounting Oversight Board. These laws, rules, and regulations continue to evolve and may become increasingly stringent in the future. We are required to include management’s report on internal controls as part of our annual report pursuant to Section 404 of the Sarbanes-Oxley Act. We strive to continuously evaluate and improve our control structure to help ensure that we comply with Section 404 of the Sarbanes-Oxley Act. The financial cost of compliance with these laws, rules, and regulations is expected to remain substantial.

Our management has concluded that our disclosure controls and procedures were not effective due to the presence of the following material weaknesses in internal control over financial reporting:

While we have an audit committee, we lack a financial expert. During early 2014 , the Board expects to appoint an additional independent Director to serve as Audit Committee Chairman who is an audit committee financial expert as defined by the SEC and as adopted under the Sarbanes-Oxley Act of 2002.

Management anticipates that such disclosure controls and procedures will not be effective until the material weaknesses are remediated. We cannot assure you that we will be able to fully comply with these laws, rules, and regulations that address corporate governance, internal control reporting, and similar matters. Failure to comply with these laws, rules and regulations could materially adversely affect our reputation, financial condition, and the value of our securities.

In addition, under the rules implementing the Dodd-Frank Act, commencing with the first annual meeting of stockholders on or after January 21, 2013 and at least every three years thereafter, the Company’s stockholders are entitled to an advisory vote to approve the compensation of our executive officers.  The proxy statement for the Company’s annual stockholder meeting held on March 21, 2013 failed to include the required resolution providing for such advisory vote and resulted in the Company’s failure to hold the advisory vote and make the necessary disclosure of the outcome of such advisory vote in its subsequent Form 8-K filing.  To address this omission and correct this control weakness in the Company’s corporate governance compliance, the Company intends to hire a corporate governance and compliance consultant in early 2014 to fully review the Company’s proxy statements as well as the Company’s other filings with the Securities and Exchange Commission to insure that all necessary requirements are met. In addition, the CFO currently reports to the Audit Committee on any noncompliance issues, and we are using external service providers to ensure compliance with the Securities and Exchange Commission requirements.

WE MAY ISSUE PREFERRED STOCK THAT COULD HAVE RIGHTS THAT ARE PREFERENTIAL TO THE RIGHTS OF COMMON STOCK THAT COULD DISCOURAGE POTENTIALLY BENEFICIAL TRANSACTIONS TO OUR COMMON SHAREHOLDERS.

An issuance of additional shares of preferred stock could result in a class of outstanding securities that would have preferences with respect to voting rights and dividends and in liquidation over our common stock and could, upon conversion or otherwise, have all of the rights of our common stock.  Our Board of Directors' authority to issue preferred stock could discourage potential takeover attempts or could delay or prevent a change in control through merger, tender offer, proxy contest or otherwise by making these attempts more difficult or costly to achieve.  The issuance of preferred stock could impair the voting, dividend and liquidation rights of common stockholders without their approval.

IF A REVERSE STOCK SPLIT IS EFFECTUATED, IT COULD RESULT IN DILUTION TO THE COMPANY’S STOCKHOLDERS.

At the Company’s 2013 annual meeting of stockholders held on March 21, 2013, the stockholders approved and authorized the Board of Directors, in its discretion, to effect a reverse stock split of the Company’s common stock based upon an exchange ratio of not less than 1-for-3 and not more than 1-for-10, and to reduce the Company’s authorized capital from 200,000,000 shares of common stock to 100,000,000 shares of common stock in connection with any such reverse stock split (the Company’s authorized shares have since been increased from 200,000,000 to 500,000,000 at the special meeting of stockholders held on August 9, 2013).  The authority given to the Board to implement this reverse stock split may be exercised at any time up until the Company’s 2014 annual meeting of stockholders.  Although the Board has not yet determined to effectuate any reverse stock split, if it elects to do so and the Company’s authorized shares of common stock are not correspondingly reduced in the same ratio, it would result in a greater percentage of the Company’s authorized shares of common stock being available for issuance.  Upon issuance of  additional authorized shares, each of the Company’s then current shareholders would suffer a greater degree of dilution in their ownership percentage of the Company’s common stock than would otherwise have occurred prior to the reverse stock split.

IF THE COMPANY WERE TO DISSOLVE OR WIND-UP, HOLDERS OF OUR COMMON STOCK MAY NOT RECEIVE A LIQUIDATION DISTRIBUTION.

If we were to wind-up or dissolve the Company and liquidate and distribute our assets, our shareholders would share ratably in our assets only after we satisfy any amounts we owe to our creditors.  If our liquidation or dissolution were attributable to our inability to profitably operate our business, then it is likely that we would have material liabilities at the time of liquidation or dissolution.  Accordingly, we cannot give you any assurance that sufficient assets will remain available after the payment of our creditors to enable you to receive any liquidation distribution with respect to any shares you may hold.

OUR ChromaID™ TECHNOLOGY IS NEW AND MAY NOT ACHIEVE COMMERCIAL SUCCESS

We are commercializing our ChromaID™ technology.  To date, we have entered into one License Agreement with Sumitomo Precision Products Co., Ltd.  Failure to sell our ChromaID products, grant additional licenses and obtain royalties, or develop other revenue streams will have a material adverse effect on our business, financial condition and results of operations.  In such event, it is likely investors will lose their investments.

OUR TRANSTECH VENDOR BASE IS CONCENTRATED

Evolis, Fargo, Magicard and NiSCA, are major vendors of TransTech whose products account for approximately 70% of TransTech’s revenue. TransTech buys, packages and distributes products from these vendors after issuing purchase orders. Any loss of these vendors would have a material adverse effect on our business, financial condition and results of operations.

GOVERNMENTAL REGULATORY APPROVAL MAY BE NECESSARY BEFORE SOME OF THE COMPANY’S PRODUCTS CAN BE SOLD AND THERE IS NO ASSURANCE SUCH APPROVAL WILL BE GRANTED

Our ChromaID technology may have a number of potential applications in fields of use which require prior governmental regulatory approval before the technology can be introduced to the marketplace. For example, the Company is exploring the use of its ChromaID technology for certain medical diagnostic applications.  There is no assurance that the Company will be successful in developing medical applications for its ChromaID technology.  If it were to be successful in developing medical applications of its technology, prior approval by the FDA and other governmental regulatory bodies may be required before the technology could be introduced into the marketplace.  There is no assurance that such regulatory approval would be obtained for a medical diagnostic or other applications requiring such approval.

THE COMPANY DOES NOT HAVE A FULL-TIME CHIEF FINANCIAL OFFICER AND THE COMPANY’S CHIEF FINANCIAL OFFICER HAS COMMITMENTS TO OTHER COMPANIES.

The Company’s Chief Financial Officer, Mark Scott, also serves as the Chief Financial Officer of two other companies.  At this time, the Company does not require a full-time Chief Financial Officer but as the Company’s operations increase, it will consider retaining a full-time CFO.

Mr. Scott serves as a consulting CFO for Sonora Resources Corp. and U.S. Rare Earths, Inc.  The latter two companies do not require any specific time commitment from Mr. Scott, and his work for these two companies is sporadic and on an as-needed basis.  Mr. Scott works in excess of forty hours per week on for Visualant and he is able to accommodate both companies’ needs at this time.  The other two companies are aware of Mr. Scott’s employment by the Company and these other companies do not rely on Mr. Scott to identify or secure funding sources for their operations.  If, however, the needs of the Company or any of the other two companies should change in the future requiring Mr. Scott to devote more time and/or requiring him to assist with identifying or securing funding sources, it could create material conflicts regarding the decisions he must make in allocating his time and the funding sources he might identify among the companies who employ him, which could have a material adverse effect on our business.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Such forward-looking statements include statements regarding, among other things, (a) our expectations about product development activities, (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans, and (e) our anticipated needs for working capital. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words may, will, should, expect, anticipate, estimate, believe, intend, or project or the negative of these words or other variations on these words or comparable terminology. This information may involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from the future results, performance, or achievements expressed or implied by any forward-looking statements. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this prospectus generally. In light of these risks and uncertainties, the events anticipated in the forward-looking statements may not occur. These statements are based on current expectations and speak only as of the date of such statements. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise.

The information contained in this prospectus, as well as in our SEC filings, identifies important factors that could adversely affect actual results and performance. Prospective investors are urged to carefully consider such factors.

All forward-looking statements attributable to us are expressly qualified in their entirety by the foregoing cautionary statements.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock by the selling security holders. All proceeds from the sale of such securities offered by the selling security holders under this prospectus will be for the account of the selling security holders, as described below in the sections entitled Selling Security Holders and Plan of Distribution. With the exception of any brokerage fees and commissions which are the respective obligations of the selling security holders, we are responsible for the fees, costs and expenses of this registration statement, which includes our legal and accounting fees, printing costs, and filing and other miscellaneous fees and expenses.

DILUTION

Net Tangible Book Value

As of March 31, 2013, the net tangible book value of the Company was a deficit of ($3,313,195) or approximately $(0.030) per share based upon 111,978,606 shares of common stock outstanding.

Dilution to Investors in the Private Placement

The investors in the private placement which closed on June 14, 2013 paid (or will pay, assuming the full exercise of the warrants for 162,130,000 shares of common stock) a total of $24,058,000, resulting in an average price per share of common stock of approximately $0.148.  The private placement will result in the Company’s net tangible book value increasing to $19,437,760 or approximately $0.067 per share of common stock based upon 292,021,199 common shares outstanding.  This assumes the full exercise of (i) the warrants for 104,600,000 common shares (52,300,000 shares at $0.15 per share and 52,300,000 shares at $0.20 per share that were issued in the private placement; (ii) the full exercise of the placement agent warrants for 5,320,000 shares at $0.10 per share; (iii) the full exercise of other outstanding warrants of 2,777,050 at $.232 per share; and (iv) the full exercise of stock option grants at $0.126 per share.

The investors who acquired shares in the private placement suffered immediate dilution and upon full exercise of the warrants will suffer total dilution in the average amount of $0.074 per share.  As a result of the private placement, our existing stockholders experienced an increase in the net tangible book value of their shares of $0.097 per share without any additional investment on their part.

The stockholders who acquired shares in the private placement will own approximately 57.1% of the total number of outstanding shares (assuming full exercise of the warrants for 109,830,000 common shares) for which they will have made a cash investment of $24,058,000, or approximately $0.148 per share.

The following table reflects the change in net tangible book value and resulting dilution to investors in the private placement, and compares the differences in investment by the investors acquiring shares in the private placement with investment in our shares by our existing stockholders:

Private placement average price per share of common stock (52,300,000 shares at $0.10 per share and assuming full exercise of the Warrants for 109,830,000 shares at an average price of $0.171 per share)	$0.148
Net Tangible Book Value per share prior to private placement	$ (0.030)
Net Tangible Book Value per share after private placement	$0.067
Dilution to investors in private placement (assuming full exercise of Warrants for 109,830,000 shares at an average price of $0.171 per share)	$0.074
Increase in Net Tangible Book Value to existing stockholders following the private placement (without any additional investment by existing stockholders)	$0.097

The net tangible book value of the Company will remain the same upon the purchase of any shares from the selling stockholders in this registration statement.  The purchasers of these shares will suffer immediate and substantial dilution in the average amount of $0.067 per share assuming the shares are purchased for the same price at which the investors in the private placement purchased these shares.

SELLING SECURITY HOLDERS

The following table sets forth the number of shares of our common stock which may be sold by each of the selling security holders pursuant to this prospectus, including: (i) 52,300,000 shares of common stock issued to Special Situations Technology Funds, L.P. and forty other accredited investors pursuant to the Private Placement which closed June 14, 2013; (ii) 52,300,000 shares of common stock issuable upon exercise of the five-year Series A Warrants at $0.15 per share, which were issued to the investors as part of the above-referenced Private Placement; (iii) 52,300,000 shares of common stock issuable upon the exercise of five year Series B Warrants at $0.20 per share, which were issued to the investors as part of the above-referenced Private Placement; and (iv) 5,230,000 shares of common stock issuable upon the exercise of five year Placement Agent Warrants at $0.10 per share, which were issued to GVC Capital LLC or affiliated parties as part of the above-referenced Private Placement. We agreed to register for resale the shares covered by this prospectus as a condition to the purchase of these securities, which were sold in a private offering resulting in the purchasers holding restricted securities.

We are registering these securities in order to permit the selling security holders to dispose of the shares of common stock, or interests therein, from time to time.

The selling security holders may decide to sell all, some, or none of the securities listed below.   See the Plan of Distribution.  We cannot provide an estimate of the number of securities that any of the selling security holders will hold in the future. For purposes of this table, beneficial ownership is determined in accordance with the rules of the SEC, and includes voting power and investment power with respect to such securities.

Except for Ronald P. Erickson and affiliated entities, Mark Scott, or as indicated in the section of this prospectus entitled Certain Relationships and Related Party Transactions beginning on page 41 , no selling security holder has had any material relationship with us or our affiliates during the last three years.

Except as disclosed below in the table and footnotes to the table, no selling security holder is a registered broker-dealer or an affiliate of a broker-dealer.  Those selling security holders who are identified in the table below as an affiliate of a broker-dealer (including certain individuals affiliated with GVC Capital) who purchased the offered securities in the Private Placement did so in the ordinary course of business and at the time of such purchase, such selling stockholders had no agreements or understandings, directly or indirectly, with any person to distribute the securities.    GVC Capital is the only broker-dealer (as distinguished from an individual who is an affiliate of a broker-dealer) that purchased securities in the Private Placement. GVC Capital purchased such securities for its own account and at the time of such purchase, GVC Capital had no agreements or understandings, directly or indirectly, with any person to distribute the securities; however as a broker-dealer it is deemed an underwriter with respect to such shares.

In addition, GVC Capital and its affiliates received in connection with that same Private Placement, 5,230,000 placement agent warrants exercisable at $0.10 per share as compensation for underwriting activities. The placement agent warrants have a term of five years from the date of closing of the transaction.  The Company also has an obligation to potentially issue up to 5,230,000 additional placement agent warrants exercisable at $0.15 per share; however, the $0.15 placement agent warrants will issue only upon the exercise of the Series A Warrants by the investors, and are issuable ratably based upon the number of Warrants exercised by the investors.  The shares underlying these potential additional placement agent warrants are not included as part of this registration statement.  We also paid sales commission and expenses of $466,600 to GVC Capital.

The table below lists the selling security holders and other information regarding the beneficial ownership of the shares of common stock by each of the selling security holders. Column B lists the number of shares of common stock beneficially owned by each selling security holder prior to this offering and the number of shares of common stock beneficially owned prior to the private placement with Special Situations.  Column C lists the shares of common stock and common stock underlying the warrants covered by this prospectus that may be disposed of by each of the selling security holders. Column D lists the placement agent shares of common stock underlying the warrants covered by this prospectus. Column E lists the number of shares of common stock that will be beneficially owned by the selling security holders assuming all of the shares covered by this prospectus are sold. Column F lists the percentage of shares beneficially owned by each selling security holder after and assuming all of the shares covered by this prospectus are sold.  Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act.

				COMMON STOCK BEING REGISTERED
	Common Stock Beneficially Owned Prior to this	Common Stock Beneficially Owned Prior to Private Placement	Common Stock Beneficially Owned After	Common Stock Being	Common Stock Underlying Warrant A Being	Common Stock Underlying Warrant B Being	Common Stock Underlying Placement Agent Warrants Being	% Beneficial Ownership
Name of Selling Shareholder (A)	Offering (B)	(B)	Offering (E)	Offered (C)	Offered (C)	Offered (C)	Offered (D)	After Offering (F)

Michael L. Conn	750,000	-	-	250,000	250,000	250,000	-	*
Growth Ventures, Inc. Pension Plan & Trust/ Gary McAdam	1,500,000	-	-	500,000	500,000	500,000	-	*
Edward Staas	540,000	-	-	180,000	180,000	180,000	-	*
Jim Bisping	300,000	-	-	100,000	100,000	100,000	-	*
William D. Moreland	9,000,000	-	-	3,000,000	3,000,000	3,000,000	-	*
Len Goldberg	2,700,000	900,000	900,000	600,000	600,000	600,000	-	*
Michael S. Barish	4,500,000	-	-	1,500,000	1,500,000	1,500,000	-	*
Alva Terry Staples	750,000	-	-	250,000	250,000	250,000	-	*
Lucky Dog LLC/ Robert Doane	1,500,000	-	-	500,000	500,000	500,000	-	*
High Speed Aggregate, Inc./ Jeff Ploen	750,000	-	-	250,000	250,000	250,000	-	*
Wallace Family Trust John Wallace	3,000,000	-	-	1,000,000	1,000,000	1,000,000	-	*
H. Leigh Severance	2,500,000	1,000,000	1,000,000	500,000	500,000	500,000	-	*
Stephanie L. Russo	1,050,000	-	-	350,000	350,000	350,000	-	*

Robert G. Allison	2,250,000	-	-	750,000	750,000	750,000	-	*
Aeneas Valley Holdings LLC/ Scott Wilburn	6,000,000	-	-	2,000,000	2,000,000	2,000,000	-	*
Delaware Charter G & T Co FBO John Jenkins	750,000	-	-	250,000	250,000	250,000	-	*
Diker Micro-Cap Fund, LP/ Mark Diker	10,500,000	-	-	3,500,000	3,500,000	3,500,000	-	*
Delaware Charter G & T Co. FBO Shane T. Petersen	450,000	-	-	150,000	150,000	150,000	-	*
Delaware Charter G & T Co FBO Douglas Kelsall	750,000	-	-	250,000	250,000	250,000	-	*
Herbert C. Brosnan Jr	1,050,000	-	-	350,000	350,000	350,000	-	*
J3E2A2Z LP, an affiliate of Ronald P. Erickson, our CEO	27,328,373	12,328,373	12,328,373	5,000,000	5,000,000	5,000,000	-	4.50%
John D.Gibbs	1,750,000	1,000,000	1,000,000	250,000	250,000	250,000	-	*
Jeb Partners LP/ Jeb Besser	4,500,000	-	-	1,500,000	1,500,000	1,500,000	-	*
Special Situations Technology Funds, L.P./ Adam Stettner	47,700,000	-	-	15,900,000	15,900,000	15,900,000	-	*
Rapture Investments LP/ Cooper Dubois	15,000,000	-	-	5,000,000	5,000,000	5,000,000	-	*
Mark Scott, our CFO	2,568,500	2,268,500	2,268,500	100,000	100,000	100,000	-	*
Patrick Lin	750,000	-	-	250,000	250,000	250,000	-	*
SouthShore Capital Partners, LP/ Thomas Turner	1,500,000	-	-	500,000	500,000	500,000	-	*
David R. Morgan	1,500,000	-	-	500,000	500,000	500,000	-	*
Millennium Trust Company LLC Cust. FBO John Seabern	3,000,000	-	-	1,000,000	1,000,000	1,000,000	-	*
Daniel S. & Patrice M. Perkins	750,000	-	-	250,000	250,000	250,000	-	*
Michael E. Donnelly (1)	2,129,943	32,603	32,603	500,000	500,000	500,000	597,340	*
Delaware Charter G & T Co FBO Steven M. Bathgate (1)	3,654,490	2,286,300	2,286,300	774,085	774,085	774,085	618,190	*
Margaret Bathgate (1)	3,025,000	775,000	775,000	750,000	750,000	750,000	-	*
Viva CO LLC/ Douglas Kelsall and Steven Bathgate (1)	1,250,000	500,000	500,000	250,000	250,000	250,000	-	*
Liolios Family Trust/ Scott Liolios (1)	1,750,000	-	500,000	250,000	250,000	250,000	500,000	*
GVC Capital LLC (1)	4,500,000	-	-	300,000	300,000	300,000	-	*
Financial America Securities, Inc. (1)	5,250	-	-	-	-	-	5,250	*
Matthew Kelsall (1)	250,220	-	-	76,830	76,830	76,830	250,220	*
Richard Huebner (1)	126,000	-	-	-	-	-	126,000	*
Anita Dudley (1)	5,000	-	-	-	-	-	5,000	*
Andrea Kidd (1)	10,000	-	-	-	-	-	10,000	*
GVC Partners LLC (1)	493,900	-	-	-	-	-	493,900	*
Steven M. Bathgate				524,085	524,085	524,085
Vicki Barone				75,000	75,000	75,000
Delaware Charter G&T Co. FBO: Vicki Barone (1)	839,100	-	-	170,000	170,000	170,000	329,100	*
G. Select Securities LLC (2)	2,495,000	-	200,000	-	-	-	2,295,000	*
Alan Budd Zuckerman (2)	3,000,000	-	-	1,000,000	1,000,000	1,000,000	-	*
Tom Juda & Nancy Juda Living Trust (3)	3,000,000	-	-	1,000,000	1,000,000	1,000,000	-	*
Delaware Charter G&T Co. FBO: Rod Cerny (4)	450,000	-	-	150,000	150,000	150,000	-	*

	183,920,776	21,090,776	21,790,776	52,300,000	52,300,000	52,300,000	5,230,000	8.00%

*Less than 1% ownership.

(1)
GVC Capital LLC purchased 1,500,000 Units for $150,000.  The units included 1,500,000 common shares, and 1,500,000 A warrants and 1,500,000 B warrants being offered.  In addition GVC Capital earned 5,230,000 Placement Agent Warrants  as Placement Agent compensation and these Placement Agent Warrants were allocated to employees of the Placement Agent and other participating FINRA firms, including 2,295,000 allocated to G. Select Securities.  GVC Capital LLC is 100% owned by GVC Partners LLC (Holding Company).  GVC Partners has four (4) primary shareholders, each owning approximately 24% of the Holding Company.  The principal shareholders are Steven Bathgate, Richard Huebner, Vicki Barone, and Greg Fulton.    The principal shareholders of GVC Partners disclaim beneficial ownership of the shares allocated to it. Certain individuals affiliated with GVC Capital also purchased units for their own individual accounts.

(2)
G. Select Securities LLC, a registered broker-dealer, was allocated 2,295,000 Placement Agent Warrants by GVC Capital as compensation for underwriting activities . Alan Budd Zuckerman, an affiliate of G. Select Securities, purchased 1,000,000 Units for $100,000 for his individual account.

(3)	Affiliated directly or indirectly with Concept Capital Markets LLC, a registered broker-dealer.
(4)	Affiliated directly or indirectly with Smith Hayes Advisors, Inc., a registered broker-dealer.

PLAN OF DISTRIBUTION

We are registering shares of common stock that have been issued by us to forty-one investors pursuant to a Private Placement with Special Situations which closed June 14, 2013 in order to permit the resale of these shares of common stock as required under the terms of the Purchase Agreement and the related Registration Rights Agreement between the Company and the investors.  We will not receive any of the proceeds from the sale of these shares of common stock by the selling stockholders.  Under the terms of the Registration Rights Agreement, we have agreed to pay all fees and expenses incident to our obligation to register these shares of common stock.

The Company is paying the fees and expenses because the proceeds from the Private Placement were made available to the Company at a critical time when there was not sufficient time for the Company to offer the securities through an offering registered with the SEC.  Although the investors understand that they may have to hold the securities acquired in the Private Placement indefinitely and it is the Company’s understanding that this is the investors’ intent, it was important to many of them that should liquidity be needed, they would have the ability to sell these securities. Accordingly, the investors required registration of the resale of their shares under the Registration Rights Agreement.

The Company is not aware of any selling shareholder having any specific or current plans to sell the securities they acquired, including GVC Capital who provided broker-dealer services with regard to the Private Placement and received securities as compensation for such services.

The Company’s affiliates have represented that they will not sell any of their stock unless and until that stock would also be eligible for sale under Rule 144 subject to the limitations on sale by affiliates under that Rule.

Although the broker-dealers who provided placement agent services with respect to the Private Placement (i.e., GVC Capital), were not functioning as an “underwriter” in the traditional sense of buying the securities from the Company with the intent of immediately selling the securities (e.g., as in a “firmly underwritten” public offering) and although they are holding the securities they acquired in connection with the Private Placement indefinitely as an investment, as broker-dealers who in the course of their business will at some point likely be selling these securities under this registration statement, these selling shareholders will be deemed underwriters within the meaning of the Securities Act of 1933 with respect to these securities.  To the extent that they are acting as “underwriters” it may be said that if and when they do sell their Company securities that are covered by this registration statement, they may be considered to be offering their securities on behalf of the Company even though the Company will not be receiving any proceeds from such sales.

The selling stockholders may decide not to sell any of their respective shares of common stock, or may sell all or a portion of the shares of common stock beneficially owned by them.  The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of any sale of shares, and may sell the shares directly or through one or more broker-dealers or agents.  To the extent that any of the selling stockholders employ broker-dealers or other agents in connection with the sale of their respective shares of stock, such selling stockholders will pay any commissions, discounts or other amounts due to such broker-dealers or agents.  The selling stockholders have not entered into any agreement, arrangement or understanding with any particular broker-dealer or market maker with respect to the sale or distribution of the shares of common stock offered hereby.

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions.  These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

-	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

-	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

-	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

-	an exchange distribution in accordance with the rules of the applicable exchange;

-	privately negotiated transactions;

-	short sales effected after the date the registration statement of which this Prospectus is a part is declared effective by the SEC;

-	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

-	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

-	a combination of any such methods of sale; and

-	any other method permitted by applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.  The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume.  The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities.  The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus as supplemented or amended to reflect such transaction.

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any.  Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents.  We will not receive any of the proceeds from these stock sales by the selling stockholders.  However, upon any exercise by the holders of the Series A and Series B Warrants as well as the placement agent warrants by payment of cash, the Company will receive the exercise price of such Warrants.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers.  In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates.  In addition, to the extent applicable we will make copies of this prospectus as it may be supplemented or amended from time to time available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.  The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, arising out of or based upon (i) any untrue statement or omission of any material fact contained in this prospectus and registration statement, including any amendment or supplement thereof, (ii) any blue sky application filed by the Company in any state in order to qualify the shares covered by this prospectus under the securities laws of such state; (iii) the omission in any blue sky application of a material fact required or necessary to make any statement therein not misleading; (iv) any violation by the Company of any rule or regulation under the Securities Act relating to the registration of the shares covered by this prospectus; or (v) any failure by the Company to register or qualify the shares covered by this prospectus in any state where the Company has affirmatively undertaken such registration or qualification on a selling stockholder’s behalf; provided, however, that the Company will not be liable to the extent any liability arises out of or is based upon an untrue statement or omission made or furnished by any selling stockholder for use in this prospectus and registration statement.

We also have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) the date on which all of the shares covered by this prospectus have been sold, or (2) the date on which all of the shares may be sold without restriction pursuant to Rule 144 of the Securities Act.

LEGAL MATTERS

Fifth Avenue Law Group PLLC rendered an opinion regarding the legality of the issuance of the shares of common stock being registered in this prospectus. In the past, we have paid the law firm of Fifth Avenue Law Group PLLC for a portion of its services with our common stock.  As of the filing of this Registration Statement, Fifth Avenue Law Group PLLC holds 700,000 shares of our common stock (which constitutes approximately 0. 4 % of the Registrant’s total issued and outstanding common stock) with a market value of approximately $49,000.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had (except as disclosed in the preceding section entitled Legal Matters), or is to receive in connection with the filing, a substantial interest, direct or indirect, in the Company or any of its subsidiaries.  Nor was any such person connected with the Company or any of its subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and registration statement for the fiscal years ended September 30, 2013 and 2012 have been audited by PMB Helin Donovan, LLP, the Company’s independent registered public accounting firm, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

BUSINESS

The Company and our Business

We were incorporated under the laws of the State of Nevada on October 8, 1998 with authorized common stock of 500, 000,000 shares at $0.001 par value. On September 13, 2002, 50,000,000 shares of preferred stock with a par value of $0.001 were authorized by the shareholders.  There are no preferred shares issued and the terms have not been determined. Our executive offices are located in Seattle, Washington.

The following summarizes our plans for our ChromaID™ technology. Based on our expenditures on this technology, the management effort and the Sumitomo Precision Products Co., Ltd relationship, we expect our ChromaID™ technology to provide the majority of net revenues in future years from product sales, licenses, royalties and other revenue streams as discussed in the Business section. TransTech currently provides the majority of our net revenues. There is no government regulation of our business at this time.

Our ChromaID™ Technology

We have invented a way to project light at a material (solid surface, liquid, or gas) and measure the amount of light that is reflected back. The pattern of this reflected light is compared to other patterns we have captured and this allows us to identify, detect, or diagnose materials that cannot be identified by the human eye. We refer to this pattern of reflected light as a ChromaID™. We design ChromaID scanning devices made with electronic, optical, and software parts to produce and capture the light.

Our first product, the ChromaID F12 Lab Kit, scans and identifies solid surfaces. We are marketing this product to customers who are considering licensing the technology. Target markets include, but are not limited to, commercial paint manufacturers, pharmaceutical equipment manufacturers, process control companies, currency paper and ink manufacturers, security card, reader, and scanner manufacturers, food processing, and electronic gaming.

There is no current requirement for FDA or other government approval for the current applications of our ChromaID technology. Over time, as the Company explores the application of its ChromaID technology for medical diagnostics and other applications, the Company expects that there will be requirements for FDA and other government approvals before applications using the technology in medical and other regulated fields can enter the marketplace.

Our research and development expenses are as follows:

Year ended September 30, 2013- $1,169,281
Year ended September 30, 2012- $176,944
Year ended September 30, 2011- $133,941

We employ two individuals and utilize contractors at the RATLab LLC and other suppliers for our research and development.

Our Patents

On August 9, 2011, we were issued US Patent No. 7,996,173 B2 entitled “Method, Apparatus and Article to Facilitate Distributed Evaluation of Objects Using Electromagnetic Energy,” by the United States Office of Patents and Trademarks. The patent expires August 24, 2029.

On December 13, 2011, we were issued US Patent No. 8,076,630 B2 entitled “System and Method of Evaluating an Object Using Electromagnetic Energy” by the United States Office of Patents and Trademarks. The patent expires November 7, 2028.

On December 20, 2011, we were issued US Patent No. 8,081,304 B2 entitled “Method, Apparatus and Article to Facilitate Evaluation of Objects Using Electromagnetic Energy” by the United States Office of Patents and Trademarks. The patent expires July 28, 2030.

On October 9, 2012, we were issued US Patent No. 8,285,510 B2 entitled “Method, Apparatus, and Article to Facilitate Distributed Evaluation of Objects Using Electromagnetic Energy” by the United States Office of Patents and Trademarks. The patent expires July 31, 2027.

On February 5, 2013, we were issued US Patent No. 8,368,878 B2 entitled “Method, Apparatus and Article To Facilitate Evaluation of Objects Using Electromagnetic Energy by the United States Office of Patents and Trademarks. The patent expires July 31, 2027.

On November 12, 2013, we were issued US Patent No. 8,583,394 B2 entitled “Method, Apparatus and Article To Facilitate Distributed Evaluation of Objects Using Electromagnetic Energy by the United States Office of Patents and Trademarks. The patent expires July 31, 2027.

We are pursuing an aggressive patent strategy to expand our unique intellectual property in the United States and Japan and other countries.

Services and License Agreement Invention Development Management Company, L.L.C.

On November 11, 2013, we entered into a Services and License Agreement with Invention Development Management Company, L.L.C., a Delaware limited liability company. IDMC is affiliated with Intellectual Ventures, which collaborates with inventors, partners with pioneering companies and invests both expertise and capital in the process of invention.

The Agreement requires IDMC to identify and engage investors to develop new applications of the Company’s ChromaID™ development kits, present the developments to the Company for approval, and file at least ten (10) patent applications to protect the developments. IDMC is responsible for the development and patent costs. We are providing the development kits to IDMC at no cost and are providing ongoing technical support. In addition, to provide time for this accelerated expansion of its intellectual property the Company has agreed to delay the selling of the ChromaID development kits for 140 days except for certain select accounts. The Company will continue its business development efforts during this period and will work with IDMC and their global business development services to secure potential customers and licensees for its technology.

We receive a worldwide, nontransferable, exclusive license to the licensed IP developed under this Agreement, during the term of the Agreement, and solely within the identification, authentication and diagnostics field of use, to (a) make, have made, use, import, sell and offer for sale products and services; (b) make improvements; and (c) grant sublicenses of any and all of the foregoing rights (including the right to grant further sublicenses).

We receive a nonexclusive and nontransferrable option to acquire a worldwide, nontransferrable, nonexclusive license to the useful IP held by IDMC within the identification, authentication and diagnostics field of use to (a) make, have made, use, import, sell and offer to sell products and services and (b) grant sublicenses to any and all of the foregoing rights. The option to acquire this license may be exercised for up to two years from the effective date of the Agreement.

IDMC may provide global business development services to the Company, including present Visualant IP and any licensed IP, if applicable, to potential customers, licensees, and distributors in markets or geographies not being pursued by Visualant. Also, IDMC may introduce Visualant to a potential customer, licensee, or distributor for the purpose of identifying and closing a license, sale, or distribution deal or other monetization event.

We granted to IDMC a nonexclusive, worldwide, fully paid up, nontransferable, sublicenseable, perpetual license to the Visualant IP, solely outside the identification, authentication and diagnostics field of use to (a) make, have made, use, import, sell and offer for sale products and services and (b) grant sublicenses of any and all of the foregoing rights (including the right to grant further sublicenses).

We granted to IDMC a nonexclusive, worldwide, fully paid up, royalty-free, nontransferable, nonsublicenseable, perpetual license to access and use Visualant Technology solely for the purpose of marketing the aforementioned sublicenses to the Visualant IP to third parties outside the designated fields of use.

As consideration for the exclusive IP license and application development services, we issued to IDMC a warrant to purchase up to 14,575,286 shares of common stock at twenty cents ($0.20) per share pursuant to the Warrant to Purchase Common Stock. The Warrant expires November 10, 2018 and the per share price is subject to adjustment.

We also agreed to pay IDMC a percentage of license revenue for the global development business services and a percentage of revenue received from any IDMC introduced company. We also agreed to pay IDMC a royalty when Visualant receives royalty product revenue from an IDMC introduced company.

IDMC has agreed to pay us a license fee for the nonexclusive license of the Visualant IP.

The term of the exclusive IP license and the nonexclusive IP license commences on the effective date of November 11, 2013, and terminates when all claims of the patents expire or are held in valid or unenforceable by a court of competent jurisdiction from which no appeal can be taken.

The term of the Agreement commences on the effective date until either party terminates the Agreement at any time following the fifth anniversary of the effective date by providing at least ninety days’ prior written notice to the other party.

Agreements with Sumitomo Precision Products Co., Ltd

On May 31, 2012, we entered into a Joint Research and Product Development Agreement with Sumitomo, a publicly-traded Japanese corporation, for the commercialization of our ChromaID™ technology.   On March 29, 2013, we entered into an Amendment to Joint Research and Product Development Agreement or Amended Agreement with Sumitomo. The Amended Agreement extended the Joint Development Agreement from March 31, 2013 to December 31, 2013.   The extension provided for continuing work between Sumitomo and Visualant focused upon advancing the ChromaID technology and market research aimed at identifying the most significant markets for the ChromaID technology. The parties have identified a commercial version of the ChromaID scanner as Version 7.  The market research assisted in refining the qualities of Version 7 for the marketplace.  Meanwhile, the current version of the technology, identified as Version 6D, was introduced to the marketplace as a part of our ChromaID F12 Lab Kit during the three months ended December 31, 2013. The Amended Agreement expired December 31, 2013 and the parties are currently defining their future commercial relationship.

Sumitomo invested $2,250,000 in exchange for 17,307,693 shares of restricted common shares priced at $0.13 per share that was funded on June 21, 2012.  Sumitomo also paid the Company an initial payment of $1 million in accordance for an exclusive License Agreement which covers Japan, China, Taiwan, Korea and the entirety of Southeast Asia (Burma, Indonesia, Thailand, Cambodia, Laos, Vietnam, Singapore and the Philippines). A running royalty for the license granted under the License Agreement will be negotiated between the parties . The Sumitomo License fee was recorded as revenue over the life the Joint Development Agreement and was fully recorded as of May 31, 2013.

Sumitomo is publicly traded in Japan and has operations in Japan, United States, China, United Kingdom, Canada and other parts of the world.

Our Developing Markets and Customers

Our plan is to develop markets and customers who have a need to identify, detect, or diagnose flat surface materials which include, but are not limited to, commercial paint manufacturers, pharmaceutical equipment manufacturers, process control companies, currency paper and ink manufacturers, security card, reader, and scanner manufacturers, food processing, and electronic gaming.

Future market opportunities might include identification, detection, or diagnosis of:

-	Powders for law enforcement applications,
-	Drugs and drug container seals for protection against contamination and counterfeiting for pharmaceutical applications.
-	Fruit and vegetable ripeness for agriculture applications,
-	Noninvasive skin analysis for discovery of certain diseases or conditions for medical applications.

Our Commercialization Plans for our ChromaID Technology

We started shipping our first ChromaID product, the ChromaID F12 Lab Kit, during the last calendar quarter of  2013, after we completed final assembly and testing. This Lab Kit will include the following:

-
ChromaID F12 Scanner. A small device made with electronic, optical, and software parts, which shines light onto a flat material and measures the amount of light that is reflected back. The device is the size of a flashlight (5.5” long and 1.25” diameter).

-
ChromaID Lab Software. A software application that runs on a Windows Personal Computer. This software configures and controls the ChromaID F12 Scanner, displays the captured ChromaID Profile, and compares it to known ChromaID Profiles.

The ChromaID F12 Scanner allows customers to evaluate the technology and determine if it is appropriate for their application. The main electronic and optical parts of the ChromaID scanner could be supplied to customers to put in their own products, these parts are called the ‘Scanhead’.  A set of ChromaID Developer Tools are also available, which allows customers to develop their own products based on the ChromaID technology.

The ChromaID profile must be stored, managed, and readily accessible. The database can be owned and operated by the end customer, but in the case of thousands of ChromaID profiles database management may be outsourced to Visualant or a third party provider.  These database services can be made available on a per-access transaction basis or on a monthly or annual subscription basis.  The actual storage location of the database can be cloud-based or local depending on the requirements of access, size of the database and security as defined by the customer. As a result, large databases can be accessed by cell phone or other mobile technologies.

Based on the commercialization plans outlined above, revenue can be derived from several sources:
-	Sale of the ChromaID F12 Lab Kit and ChromaID Developer Tools.
-	Licensing of the ChromaID technology,
-	Sales of the Scanhead and associated licensing and royalties.
-	ChromaID database administration and management services.

Our Acceleration of Business Development in the United States and Japan

We are coordinating the sales and marketing efforts of both Visualant and Sumitomo to leverage market data and information in order to focus on specific target vertical markets which have the greatest potential for early adoption.  The ChromaID F12 Lab Kit provides a means for us to demonstrate the technology to customers in these markets.

Development of License, Royalty and Other Opportunities

Our plan is to develop license and royalty producing opportunities and partners, including major companies in the US, Europe and Asia. We expect to develop our patent portfolio by continually extending the reach and application of our intellectual property.

Our first major license was signed May 31 2012 with Sumitomo. Our Business Development team is pursuing other license opportunities with customers in our target markets.

Our Acquisition of Visualant Related Assets of the RATLab LLC

On June 7, 2011, we closed the acquisition of all Visualant related assets of the RATLab namely the rights to the medical field of use of the Chroma ID technology. The RATLab is a Seattle based research and development laboratory created by Dr. Tom Furness, founder and Director of the HITLab International, with labs at Seattle, University of Canterbury in New Zealand, and the University of Tasmania in Australia. With this acquisition, we consolidated all intellectual property relating to the ChromaID technology, except for environmental field of use which was held by Javelin LLC and which was acquired separately (see below).  We acquired these assets of the RATLab for (i) 1,000,000 shares of our common stock at closing valued at $0.20 per share, the price during the negotiation of this agreement; (ii) payment of $250,000; and (iii) payment of the outstanding promissory note owing to Mr. Furness in the amount of $65,000 with accrued interest of $24,675.

On October 23, 2008, the Company and RATLab entered into definitive agreements which provide for a non-commercial non-exclusive license of the Company’s technology to RATLab for the purpose of continuing research and development with a license back to the Company for enhancements that are developed.  Further, an exclusive license was entered into between the Company and RATLab for selected fields of use.

Our Acquisition of Environmental Field of Use Rights from Javelin LLC

On July 31, 2012, we closed the acquisition of all rights to the ChromaID technology in the environmental field of use from Javelin LLC. We acquired these assets of Javelin for (i) 1,250,000 shares of our common stock valued at $0.13 per share, the price during the negotiation of the acquisition agreement; and (ii) $100,000 in cash, with $20,000 payable at closing and $80,000 to be paid in four equal installments over a period of eight months, all of which have now been paid. In addition the Company entered into a business development agreement with Javelin LLC which will pay them a fee equal to ten percent of the gross margin revenues received from sales of ChromaID through their business development efforts. To date, Javelin has not earned any fees from business development efforts; however the business development agreement remains in effect.

Our Acquisition of TransTech Systems, Inc.

Our wholly owned subsidiary, TransTech Systems, Inc., based in Aurora, Oregon, is a distributor of products, including systems solutions, components and consumables, for employee and government identification, document authentication, access control, and radio frequency identification.  TransTech provides these products and services, along with marketing and business development assistance to a growing channel of value-added resellers and system integrators throughout North America.

TransTech provides its channel partners pre-and post-sales support in the industry.  Technical Services covers training and installation support, in-warranty repair, out of warranty repair, and spares programs.  Our Customer Service team, provides full sales, configuration, and logistics services.  An increasing number of manufacturers are turning to TransTech Systems for channel development and introduction of their products to our market space.

We closed the acquisition of TransTech on June 8, 2010. We acquired our 100% interest in TransTech by issuing a Promissory Note to James Gingo, the President and sole shareholder of TransTech, in the amount of $2,300,000, plus interest at the rate of three and one-half percent per annum from the date of the Note. The Note was secured by a security interest in the stock and assets of TransTech, and was payable over a period of three years. The final balance of $1,000,000 on the Note and accrued interest of $30,397 were paid to Mr. Gingo on June 12, 2013, to complete payment of the purchase price for the TransTech stock.

On June 8, 2010 in connection with the acquisition of TransTech, we issued a total of 3,800,000 shares of restricted common stock of the Company to James Gingo, Jeff Kruse and Steve Waddle, executives of TransTech, and Paul Bonderson, a TransTech investor.  The parties valued the shares in this transaction at $76,000 or $0.02 per share, the closing bid price during negotiations.

This acquisition is expected to accelerate market entry and penetration through well-operated and positioned dealers of security and authentication systems, thus creating a natural distribution channel for products featuring the company’s proprietary ChromaID technology.

Products

TransTech products are as follows:

ID Systems & Components: Provision of ID personalization systems to the security industry.  These systems include components such as ID cards, printers, software, supplies, data collection devices, document scanners, photo capture products, document authentication devices, and signature capture products.

Logical and Physical Access Control: Logical access readers used for logging onto computer networks and VPNs, physical access control readers used to gain access into buildings or secure areas, software such as visitor management & temporary card solutions, and additional applications outside of security.

Radio Frequency Identification and Tracking: These products include RF scanner, readers, cards, tags, labels, tracking software, and even video surveillance cameras to tie video clips of the asset or article movement to the personnel using them or to record other events surrounding asset and article movement.

Kiosk printers for the self service industry – The self service industry is expanding from ATM’s and grocery store check-out lines to fully integrated systems for paying bills, depositing cash or checks, and using financial services.  TransTech provides Kiosk card printers.  The mechanical functions of the printers are the same as a standard desktop card printer, but  typically do not have the fancy housing and may come with much higher volume feeder capacities.

Markets
Regions: Revenues are derived from over 400 distributors and national account customers in the United States, with the majority in the Western region.

Route to Market: TransTech’s focus is on its reseller channel. Approximately 90% of sales are through the reseller channel and government prime vendors.  The remaining approximately 10% is direct to end users.

Distribution Network Development: TransTech is exploring a closer position with its direct channel for tighter market feedback, insurance against manufacturer’s policies, and for financial benefits.  This exploration includes partnering, LLCs, Joint Ventures, and potential acquisitions.

Applications and Verticals: The primary use of TransTech products is for security applications.  These fit within many verticals, including but not limited to, commercial industries, manufacturing, distribution, transportation, government, health care, education, entertainment.  In recent years there has been growth into several non-security applications such as gaming/player’s cards, loyalty cards, gift cards, direct marketing, certifications, amusement, payment, and guest cards.

Key Partners
Customers: We currently do not have any customer concentrations where one customer exceeds 10% of net revenues on an annual basis.

Suppliers: Evolis, Fargo, Magicard and NiSCA, are major vendors whose products account for approximately 70% of TransTech’s revenue. TransTech buys, packages and distributes products from these vendors after issuing purchase orders. Our products do not have any limit on availability, subject to proper payment of outstanding invoices.

Distribution Methods

Distribution is fragmented in the security and authentication marketplace.  There are large companies who increasingly sell directly to customers via the Internet and smaller regional and national distributors who sell to these same customers and provide value added services and support.  Often called value added resellers or VARs, distributors such as TransTech work hard to maintain their customer relationships through the provision of outstanding service and support.

The Visualant technology will be primarily sold as IP, licensing and component parts of third party solutions and products.  The sales and business development efforts are therefore focused on developing business relationships with those potential customers who have a need for faster, more accurate and lower cost discovery, authentication and verification of surfaces or substances via the spectral pattern creation, recording and storage capabilities provided by the Visualant ChromaID technology.  These applications may be in the industrial, commercial or government security sector  but the end user products most likely will be produced by  a third party incorporating the Visualant scan head component as a part of the overall product.

We should be able to leverage our TransTech channel of distribution and obtain a speed to market advantage.  At the same time, where appropriate, Visualant will utilize broad global channels of distribution for its Spectral Pattern Matching technology.  We also expect to enter into joint ventures with co-development partners who may have their own channels of distribution.

Competition

While we have not seen any direct competition to the patented ChromaID technology and are not aware of any direct competitors using technology with the same or similar capabilities as the Visualant Spectral Pattern Matching technology in the security and authentication marketplace, there are several indirect competitors in the form of other methods for determining the authenticity of products and people.  These competitive products include the use of RFID chips, holograms, iris scans, fingerprints and other means of determining whether a person or product is authentic.

There are competitors who do use spectroscopy and IR light to sense and validate various substances. While these methods are not identical to Chroma ID technology, they are functional, but at a relatively higher price. The FDA recently developed an internal product for checking on illegal drugs, and companies like Thermo Scientific and Centice are using Ramen light scattering technologies to analyze various substances confirming that the market is interested the light identification solutions. The previously mentioned products, however, are large and expensive, costing over $10,000 for each product. Many companies compete in the security and authentication marketplace with various solutions, many of which perform with excellence.  We believe that we can provide an accurate, cost effective component which will add value to customers looking for additional inexpensive redundancies to solve their security and authentication problems.

TransTech faces direct competition from OEMs and manufacturers selling directly to end users/customers and from other distributors of both the same products as TransTech distributes and competing products.

Summary Financial Results

Summary of Recent Business Operations for the  Year Ended September 30, 2013

Net revenue for the year ended September 30, 2013 increased $649,000 to $8,573,000 as compared to $7,924,000 for the year ended September 30, 2012. The increase was due to license revenue of $667,000 from Sumitomo and sales of $7,906,000 at TransTech.  Net revenue for the year ended September 30, 2012 reflected $333,000 from Sumitomo and sales of $7,591,000 at TransTech. Sumitomo paid the Company an initial payment of $1 million under a License Agreement dated May 31, 2012 providing Sumitomo with an exclusive license of our technology in identified Asian territories. This license revenue was fully recognized by May 31, 2013. The TransTech increase primarily resulted from the release of new products, including radio frequency and asset tracking and kiosk printer products.

Cost of sales for the year ended September 30, 2013 increased $373,000 to $6,717,000 as compared to $6,344,000 for the year ended September 30, 2012. The increase was due to increased sales and product mix at TransTech.

Gross margin was $667,000 for our license revenue and $1,189,000 from TransTech for a total of $1,856,000 as compared to $1,580,000 for the year ended September 30, 2012.The gross margin was 21.6 % for the year ended September 30, 2013 as compared to 19.9 % for the year ended September 30, 2012. The increase relates to the Sumitomo license revenue, offset by a reduction TransTech gross margin from 16.4 % to 15. 0 % related to the release of new products, including radio frequency and asset tracking and kiosk printer products. New products have lower margins during the product launch and until sales increase.

Research and development expenses for the year ended September 30, 2013 increased $992,000 to $1,169,000 as compared to $177,000 for the year ended September 30, 2012. The increase was due to expenditures for personnel and suppliers related to the commercialization of Visualant’s ChromaID technology and the expenses incurred for the Joint Development Agreement with Sumitomo.

Selling, general and administrative expenses for the year ended September 30, 2013 increased $956,000 to $4,581,000 as compared to $3,625,000 for the year ended September 30, 2012. The increase was due to increased legal expenses ( $325,000 ), salaries ( $362,000 ), stock based compensation expenses ( $250,000 ) and other general expenses ( $19,000 ). The increase in legal expense related to increased patent and trademark expenses and corporate legal expense related to financing transactions, the Gemini and Ascendiant transactions and work related to the James Gingo Employment Agreement. The increase in salaries related to the addition of personnel and salary increases for the CEO and CFO. During the year September 30, 2013 , we recorded non-cash expenses of (i) depreciation and amortization of $398,000 ; (ii) issuance of shares and warrants for services and debt conversions of $528,000 ; and (iii) stock based compensation of $250,000 .  As part of the selling, general and administrative expenses for the year ended September 30, 2013, we incurred investor relation expenses of $38,000 and business development expenses of $333,000 .

Other expense for the year ended September 30, 2013 was $2,741,000 as compared to other expense of $533,000 for the year ended September 30, 2012. The expenses for the year ended September 30, 2013 included $1,449,000 related to loss on the change in derivative liability for the warrants issued on June 14, 2013, $1,150,000 loss on the purchase of warrants and additional investment right, $173,000 for interest expense, offset by $31,000 in other income.

Net loss for the year ended September 30, 2013 was $6,605,000 as compared to a net loss of $2,726,000 for the year ended September 30, 2012 for the reasons discussed above. The net loss for the year ended September 30, 2013 included non-cash expenses of $2,648,000 , including (i) depreciation and amortization of $398,000 ; (ii) issuance of shares and warrants for services and debt conversions of $527,000; (iii) stock based compensation of $250,000 ; (iv) loss on derivative liability- warrants of $1,449,000; (v) loss on purchase of warrant and additional investment right of $850,000; and (vi) other of $17,000.

We expect losses to continue as we commercialize our ChromaID™ technology.

Summary of Recent Business Operations for the Year Ended September 30, 2012

Net revenue for the year ended September 30, 2012 decreased $1,212,000 to $7,924,000 as compared to $9,136,000 for the year ended September 30, 2011. The reduction was due to a large sale by TransTech to an aerospace company in the year ended September 30, 2011, which was not repeated in the year ended September 30, 2012.

Gross margin was $334,000 for our license revenue and $1,246,000 from TransTech for a total of $1,580,000 as compared to $1,566,000 for the year ended September 30, 2011. The gross margin was 19.9% for the year ended September 30, 2012 as compared to 17.7% for the year ended September 30, 2011. The increase relates to the Sumitomo license revenue, offset by a reduction in TransTech gross margin from 17.1% to 16.4% related to product mix. The TransTech gross margin was negatively impacted by the reduction in the large sale by TransTech to an aerospace company and somewhat lower margins on remaining product lines due to competition.

Research and development expenses for the year ended September 30, 2013 increased $43,000 to $177,000 as compared to $134,000 for the year ended September 30, 2012. The increase was due to expenditures for personnel related to the commercialization of Visualant’s ChromaID technology and the expenses incurred for the Joint Development Agreement with Sumitomo.

Selling, general and administrative expenses for the year ended September 30, 2012 decreased $67,000 to $3,625,000 as compared to $3,692,000 for the year ended September 30, 2011. These expenses included administrative costs ($529,800), consulting ($123,400), insurance ($54,300), interest ($400,700), marketing ($9,400), payroll ($133,000), legal and other professional fees ($268,200), rent, utilities and repairs ($26,600), research and development ($177,000), travel and entertainment ($38,600), as well as $195,000 in expenses related to the Sumitomo transactions during the year ended September 30, 2012 and other general expenses. During the year ended September 30, 2012, as part of our selling, general and administrative expenses, we also recorded non-cash expenses of $1,196,000 consisting of (i) depreciation and amortization of $356,000; (ii) issuance of shares for services of $327,000; (iii) stock based compensation of $266,000; and (4) issuance of shares for debenture conversions and other miscellaneous issuances totaling $247,000.  In addition, for the year ended September 30, 2012 we incurred investor relation expenses of $7,000 and business development expenses of $466,000.

The net loss for the year ended September 30, 2012 included non-cash expenses of $802,000 , including (i) depreciation and amortization of $356,000; (ii) issuance of shares for services and debt conversions of $365,000 ; (iii) stock based compensation of $266,000; and (iv) beneficial conversion feature of $216,000 ; offset by other income of $7,000 and gain on extinguishment of debt of $394,000.

Going Concern

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. We incurred net losses of $6,604,631 and $2,725,692 for the years ended September 30, 2013 and 2012, respectively. Our net cash used in operating activities was $3,503,580 for the year ended September 30, 2013.

We anticipate that we will record losses from operations for the foreseeable future. As of September 30, 2013, our accumulated deficit was $20,537,825 .  We have limited capital resources, and operations to date have been funded with the proceeds from private equity and debt financings and loans from Ronald P. Erickson, our Chief Executive Officer. These conditions raise substantial doubt about our ability to continue as a going concern. The audit report prepared by our independent registered public accounting firm relating to our financial statements for the year ended September 30, 2013 includes an explanatory paragraph expressing the substantial doubt about our ability to continue as a going concern.

Continuation of the Company as a going concern is dependent upon obtaining additional working capital.  The financial statements do not include any adjustments that might be necessary if we are unable to continue as a going concern.

Material Financing Transactions

Purchase Agreement with Special Situations and forty other Accredited Investors which closed June 14, 2013

On June 10, 2013, we entered into a Purchase Agreement, Warrants, and Registration Rights Agreement with Special Situations Technology Funds and forty other accredited investors, pursuant to which we issued 52,300,000 shares of common stock at $0.10 per share for a total of $5,230,000, which amount includes the conversion of $500,000 in outstanding debt of the Company owed to one of its officers.  As part of the transaction, which closed on June 14, 2013, we issued to the investors (i) five year Series A Warrants to purchase a total of 52,300,000 shares of common stock at $0.15 per share; and (ii) five year Series B Warrants to purchase a total of 52,300,000 shares of common stock at $0.20 per share.   In addition, GVC Capital LLC, the placement agent in that transaction, was issued five-year warrants to purchase a total of 5,230,000 shares of common stock at $0.10 per share. The transaction was entered into to strengthen our balance sheet, complete the purchase of our TransTech subsidiary, and provide working capital to support the rapid movement of our ChromaID technology into the marketplace.

We paid legal fees and expenses in the amount of $35,000 to a law firm for Special Situations in connection with the transaction. We also paid sales commission and expenses of $466,600 to GVC Capital and issued 5,230,000 placement agent warrants exercisable at $0.10 per share, with an obligation to issue up to 5,230,000 additional placement agent warrants exercisable at $0.15 per share.  The $0.15 placement agent warrants shall issue only upon the exercise of the Series A Warrants by the investors, and are issuable ratably based upon the number of Warrants exercised by the investors.  The placement agent warrants have a term of five years from the date of closing of the Transaction.

Equity Line of Credit Transaction with Ascendiant dated June 17, 2011

On June 17, 2011, we entered into a Securities Purchase Agreement with Ascendiant, pursuant to which Ascendiant agreed to purchase up to $3,000,000 worth of shares of our common stock from time to time over a 24-month period, provided that certain conditions were met. The financing arrangement entered into by the Company and Ascendiant is commonly referred to as an “equity line of credit” or an “equity drawdown facility.”

Under the terms of the Securities Purchase Agreement, Ascendiant was not obligated to purchase shares of our common stock unless and until certain conditions were met, including but not limited to the SEC declaring effective a Registration Statement (the “Registration Statement”) on Form S-1 and the Company maintaining an Effective Registration Statement which registered Ascendiant’s resale of any shares purchased by it under the equity drawdown facility. The customary terms and conditions associated with Ascendiant’s registration rights are set forth in a Registration Rights Agreement that was also entered into by the parties on June 17, 2011.

Once the registration was declared effective, we had the right to sell and issue to Ascendiant, and Ascendiant had the obligation to purchase from us, up to $3,000,000 worth of shares of the Company’s common stock over a 24-month period beginning on such date (the “Commitment Period”). We were entitled to sell such shares from time to time during the Commitment Period by delivering a draw down notice to Ascendiant. In such draw down notices, the Company was required to specify the dollar amount of shares that it intended to sell to Ascendiant, which was spread over a five-trading-day pricing period. For each draw, the Company was required to deliver the shares sold to Ascendiant by the second trading day following the pricing period.   Ascendiant was entitled to liquidated damages in connection with certain delays in the delivery of its shares.

The Securities Purchase Agreement also provided for the following terms and conditions:

•
Purchase Price - 90% of our volume-weighted average price (“VWAP”) on each trading day during the five-trading-day pricing period, unless the lowest VWAP or closing bid price (“Market Price”) on the trading day before settlement was lower, in which case the Purchase Price shall be the Market Price less $.01.

•
Threshold Price – We may specify a price below which we will not sell shares during the applicable five-trading-day pricing period. If the VWAP falls below the threshold price on any day(s) during the pricing period, such day(s) will be removed from the pricing period (and Ascendiant’s investment amount will be reduced by 1/5 for each such day).

•
Maximum Draw - 20% of our total trading volume for the 10-trading-day period immediately preceding the applicable draw down, times the average VWAP during such period (but in no event more than $100,000).

•	Minimum Draw - None.

•	Minimum Time Between Draw Down Pricing Periods - Three trading days.

•	Minimum Use of Facility – We were not obligated to sell any shares of our common stock to Ascendiant during the Commitment Period.

•
Commitment and Legal Fees – Commitment fees of 5% ($150,000), payable in shares of our common stock based on the following schedule: $75,000 worth of restricted shares to be delivered at initial closing, $25,000 worth of shares if and when the S-1 is declared effective, and $25,000 worth of shares at 30 and 60 days).  Legal fees were $7,500. We issued 1,490,943 shares for these commitment and legal fees.

•
Indemnification - Ascendiant is entitled to customary indemnification from us for any losses or liabilities it suffers as a result of any breach by us of any provisions of the Securities Purchase Agreement, or as a result of any lawsuit brought by any of our stockholders (except stockholders who are officers, directors or principal stockholders of the Company).

•
Conditions to Ascendiant’s Obligation to Purchase Shares - Trading in our common stock must not be suspended by the SEC or other applicable trading market; we must not have experienced a material adverse effect; all liquidated damages and other amounts owing to Ascendiant must be paid in full; the Registration Statement must be effective with respect to Ascendiant’s resale of all shares purchased under the equity drawdown facility; there must be a sufficient number of authorized but unissued shares of our common stock; and the issuance must not cause Ascendiant to own more than 9.99% of the then outstanding shares of our common stock.

•
Termination - The Securities Purchase Agreement would terminate if our common stock was not listed on one of several specified trading markets (which include the NYSE AMEX, OTC Bulletin Board and Pink Sheets, among others); if we filed for protection from its creditors; or if the Registration Statement was not declared effective by the SEC by the date nine months following the date of the Securities Purchase Agreement. We had the right to terminate the Securities Purchase Agreement with five days’ notice two years from the Registration Statement being declared effective or August 29, 2013.

The Securities Purchase Agreement also contained certain representations and warranties of the Company and Ascendiant, including customary investment-related representations provided by Ascendiant, as well as acknowledgements by Ascendiant that it has reviewed certain disclosures of the Company (including the periodic reports that we have filed with the SEC) and that our issuance of the shares has not been registered with the SEC or qualified under any state securities laws. We provided customary representations regarding, among other things, its organization, capital structure, subsidiaries, disclosure reports, absence of certain legal or governmental proceedings, financial statements, tax matters, insurance matters, real property and other assets, and compliance with applicable laws and regulations. Our representations and warranties are qualified in their entirety (to the extent applicable) by our disclosures in the reports it files with the SEC. We also delivered confidential disclosure schedules qualifying certain of its representations and warranties in connection with executing and delivering the Securities Purchase Agreement.

The shares issued by the Company to Ascendiant under the Securities Purchase Agreement were issued in private placements in reliance upon the exemption from the registration requirements set forth in the Securities Act provided for in Section 4(2) of the Securities Act, and the rules promulgated by the SEC thereunder.

We issued to Ascendiant 6,358,933 shares for $483,141 or $.076 per shares under the Securities Purchase Agreement excluding the commitment and legal fees.

Our equity line of credit with Ascendiant expired on August 29, 2013.

Agreements with Gemini Master Fund, Ltd.  and Ascendiant Capital Partners, LLC  dated May 19, 2011

On May 19, 2011, we entered into a Securities Purchase Agreement or Agreement with Gemini and Ascendiant, pursuant to which we issued $1.2 million in principal amount of 10% convertible debentures (the “Original Debentures”), which were due May 1, 2012.  The purchase price for the debentures was 83.3% of the face amount, resulting in our receiving $1.0 million, less legal fees, placement agent fees and expenses.  Under the terms of the Agreement, the debentures, including the amount of accrued interest thereon, were convertible at the option of the holder into shares of the Company’s common stock at a conversion price equal to the lesser of (i) $0.50 per share, or (ii) 70% of the average of the three lowest prices during the 20 trading days preceding the conversion date, subject to a floor conversion price of $0.35 per share, provided that the Company pays to the holder a compensatory amount in cash to adjust for the difference between the conversion price and $0.35 per share. The warrants for 2.4 million shares are exercisable at a price of $0.50 per share for five years. The Agreement also provided for an additional $1.0 million investment option by the Investors to purchase an additional $1.2 million in aggregate principal amount of debentures on or before the one-year anniversary date of the Agreement.  The conversion price of these additional debentures is equal to the lesser of (i) $1.00 per share, or (ii) 70% of the average of the three lowest prices during the 20 trading days preceding the conversion date, subject to a floor conversion price of $0.70 per share subject to adjustment.

We paid legal fees and expenses in the amount of $12,500. Visualant also paid $80,000 or 8.0% of the cash received and issued a five-year warrant for 192,000 shares in placement agent fees to Ascendiant Capital Markets LLC.

The due date of the Original Debentures was extended to September 30, 2012 pursuant to a First Amendment to the Agreement on March 12, 2012, and further extended to September 30, 2013 pursuant to a Second Amendment to the Agreement on August 16, 2012. The Agreement included an additional investment right granted to Gemini and Ascendiant, pursuant to which the Gemini and Ascendiant had the right at any time until September 30, 2013, to purchase up to $1.2 million in principal amount of Additional Debentures on the same terms and conditions as the Original Debentures, except that the conversion price on the Additional Debentures was expected to have a higher floor.  The conversion price on both the Original Debentures and the Additional Debentures were subject to a potential downward adjustment for any equity sales subsequent to the date of issuance. In conjunction with the purchase of the Additional Debentures, Gemini and Ascendiant also had the right to purchase additional warrants.

On August 28, 2012, we entered into a Warrant Purchase Agreement with Gemini and acquired the Gemini Warrant covering the purchase of up to 1.8 million shares, subject to adjustment, by paying $250,000 on August 28, 2012 and agreeing to pay $250,000 on or before November 30, 2012.

Ascendiant also had a warrant for the purchase of up to 600,000 shares of our common stock at an original exercise price of $.35 per share, which exercise price was subject to adjustment and which had been adjusted downward as of April 26, 2013, the date it was exercised by Ascendiant.

During the year ended September 30, 2012, we modified the terms of the outstanding Original Debentures with the Gemini and Ascendiant having an aggregate principal value of $1,200,000. The maturity date was extended to September 30, 2013, Gemini and Ascendiant converted principal and interest as outlined above at $0.05 per share, and the Company paid a premium to Gemini in the form of redeeming its outstanding warrants for $500,000. In addition, the additional investment and participation rights as defined in the Agreement granted to Gemini and Ascendiant were extended from September 30, 2012 to September 30, 2013. The fair value of the warrants was calculated using the Black-Scholes-Merton option valuation model. The following assumptions were used to determine the fair value of the Warrants using the Black-Scholes valuation model: a term of five years, risk-free rate of 3.92%, volatility of 100%, and dividend yield of zero. Interest expense was recorded for the loss of $500,000 related to the modification of the debentures.  The difference between the conversion price and the fair market value of the common stock on the commitment date resulted in a beneficial conversion feature recorded of $216,000. Total interest expense recognized, including the beneficial conversion feature was $313,534 during the year ended September 30, 2012.

On January 30, 2013, the Company and Gemini and Ascendiant entered into the following agreements dated January 23, 2013 but made effective as of the date of their execution by the parties. We entered into these agreements to eliminate the potential dilution. This decision was made as part of the funding transaction with accredited investors that closed on June 14, 2013.

(1) Warrant Purchase Agreement between the Company and Ascendiant pursuant to which we agreed to repurchase the Ascendiant Warrant for a purchase price of $300,000, which amount was due in full on March 31, 2013. No portion of the purchase price was paid by the due date and Ascendiant was issued a total of 4,564,068 shares of common stock on April 26, 2013 as a result of Ascendiant’s cashless exercise of the Ascendiant Warrant.  On April 26, 2013, we entered into an Option Agreement with Ascendiant pursuant to which we had the option to purchase from Ascendiant 4,000,000 of the 4,564,068 shares of common stock of the Company acquired by Ascendiant upon exercise of its warrant for a total purchase price of $300,000.  If purchased by us, the 4,000,000 shares were expected to be retired to treasury.  The option was required to be exercised and payment for the shares made on or before May 31, 2013.  On May 31, 2013, we exercised our option to purchase 4,000,000 Option Shares from Ascendiant and paid to Ascendiant the $300,000 purchase price.   Ascendiant delivered only 2,284,525 of the 4,000,000 Option Shares purchased by the Company and had failed to deliver the remaining 1,715,475 Option Shares. On June 17, 2013, we filed a complaint (the “Complaint”) against Ascendiant Capital Partners, LLC (“Ascendiant”) in the California Superior Court, County of Orange (Case No. 30-2013-00656770-CU-BC-CJC) for breach of contract, seeking damages, specific performance and injunctive relief against Ascendiant. On September 24, 2013, the California Superior Court granted Visualant’s motion, finding that Visualant was likely to prevail on the merits of its claim against Ascendiant.  The Court ordered Ascendiant to deliver 1,715,475 Option Shares to the Company by 4:00PM, September 27, 2013. The delivery occurred on September 27, 2013. The Company expects to pursue its damage claim.

(2)  Amendment to Warrant Purchase Agreement between the Company and Gemini dated January 23, 2013 extending the due date for payment of the balance of the purchase price, including accrued interest thereon, from November 30, 2012 to March 31, 2013. We accrued interest at 18% on the $250,000 balance due to Gemini.  We were in default on our payment obligation to Gemini, which entitled Gemini to exercise its warrant, potentially resulting in substantial additional dilution to our shareholders. On May 31, 2013, we paid $250,000 plus interest of $35,175 under the Amendment to Warrant Purchase Agreement with Gemini, in exchange for which we acquired the warrant from Gemini and cancelled it.

(3)  AIR Termination Agreement between the Company and Gemini (which had previously acquired Ascendiant’s AIR right in a private transaction between Gemini and Ascendiant) dated January 23, 2013 pursuant to which we acquired all additional investment rights or AIR of Gemini and Ascendiant under the Securities Purchase Agreement dated May 19, 2011 for the sum of $850,000, to be paid pursuant to the terms of a promissory note executed by the Company for the principal amount of $850,000.  The promissory note was payable in two installments of $425,000 each, together with accrued interest thereon at the rate of 5% per annum, due on June 30, 2013 and September 30, 2013. If the payments were not made, we owed 120% of the balance due plus interest. On June 26, 2013, we acquired all additional investment rights between the Company and Gemini under the AIR Agreement with the payment of $850,000 and interest of $17,349.

Security Purchase Agreement with Seaside Advisors LLC dated December 23, 2010

On December 23, 2010, we entered into a Securities Purchase Agreement with Seaside pursuant to which Seaside agreed to purchase restricted shares of our common stock from time to time over a 12-month period, provided that certain conditions were met.

Under the terms of the agreement with Seaside, we agreed to sell and issue to Seaside each month for a 12-month period commencing on the closing date, restricted shares of our common stock at a price equal to the lower of (i) 60% of the average trading price of the company’s stock during the 10 trading days immediately preceding each monthly closing date, or (ii) 70% of the average trading price for the trading day immediately preceding each monthly closing date. Visualant’s agreement to sell shares each month during said 12 month period was subject to certain conditions and limitations.  With respect to each subsequent closing, Visualant was not obligated to sell any of its common stock to Seaside at a price lower than $0.25 per share, and Seaside’s beneficial ownership of our common stock was not to exceed 9.9%. Seaside was not permitted to short sale our common stock.

Visualant paid Seaside’s legal fees and expenses in the amount of $25,000 for the initial closing, and agreed to pay $2,500 for each subsequent closing.  Visualant also agreed to pay 7.0% in finder’s fees (to be paid in connection with each draw down) and issue 10,113 common stock warrants exercisable at $0.21395 per share.

As of September 30, 2011, we sold to Seaside 2,529,314 shares at a purchase price of $0.302 per share, or an aggregate price of $763,650. In addition, we issued warrants to brokers for the purchase of 177,050 shares of common shares at the purchase price of $0.302 per share. The Securities Purchase Agreement expired December 23, 2011.

Employees

As of January 24, 2014 we had sixteen full-time and two part-time employees. Our senior management is located in the Seattle, Washington office.

DESCRIPTION OF PROPERTY

Corporate Offices

Our executive office is located at 500 Union Street, Suite 420, Seattle, Washington, USA, 98101. On August 1, 2012, we entered into a lease which expires August 31, 2014. The monthly lease rate was $1,944 for the year ending August 31, 2013 and $2,028 for the year ending August 31, 2014. On June 14, 2013, we amended the lease and added Suite 450, increasing our monthly payment to $3,978 through August 31, 2013, $4,057 from September 1, 2013 to May 31, 2014 and $4,140 from June 1, 2014 through August 31, 2014.

TransTech Facilities

TransTech is located at 12142 NE Sky Lane, Suite 130, Aurora, OR 97002. TransTech leases a total of approximately 9,750 square feet of office and warehouse space for its administrative offices, product inventory and shipping operations, at a monthly rental of $4,292. The lease was extended from March 2011 for an additional five year term at a monthly rental of $4,751. There are two additional five year renewals with a set accelerating increase of 10% per 5 year term.

SELECTED FINANCIAL DATA

The following table summarizes the financial data for our business. You should read this summary financial data in conjunction with Management’s Discussion and Analysis of Financial Condition and Results of Operations and our Consolidated Financial Statements and related notes, all included elsewhere in this prospectus.

We have derived the statements of operations data for the fiscal years ended September 30, 2013 and 2012 from our audited consolidated financial statements and related notes included elsewhere in this prospectus. We have derived the statements of operations data for the fiscal years ended September 30, 2011 , 2010 and 2009 from our audited consolidated financial statements not included in this prospectus. Our historical results are not necessarily indicative of the results that may be expected in the future.

(dollars in thousands)

	Years Ended September 30,
	2013	2012	2011	2010	2009
(in thousands, except for per share data)
STATEMENT OF OPERATIONS DATA:
Revenue	$8,573	$7,924	$9,136	$2,543	$-
Net loss	(6,605)	(2,726)	(2,396)	(1,147)	(951)
Net loss applicable to Visualant, Inc. common shareholders	(6,622)	(2,732)	(2,410)	(1,149)	(951)
Net loss per share	(0.05)	(0.04)	(0.06)	(0.04)	(0.03)

BALANCE SHEET DATA:
Total assets	4,629	5,320	4,313	4,144	12
Stockholder's (deficiency) equity	(2,807)	171	(1,610)	(1,900)	(1,366)

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

Forward-looking statements in this prospectus reflect the good-faith judgment of our management and the statements are based on facts and factors as we currently know them. Forward-looking statements are subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to, those discussed below and in Management’s Discussion and Analysis of Financial Condition and Results of Operations as well as those discussed elsewhere in this prospectus. Readers are urged not to place undue reliance on these forward-looking statements which speak only as of the date of this report. We undertake no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of the prospectus.

Summary of Recent Business Operations for the  Year Ended September 30, 2013

Net revenue for the year ended September 30, 2013 increased $649,000 to $8,573,000 as compared to $7,924,000 for the year ended September 30, 2012. The increase was due to license revenue of $667,000 from Sumitomo and sales of $7,906,000 at TransTech.  Net revenue for the year ended September 30, 2012 reflected $333,000 from Sumitomo and sales of $7,591,000 at TransTech. Sumitomo paid the Company an initial payment of $1 million under a License Agreement dated May 31, 2012 providing Sumitomo with an exclusive license of our technology in identified Asian territories. This license revenue was fully recognized by May 31, 2013. The TransTech increase primarily resulted from the release of new products, including radio frequency and asset tracking and kiosk printer products.

Cost of sales for the year ended September 30, 2013 increased $373,000 to $6,717,000 as compared to $6,344,000 for the year ended September 30, 2012. The increase was due to increased sales and product mix at TransTech.

Gross margin was $667,000 for our license revenue and $1,189,000 from TransTech for a total of $1,856,000 as compared to $1,580,000 for the year ended September 30, 2012.The gross margin was 21.6 % for the year ended September 30, 2013 as compared to 19.9 % for the year ended September 30, 2012. The increase relates to the Sumitomo license revenue, offset by a reduction TransTech gross margin from 16.4 % to 15. 0 % related to the release of new products, including radio frequency and asset tracking and kiosk printer products. New products have lower margins during the product launch and until sales increase.

Research and development expenses for the year ended September 30, 2013 increased $992,000 to $1,169,000 as compared to $177,000 for the year ended September 30, 2012. The increase was due to expenditures for personnel and suppliers related to the commercialization of Visualant’s ChromaID technology and the expenses incurred for the Joint Development Agreement with Sumitomo.

Selling, general and administrative expenses for the year ended September 30, 2013 increased $956,000 to $4,581,000 as compared to $3,625,000 for the year ended September 30, 2012. The increase was due to increased legal expenses ( $325,000 ), salaries ( $362,000 ), stock based compensation expenses ( $250,000 ) and other general expenses ( $19,000 ). The increase in legal expense related to increased patent and trademark expenses and corporate legal expense related to financing transactions, the Gemini and Ascendiant transactions and work related to the James Gingo Employment Agreement. The increase in salaries related to the addition of personnel and salary increases for the CEO and CFO. During the year September 30, 2013, we recorded non-cash expenses of (i) depreciation and amortization of $398,000 ; (ii) issuance of shares and warrants for services and debt conversions of $528,000 ; and (iii) stock based compensation of $250,000.  As part of the selling, general and administrative expenses for the year ended September 30, 2013, we incurred investor relation expenses of $38,000 and business development expenses of $333,000.

Other expense for the year ended September 30, 2013 was $2,741,000 as compared to other expense of $533,000 for the year ended September 30, 2012. The expenses for the year ended September 30, 2013 included $1,449,000 related to loss on the change in derivative liability for the warrants issued on June 14, 2013, $1,150,000 loss on the purchase of warrants and additional investment right, $173,000 for interest expense, offset by $31,000 in other income.

Net loss for the year ended September 30, 2013 was $6,605,000 as compared to a net loss of $2,726,000 for the year ended September 30, 2012 for the reasons discussed above. The net loss for the year ended September 30, 2013 included non-cash expenses of $2,648,000 , including (i) depreciation and amortization of $398,000 ; (ii) issuance of shares and warrants for services and debt conversions of $527,000 ; (iii) stock based compensation of $250,000 ; (iv) loss on derivative liability- warrants of $1,449,000; (v) loss on purchase of warrant and additional investment right of $850,000 ; and (vi) other of $17,000.

We expect losses to continue as we commercialize our ChromaID™ technology.

Summary of Recent Business Operations for the Year Ended September 30, 2012

Net revenue for the year ended September 30, 2012 decreased $1,212,000 to $7,924,000 as compared to $9,136,000 for the year ended September 30, 2011. The reduction was due to a large sale by TransTech to an aerospace company in the year ended September 30, 2011, which was not repeated in the year ended September 30, 2012.
Gross margin was $334,000 for our license revenue and $1,246,000 from TransTech for a total of $1,580,000 as compared to $1,566,000 for the year ended September 30, 2011. The gross margin was 19.9% for the year ended September 30, 2012 as compared to 17.7% for the year ended September 30, 2011. The increase relates to the Sumitomo license revenue, offset by a reduction in TransTech gross margin from 17.1% to 16.4% related to product mix. The TransTech gross margin was negatively impacted by the reduction in the large sale by TransTech to an aerospace company and somewhat lower margins on remaining product lines due to competition.

Research and development expenses for the year ended September 30, 2013 increased $43,000 to $177,000 as compared to $134,000 for the year ended September 30, 2012. The increase was due to expenditures for personnel related to the commercialization of Visualant’s ChromaID technology and the expenses incurred for the Joint Development Agreement with Sumitomo.

Selling, general and administrative expenses for the year ended September 30, 2012 decreased $67,000 to $3,625,000 as compared to $3,692,000 for the year ended September 30, 2011. These expenses included administrative costs ($529,800), consulting ($123,400), insurance ($54,300), interest ($400,700), marketing ($9,400), payroll ($133,000), legal and other professional fees ($268,200), rent, utilities and repairs ($26,600), research and development ($177,000), travel and entertainment ($38,600), as well as $195,000 in expenses related to the Sumitomo transactions during the year ended September 30, 2012 and other general expenses. During the year ended September 30, 2012, as part of our selling, general and administrative expenses, we also recorded non-cash expenses of $1,196,000 consisting of (i) depreciation and amortization of $356,000; (ii) issuance of shares for services of $327,000; (iii) stock based compensation of $266,000; and (4) issuance of shares for debenture conversions and other miscellaneous issuances totaling $247,000.  In addition, for the year ended September 30, 2012 we incurred investor relation expenses of $7,000 and business development expenses of $466,000.

The net loss for the year ended September 30, 2012 included non-cash expenses of $802,000 , including (i) depreciation and amortization of $356,000; (ii) issuance of shares for services and debt conversions of $365,000 ; (iii) stock based compensation of $266,000; and (iv) beneficial conversion feature of $216,000 ; offset by other income of $7,000 and gain on extinguishment of debt of $394,000.

Summary of Recent Business Operations for the Year Ended September 30, 2011

Net revenue for the year ended September 30, 2011 increased $6,593,000 to $9,136,000 as compared to $2,543,000 for the year ended September 30, 2010.

Gross margin was $0 for our license revenue and $1,566,000 from TransTech for a total of $1,566,000 as compared to $447,000 for the year ended September 30, 2010. The gross margin was 17.1% for the year ended September 30, 2011 as compared to 17.6% for the year ended September 30, 2010. The TransTech gross margin decrease was related to product mix.

Research and development expenses for the year ended September 30, 2011 increased $43,000 to $134,000 as compared to $91,000 for the year ended September 30, 2010. The increase was due to expenditures for the development of Visualant’s ChromaID technology.

Selling, general and administrative expenses for the year ended September 30, 2011 increased $2,315,000 to $3,690,000 as compared to $1,377,000 for the year ended September 30, 2011. Visualant expenses increased $1,213,000 related to non-cash expenses of $1,204,000, including (i) depreciation and amortization of $385,000; (ii) issuance of shares and warrants for services of $660,000; and (iii) stock based compensation of $151,000 and other business development and investor relation expenditures to expand the business. TransTech expenses increased $1,102,000 related to owning TransTech for a full year.

Net loss for the year ended September 30, 2011 was $2,396,000 as compared to a net loss of $1,147,000 for the year ended September 30, 2010. The net loss included non-cash expenses of $1,204,000 and other business development and investor relation expenditures to expand the business. Business development and investor relation expenditures include cash and issuances to develop markets, license agreements and an investor base for the Company.

The net loss included non-cash expenses of $1,204,000, including (i) depreciation and amortization of $385,000; (ii) issuance of shares and warrants for services of $660,000; and (iii) stock based compensation of $151,000.

We closed the acquisition of TransTech of Aurora, OR on June 8, 2010 and recorded the results from June 8, 2010 to September 30, 2011.

Liquidity and Capital Resources

Summary

We have invented a way to project light at a material (solid surface, liquid, or gas) and measure the amount of light that is reflected back. The pattern of this reflected light is compared to other patterns we have captured and this allows us to identify, detect, or diagnose materials that cannot be identified by the human eye. We refer to this pattern of reflected light as a ChromaID™. We design ChromaID scanning devices made with electronic, optical, and software parts to produce and capture the light.

Our first product, the ChromaID F12 Lab Kit, scans and identifies solid surfaces. We are marketing this product to customers who are considering licensing the technology. Target markets include, but are not limited to, commercial paint manufacturers, pharmaceutical equipment manufacturers, process control companies, currency paper and ink manufacturers, security card, reader, and scanner manufacturers, food processing, and electronic gaming.

We expect losses to continue as we commercialize our ChromaID™ technology. Our cash used in operations for the year ended September 30, 2013 was $(3,504,000).

The net proceeds from the above-referenced Transaction with Special Situations and the other Investors which closed June 14, 2013, were used in part to pay the obligations discussed previously to: (i) James Gingo to pay the final note payment to James Gingo related to the TransTech stock acquisition, (ii) Gemini Master Fund, Ltd. for the warrant repurchase, (iii) Ascendiant Capital Markets for the option exercise price, and (iv) Gemini Master Fund, Ltd. for the June 30, 2013 payment under the AIR Termination Agreement.  The balance of the proceeds from the Transaction will be used by us for technology development, operating expenses and to pay our debts.  We entered into the agreements with Gemini and Ascendiant dated January 23, 2013 but made effective as of the date of their execution by the parties to eliminate the potential dilution. This decision was made as part of the funding transaction with accredited investors that closed on June 14, 2013.

We expect to need to obtain additional financing in the future. There can be no assurance that we will be able to secure funding, or that if such funding is available, the terms or conditions would be acceptable to us. If we are unable to obtain additional financing, we may need to restructure our operations, and divest all or a portion of our business.

As part of the transaction with accredited investors which closed June 14, 2013, the Company issued to the investors Series A Warrants for 52,300,00 common shares at $0.15 per share and Series B Warrants for 52,300,000 common shares at $0.20 per share.  If fully exercised, the warrants would provide the following liquidity (before fees) to fund the Company’s operations:

Series A Warrants - up to $7,845,000 and
Series B Warrants - up to $10,460,000.

We expect to consider other funding options if the warrants are not exercised or if we experience any delays in the commercialization of our ChromaID™ technology.

Summary of Financings

We have financed our corporate operations and our technology development through the issuance of convertible debentures, the sale common stock, issuance of common stock in conjunction with an equity line of credit, and loans by our Chief Executive Officer.

The financing transactions and any related revisions are reviewed in the Business section of this prospectus. We have not had any material capital commitments.

We finance TransTech operations from operations and a Secured Credit Facility with BFI Finance Corp. On December 9, 2008 TransTech entered into a $1,000,000 secured credit facility with BFI Business Finance to fund its operations.   On December 12, 2013, the secured credit facility was renewed for an additional six months, with a floor for prime interest of 4.5% (currently 4.5%), plus 2.5% . The credit facility includes  accounts receivable borrowing based on 80% of eligible trade accounts receivable, not to exceed $1,000,000. The secured credit facility is collateralized by the assets of TransTech, with a guarantee by Visualant, including all assets of Visualant. Visualant believes any default would be satisfied by the assets of TransTech. Availability under this Secured Credit ranges from $0 to $100,000 ($60,000 currently) on a daily basis. The remaining balance on the accounts receivable line (currently $534,000 ) must be repaid by the time the secured credit facility expires on June 11, 2014, or the Company renews by automatic extension for the next successive 6 month term .

Our revolving credit facility requires a lockbox arrangement, which provides for all receipts to be swept daily to reduce borrowings outstanding under the credit facility.

The following summarizes our liquidity and current and prior financings:

	Years Ended,
	September 30, 2013	September 30, 2012	September 30, 2011
Analysis of Cash Flow-
Cash flow (used in) operations	$(3,504,000)	$(58,000)	$(1,312,000)
Cash flow (used in) provided by investing activities	(11,000)	(100,000)	(108,000)
Cash flow provided by financing activities	3,121,000	1,207,000	1,428,000

Net change in cash	$(394,000)	$1,049,000	$8,000

Cash	$747,000	$1,141,000	$92,000
Net working capital (deficit)	(760,000)	(2,362,000)	(3,202,000)
Long term debt	2,000	4,000	1,015,000

	Years Ended,
Investor/ Lender	September 30, 2013	September 30, 2012	September 30, 2011

Shares of Common Stock-

Coach Capital LLC Convertible Debenture and warrant exercise	-	-	2,500,000

Seaside	-	-	2,529,000

Gemini Convertible Debentures	14,032,000	6,725,000	312,000

Ascendiant Convertible Debentures	5,739,000	3,373,000	-

Ascendiant Equity Line of Credit	993,000	5,357,000	1,500,000

Sumitomo Precision Products Co, Ltd.	-	17,308,000	-

Special Situations and 40 other Accredited Purchase Agreement	52,300,000	-	-

Other	-	-	961,000

Total shares issued from financings	73,064,000	32,763,000	7,802,000

Proceeds from Financings-

Coach Capital LLC Convertible Debenture and warrant exercise	$-	$-	$125,000

Seaside	-	-	761,000

Gemini Convertible Debentures	102,000	20,000	900,000

Ascendiant Convertible Debentures	23,000	19,000	300,000

Ascendiant Equity Line of Credit	100,000	377,000	182,000

Sumitomo Precision Products Co, Ltd.	-	2,250,000	-

Special Situations and 40 other Accredited Purchase Agreement	5,230,000	-	-

Other	-	-	156,000

Total proceeds from financings	$5,455,000	$2,666,000	$2,424,000

TransTech Secured Credit Facility with BFI Finance Corp.	$60,000	$62,000	$(137,000)

As of September 30, 2013

We had cash of $747,000 and net working capital deficit of approximately $760,000 (excluding the derivative liability- warrants of $4,184,000) as of September 30, 2013.

On June 10, 2013, we entered into a Purchase Agreement, Warrants, and Registration Rights Agreement with Special Situations Technology Funds and forty other accredited investors, pursuant to which we issued 52,300,000 shares of common stock at $0.10 per share for a total of $5,230,000, which amount includes the conversion of $500,000 in outstanding debt of the Company owed to one of its officers.  As part of the transaction, which closed on June 14, 2013, we issued to the investors (i) five year Series A Warrants to purchase a total of 52,300,000 shares of common stock at $0.15 per share; and (ii) five year Series B Warrants to purchase a total of 52,300,000 shares of common stock at $0.20 per share.   In addition, GVC Capital LLC, the placement agent in that transaction, was issued five-year warrants to purchase a total of 5,230,000 shares of common stock at $0.10 per share.  The transaction was entered into to strengthen our balance sheet, complete the purchase of our TransTech subsidiary , and provide working capital to support the rapid movement of our ChromaID technology into the marketplace. In addition, we have Special Situations as an investor. If exercised, the warrants are expected to provide the following liquidity (before fees):

Series A Warrant- up to $7,845,000
Series B Warrant- up to $10,460,000

The net proceeds from the above-referenced Transaction with Special Situations and the other Investors which closed June 14, 2013, were used in part to pay the obligations discussed previously to: (i) James Gingo to pay the final note payment to James Gingo related to the TransTech stock acquisition, (ii) Gemini Master Fund, Ltd. for the warrant repurchase, (iii) Ascendiant Capital Markets for the option exercise price, and (iv) Gemini Master Fund, Ltd. for the June 30, 2013 payment under the AIR Termination Agreement.  The balance of the proceeds from the Transaction will be used by us for technology development, operating expenses and to pay our debts.   We entered into the agreements with Gemini and Ascendiant dated January 23, 2013 but made effective as of the date of their execution by the parties to eliminate the potential dilution. This decision was made as part of the funding transaction with accredited investors that closed on June 14, 2013.

We expect to need to obtain additional financing in the future. There can be no assurance that we will be able to secure funding, or that if such funding is available, the terms or conditions would be acceptable to us. If we are unable to obtain additional financing, we may need to restructure our operations, and divest all or a portion of our business.

As of September 30, 2012

We had cash of $1.1 million, a net working capital deficit of approximately $2.4 million and total indebtedness of $1.6 million as of September 30, 2012.

We issued 17,308,000 shares to Sumitomo for $2,250,000 related to their equity investment which closed May 31, 2012.
We issued 10,098,000 shares related to financing transactions with Gemini and Ascendiant that we previously discussed.
We issued 5,357,000 shares to shares to Ascendiant and received $377,000 under the equity line of credit that we previously discussed.

As of September 30, 2011

We had cash of $92,000, a net working capital deficit of approximately $3.2 million and total indebtedness of $2.6 million as of September 30, 2011.

We issued 2,500,000 shares to Coach Capital related to the financing transaction previously discussed.
We issued 2,529,000 shares to Seaside for $761,000 related to the financing transaction previously discussed.
We issued 312,000 shares to Gemini and received $1,200,000 from Gemini and Ascendiant in the financing transaction that we previously discussed.
We issued 1,500,000 shares and received $182,000 under the equity line of credit that we previously discussed.

Recent and Expected Losses

We have experienced net losses since inception. There can be no assurance that we will achieve or maintain profitability.

Quantitative and Qualitative Disclosures about Market Risk

We are exposed to interest rate risks with our Secured Credit Facility at BFI Business Finance. The Company does not trade in hedging instruments or other than trading instruments and is exposed to interest rate risks. We believe that the impact of a 10% increase or decline in interest rates would not be material to our financial condition and results of operations.

LEGAL PROCEEDINGS

There are no pending legal proceedings against us that are expected to have a material adverse effect on our cash flows, financial condition or results of operations.

We entered into an Option Agreement with Ascendiant dated April 26, 2013, pursuant to which we had the option to purchase from Ascendiant 4,000,000 shares of our common stock (the “Option Shares”) for an aggregate purchase price of $300,000.  On May 31, 2013, we exercised its option to purchase the 4,000,000 Option Shares from Ascendiant and paid to Ascendiant the $300,000 purchase price.  The option was required to be exercised and payment for the shares made on or before May 31, 2013.  On May 31, 2013, we exercised our option to purchase 4,000,000 Option Shares from Ascendiant and paid to Ascendiant the $300,000 purchase price.   Ascendiant delivered only 2,284,525 of the 4,000,000 Option Shares purchased by us and had failed to deliver the remaining 1,715,475 Option Shares. On June 17, 2013, we filed a complaint (the “Complaint”) against Ascendiant Capital Partners, LLC (“Ascendiant”) in the California Superior Court, County of Orange (Case No. 30-2013-00656770-CU-BC-CJC) for breach of contract, seeking damages, specific performance and injunctive relief against Ascendiant. On September 24, 2013, the California Superior Court granted Visualant’s motion, finding that Visualant was likely to prevail on the merits of its claim against Ascendiant.  The Court ordered Ascendiant to deliver 1,715,475 Option Shares to the Company by 4:00PM, September 27, 2013. The delivery occurred on September 27, 2013. We expect to pursue its damage claim.

MANAGEMENT

Our directors and executive officers, their ages, their respective offices and positions, and their respective dates of election or hire are as follows:

Business Experience Descriptions

Name	Age	Positions and Offices Held	Since

Directors-
Ronald P. Erickson	70	Chief Executive Officer and President, Management Director	April 24, 2003

Jon Pepper	62	Independent Director	April 19, 2006

Marco Hegyi	56	Chairman of the Board, Independent Director	February 14, 2008

Ichiro Takesako	54	Management Director	December 28, 2012

Executive Officers-
Mark Scott	60	Chief Financial Officer and Secretary	May 1, 2010

Richard Mander, Ph.D.	53	Vice President, Product Management and Technology	June 26, 2012

Todd Martin Sames	59	Vice President of Business Development	September 5, 2012

Jeffrey Kruse	55	President of TransTech Systems, Inc.	July 17, 2013

Mr. Erickson is also an Executive Officer.

Our Management Directors

RONALD P. ERICKSON has been a director and officer of the Company since April 24, 2003. He was appointed to the positions of CEO and President on November 10, 2009. Previously, Mr. Erickson was appointed President and Chief Executive Officer of the Company on September 29, 2003, and resigned from these positions on August 31, 2004. Mr. Erickson was Chairman of the Board from August 31, 2004 until May 2011.

A senior executive with more than 30 years of experience in the high technology, telecommunications, micro-computer, and digital media industries, Mr. Erickson was the founder of Visualant. He is formerly Chairman, CEO and Co-Founder of Blue Frog Media, a mobile media and entertainment company; Chairman and CEO of eCharge Corporation, an Internet based transaction procession company,  Chairman, CEO and Co-founder of GlobalTel Resources, a provider of telecommunications services; Chairman, Interim President and CEO of Egghead Software, Inc. the large software reseller where he was an original investor; Chairman and CEO of NBI, Inc.; and Co-founder of MicroRim, Inc. the database software developer. Earlier, Mr. Erickson practiced law in Seattle and worked in public policy in Washington, DC and New York, NY. Additionally, Mr. Erickson has been an angel investor and board member of a number of public and private technology companies.  In addition to his business activities Mr. Erickson serves on the Board of Trustees of Central Washington University where he received his BA degree. He also holds a MA from the University of Wyoming and a JD from the University of California, Davis. He is licensed to practice law in the State of Washington.

Mr. Erickson is our founder and was appointed as a Director because of his extensive experience in developing technology companies.

ICHIRO TAKESAKO has served as a director since December 28, 2012. Mr. Takesako has held executive positions with Sumitomo Precision Products Co., Ltd or Sumitomo since 1983. Mr. Takesako graduated from Waseda University, Tokyo, Japan where he majored in Social Science and graduated with a Degree of Bachelor of Social Science.

In the past five years, Mr. Takesako has held the following executive position in Sumitomo and its affiliates:

June 2008:	appointed as General Manager of Sales and Marketing Department of Micro Technology Division
April 2009:	appointed as General Manager of Overseas Business Department of Micro Technology Division, in charge of M&A activity of certain business segment and assets of Aviza Technology, Inc.
July 2010:	appointed as Executive Director of Sumitomo Process Technology Systems, 100% owned subsidiary of Sumitomo stationed in Newport, Wales
August 2011:	appointed as General Manager, Corporate Strategic Planning Group
April 2013:	appointed as General Manager of Business Development Department

Mr. Takesako was appointed as a Director based on his position with Sumitomo and Sumitomo's significant partnership with the Company.

Our Independent Directors

JON PEPPER has served as an independent director since April 19, 2006. Mr. Pepper founded Pepcom in 1980. Mr. Pepper continues as the founding partner of Pepcom, an industry leader at producing press-only technology showcase events around the country. Prior to that Pepper started the DigitalFocus newsletter, a ground-breaking newsletter on digital imaging that was distributed to leading influencers worldwide. Pepper has been closely involved with the high technology revolution since the beginning of the personal computer era. He was formerly a well-regarded journalist and columnist; his work on technology subjects appeared in The New York Times, Fortune, PC Magazine, Men's Journal, Working Woman, PC Week, Popular Science and many other well-known publications. Pepper was educated at Union College in Schenectady, New York and the Royal Academy of Fine Arts in Copenhagen.

Mr. Pepper was appointed as a Director because of his marketing skills with technology companies.

MARCO HEGYI has served as an independent director since February 14, 2008 and as Chairman of the Board since May 2011. Mr. Hegyi was appointed President and a director of GrowLife, Inc. on December 11, 2013.  Previously, Mr. Hegyi was a principal with the Chasm Group from 2006 to December 2011 , where he has provided business-consulting services.  As a management consultant, Mr. Hegyi applied his extensive technology industry experience to help early-stage companies.  Over the last four years he has focused on business planning, operational management and financial supervision.

Prior to working as a consultant in 2006, Mr. Hegyi served as Senior Director of Global Product Management at Yahoo!.  Prior to Yahoo!, Mr. Hegyi was at Microsoft leading program management for Microsoft Windows and Office beta releases aimed at software developers from 2001 to 2006.  While at Microsoft, he formed new software-as-a-service concepts and created operating programs to extend the depth and breadth of the company’s unparalleled developer eco-system, including managing offshore, outsource teams in China and India, and being the named inventor of a filed Microsoft patent for a business process in service delivery.

During Mr. Hegyi’s career he has served as President and CEO of private and public companies, Chairman and director of boards, finance, compensation and audit committee chair, chief operating officer, vice-president of sales and marketing, senior director of product management, and he began his career as a systems software engineer.  His patents issued to date include Configuring and allocating software product technical services, United States US 7904875, issued March 8, 2011; Systems and Methods for Processing Eggs, United States US 8455026, issued June 4, 2013; and, Systems and Methods for Processing Eggs, United States US 8455030, issued June 4, 2013.

Mr. Hegyi earned a Bachelor of Science degree in Information and Computer Sciences from the University of California, Irvine, and has completed advanced studies in innovation marketing, advanced management, and strategy at Harvard Business School, Stanford University, UCLA Anderson Graduate School of Management, and MIT Sloan School of Management.

Mr. Hegyi was asked to join the Visualant board because of his background in successfully commercializing innovative technologies.  His specific experience in marketing, engineering and administration, in both early-stage and established companies, have also provided assistance to the company.

Other Executive Officers

MARK SCOTT has significant financial, capital market and relations experience in public microcap companies .  Mr. Scott currently serves as (i) Chief Financial Officer, Secretary and Treasurer of Visualant, Inc., a position he has held since May 2010 (ii) Chief Financial Officer of Sonora Resources Corp., a consulting position he has held since June 2011; and ( iii ) Chief Financial Officer of U.S. Rare Earths, Inc. a consulting position he has held since December 2011.

Mr. Scott was Chief Financial Officer, Secretary and Treasurer of WestMountain Gold, Inc. from February 28, 2011 to December 31, 2013 and was a consultant from December 2010 to February 27, 2011. Mr. Scott previously served as Chief Financial Officer and Secretary of IA Global, Inc. from October 2003 to June 2011. Previously, he held executive financial positions with Digital Lightwave; Network Access Solutions; and Teltronics, Inc. He has also held senior financial positions at Protel, Inc., Crystals International, Inc., Ranks Hovis McDougall, LLP and Brittania Sportswear, and worked at Arthur Andersen. Mr. Scott is also a certified public accountant and received a Bachelor of Arts in Accounting from the University of Washington.

RICHARD MANDER, Ph.D. joined the Company as Vice President of Product Management and Technology on June 26, 2012 and was promoted to Chief Technology Officer on November 21, 2013. He is known as an inspiring leader with a track record of building innovative and high quality consumer electronic products.

Mr. Mander previously served as Vice President of Product Management and Senior Director of Operations Engineering at Contour from November 2009 to June 2012. Previously, he was CEO of Carousel Information Management Solutions from August 2008 to February 2010. He has also held senior roles at HumanWare, Navman, Zanzara, and Apple. Mr. Mander earned a Ph.D. in Educational Psychology from Stanford University, M.A. from the University of Auckland, and B.A. from University of Canterbury.

TODD MARTIN SAMES joined the Company as Vice President, Business Development on September 5, 2012.  Mr. Sames is responsible for driving new licensing agreements for the company’s technology with a wide-range of original device manufacturers.

Mr. Sames brings over 25 years of technology sales and management experience to the expanding Visualant team. From 2010 to 2012, Mr. Sames held a Director position at INX, where he ultimately led in the creation of a new Business Unit. The project resulted in a successful new line of video conferencing, telecommunication, and security solutions for Cisco Systems. From 2007 to 2010, Mr. Sames held a Regional Management position at BT Conferencing, Video.

Mr. Sames has also established partnerships with other well-known companies such as Polycom, LifeSize, and TANDBERG. During his tenure conducting corporate sales at Egghead Software, Todd closed and managed Fortune 1000 accounts with Disney, Unocal, Lockheed and General Electric in addition to several other companies.

JEFFREY KRUSE became President of TransTech Systems in July of 2013.  He joined TransTech Systems in October 2002 as their General Manager.

Mr. Kruse served as the Vice President of Business Development for Tiscor, Inc. from May 2000 to October 2002.  In 2000 he also served as a Principal Consultant for Computer Task Group, Inc.  From 1998 to 2000 Mr. Kruse was Vice President of Marketing for Logibro, Inc.  He had joined Logibro as the Executive Vice President of their US subsidiary, Tech 7 Systems, serving in this position from 1997 to 1998.   Previous to Tech 7, Mr. Kruse held the position of Executive Vice President of Intelligent Controls, Inc. from 1985 to 1997.  Prior employment includes various positions in finance and operations.  Mr. Kruse has an MBA from the University of Puget Sound and a BA from Whitworth University.

Family Relationships

As of January 24, 2014, there are no family relationships among our directors and executive officers.

Involvement in Certain Legal Proceedings

None of our directors or executive officers has, during the past ten years:

•
Had any petition under the federal bankruptcy laws or any state insolvency law filed by or against, or had a receiver, fiscal agent, or similar officer appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

•	Been convicted in a criminal proceeding or a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

•
Been the subject of any order, judgment, or decree, not subsequently reversed, suspended, or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

◦
Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

	◦	Engaging in any type of business practice; or

	◦	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

•
Been the subject of any order, judgment, or decree, not subsequently reversed, suspended, or vacated, of any federal or state authority barring, suspending, or otherwise limiting for more than 60 days the right of such person to engage in any activity described in (i) above, or to be associated with persons engaged in any such activity;

•
Been found by a court of competent jurisdiction in a civil action or by the SEC to have violated any federal or state securities law, where the judgment in such civil action or finding by the SEC has not been subsequently reversed, suspended, or vacated; or

•
Been found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, where the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended, or vacated.

Committees of the Board of Directors

The Board has three standing committees to facilitate and assist the Board in the execution of its responsibilities. The committees are currently the Audit Committee, the Nominations and Governance Committee, and the Compensation Committee. The Committees were formed July 22, 2010. The Audit and Compensation Committees are comprised solely of non-employee, independent directors. The Nominations and Governance Committee has one management director, Ronald Erickson, as Chairman. Charters for each committee are available on our website at www.visualant.net. The table below shows current membership for each of the standing Board committees.

Audit	Compensation	Nominating
Marco Hegyi (Chairman)	Marco Hegyi (Chairman)	Ron Erickson (Chairman)
Jon Pepper	Jon Pepper	Marco Hegyi
Jon Pepper

Director Independence

The Board has affirmatively determined that each of Messrs. Pepper and Hegyi is an independent director.  For purposes of making that determination, the Board used NASDAQ’s Listing Rules even though we are not currently listed on NASDAQ. We expect to appoint an independent Audit Committee Chairman during 2013.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee during the fiscal year ended September 30, 2012 served as an officer, former officer, or employee of the Company or participated in a related party transaction that would be required to be disclosed in this prospectus. Further, during this period, no executive officer of the Company served as:

•
a member of the Compensation Committee or equivalent of any other entity, one of whose executive officers served as one of our directors or was an immediate family member of a director, or served on our Compensation Committee; or

•	a director of any other entity, one of whose executive officers or their immediate family member served on our Compensation Committee.
Code of Conduct and Ethics

We have adopted conduct and ethics standards titled the Code of Conduct and Ethics or Code of Conduct, which are available at www.visualant.net under the Investors tab. These standards were adopted by the Board to promote our transparency and integrity. The standards apply to the Board, executives and employees. Waivers of the requirements of the Code of Conduct or associated polices with respect to members of the Board or executive officers are subject to approval of the full Board.

Our Code of Conduct includes the following:

- promotes honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest;

- promotes the full, fair, accurate, timely and understandable disclosure of our financial results in accordance with applicable disclosure standards, including, where appropriate, standards of materiality;

- promotes compliance with applicable SEC and governmental laws, rules and regulations;

- deters wrongdoing; and

- requires prompt internal reporting of breaches of, and accountability for adherence to, the Code of Conduct.

On an annual basis, each director and executive officer is obligated to complete a Director and Officer Questionnaire which requires disclosure of any transactions with us in which the director or executive officer, or any member of his or her immediate family, have a direct or indirect material interest. Pursuant to the Code of Conduct, the Audit Committee and the Board are charged with resolving any conflict of interest involving management, the Board and employees on an ongoing basis.

EXECUTIVE COMPENSATION

REMUNERATION OF EXECUTIVE OFFICERS

The following table provides information concerning remuneration of the chief executive officer, the chief financial officer and another named executive officer for the fiscal years ended September, 2013, 2012 and 2011.

Summary Compensation Table

						Non-Equity
						Incentive
					Stock	Plan	Option	Other
			Salary	Bonus	Awards	Compensation	Awards	Compensation	Total
Name	Principal Position		($)	($)	($) (7)	($)	($) (7)	($)	($)
Salary-
Ronald P. Erickson (1)	Chief Executive Officer	9/30/2013	$180,000	$-	$120,000	$-	$130,000	$-	$430,000
		9/30/2012	$160,000	$-	$-	$-	$-	$-	$160,000
		9/30/2011	$62,500	$-	$-	$-	$-	$-	$62,500

Mark Scott (2)	Chief Financial Officer	9/30/2013	$120,000	$-	$20,000	$-	$130,000	$-	$270,000
	Secretary	9/30/2012	$104,000	$-	$-	$-	$-	$-	$104,000
		9/30/2011	$74,000	$-	$-	$-	$-	$-	$74,000

James Gingo (3)	Chief Executive Officer,	9/30/2013	$137,789	$-	$-	$-	$-	$9,914	$147,703
	TransTech Systems, Inc.	9/30/2012	$200,016	$-	$-	$-	$-	$8,001	$208,017
		9/30/2011	$200,016	$-	$-	$-	$-	$8,001	$208,017

Richard Mander, Ph.D. (4)	Vice President of Product Management	9/30/2013	$150,000	$-	$-	$-	$180,000	$12,000	$342,000
	and Technology	9/30/2012	$40,615	$-	$-	$-	$-	$3,000	$43,615
		9/30/2011	$-	$-	$-	$-	$-	$-	$-

Todd Martin Sames (5)	Vice President of Business Development	9/30/2013	$120,000	$-	$-	$-	$130,000	$-	$250,000
		9/30/2012	$10,000	$-	$-	$-	$-	$-	$10,000
		9/30/2011	$-	$-	$-	$-	$-	$-	$-

Jeffrey Kruse (6)	President of TransTech Systems, Inc.	9/30/2013	$153,000	$3,000	$-	$-	$80,000	$6,120	$242,120
		9/30/2012	$-	$-	$-	$-	$-	$-	$-
		9/30/2011	$-	$-	$-	$-	$-	$-	$-

(1)            During the year ended September 30, 2011, Mr. Erickson was paid a monthly salary of $12,500 from May 1, 2011.  , Mr. Erickson accrued a monthly salary of $12,500 from October 1, 2011 to May 31, 2012 and $15,000 from June 1, 2012 to September 30, 2013.  As of September 30, 2012, Mr. Erickson had accrued but unpaid salary of $73,600, which was paid during the year ended September 30, 2013. This accrual was based on the tight cash flow of the Company and agreed to by Mr. Erickson, but there was no formal deferral agreement. There was no accrued interest paid on the $73,600. The 2013 stock award amount for Mr. Erickson reflects 1,100,000 shares of restricted common stock issued by us on February 13, 2103. The restricted common stock was issued at the grant date market value of $0.10 per share.  The 2013 stock option grant amount for Mr. Erickson reflects 1,000,000 shares issued by us on March 21, 2013. The grant was issued at the grant date market value of $0.13 per share and vested by June 6, 2013.

(2)            During the year ended September 30, 2011, Mr. Scott was paid a monthly salary of $2,000 from October 1, 2010 to January 31, 2011 and $8,000 from February 1, 2011 to September 30, 2011. Mr. Scott was paid a monthly salary of $8,000 from October 1, 2011 to May 31, 2012 and $10,000 from June 1, 2012 to September 30, 2013. The 2013 stock award amount for Mr. Scott reflects 200,000 shares of restricted common stock issued by us on February 13, 2103. The restricted common stock was issued at the grant date market value of $0.10 per share.  The 2013 stock option grant amount for Mr. Scott reflects 1,000,000 shares issued by us on March 21, 2013. The grant was issued at the grant date market value of $0.13 per share and vested by June 6, 2013.

(3)            During the years ended September 30, 2011, 2012 and until his Employment Agreement expired June 8, 2013, Mr. Gingo was paid a monthly salary of $16,667. Mr. Mr. Gingo no longer serves as a director of the Company, and is no longer an employee, officer or director of TransTech. Mr. Gingo was provided perquisites and other personal benefits, including medical insurance and a 401k plan.

(4)            Mr. Mander was paid a monthly salary of $12,500 from June 26, 2012 to September 30, 2013. Mr. Mander is paid $1,000 per month for medical expenses.

(5)            Mr. Sames was paid a monthly salary of $10,000 from September 5, 2012 to September 30, 2013.

(6)            Mr. Kruse was appointed as President of TransTech in July 2013. As President, Mr. Kruse was paid at the monthly rate of $13,500 from July 2013 to September 30, 2013. Prior to July 2013, Mr. Kruse was an employee of TransTech and was paid at the monthly rate of $12,500. The 2013 stock option grant amount for Mr. Kruse reflects $80,000 or 800,000 shares issued by us on August 26, 2013 at the grant date market value of $0.10 per share. The stock option grant vests quarterly over three years.   Mr. Kruse also was eligible to participate in the Company’s 401k plan.   Mr. Kruse was paid $3,000 for achieving profitability at TransTech during the quarter ended September 30, 2013.

(7)           These amounts reflect the grant date market value as required by Regulation S-K Item 402(r)(2), computed in accordance with FASB ASC Topic 718.

Grants of Stock Based Awards in Fiscal Year Then Ended September 30, 2013

The Compensation Committee approved the following performance-based incentive compensation to the Named Executive Officers during 2012:

									All Other Option Awards; Number of Securities Underlying Options
								All Other Stock Awards; Number of Shares of Stock or Units
			Estimated Future Payouts Under Non-Equity Incentive Plan			Estimated Future Payouts Under Equity Incentive Plan
										Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and
		Awards			Awards
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)	Option Awards

Ronald P. Erickson		$-	$-	$-	-	-	-	1,200,000	1,000,000	$0.130	$250,000

Mark Scott		$-	$-	$-	-	-	-	200,000	1,000,000	$0.130	$150,000

James Gingo		$-	$-	$-	-	-	-	-	-	$-	$-

Richard Mander, Ph.D.		$-	$-	$-	-	-	-	-	1,500,000	$0.120	$180,000

Todd Martin Sames		$-	$-	$-	-	-	-	-	1,000,000	$0.130	$130,000

Jeffrey Kruse		$-	$-	$-	-	-	-	-	800,000	$0.100	$80,000

Outstanding Equity Awards as of Fiscal Year Then Ended September 30, 2013

	Option Awards (1)					Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexerciseable	Number of Securities Underlying Unexercised Unearned Options					Number of Unearned Shares, Units or Other Rights That Have Not Vested	Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested
						Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested

				Option Exercise Price
					Option Expiration

Name	(#)	(#)	(#)	($)	Date	(#)	($)	(#)	($)

Ronald P. Erickson	3,000,000	-	-	$0.15	5/9/2020	-	$-	-	$-
	1,000,000	-	-	$0.13	6/5/2022	-	$-	-	$-

Mark Scott	1,000,000	-	-	$0.13	6/5/2022	-	$-	-	$-

James Gingo	-	-	-	-	-	-	-	-	$-

Richard Mander, Ph.D.	1,000,000	-	-	$0.13	6/25/2017	-	$-	-	$-
	500,000	-	-	$0.10	8/26/2018	-	$-	-	$-

Todd Martin Sames	1,000,000	-	-	$0.13	9/4/2017	-	$-	-	$-

Jeffrey Kruse	300,000	-	-	$0.09	6/7/2020	-	$-	-	$-
	100,000	-	-	$0.12	11/28/2014	-	$-	-	$-
	800,000	-	-	$0.10	8/26/2018	-	$-	-	$-

Option Exercises and Stock Vested

Our Named Executive Officers did not exercise any stock options during the years ended September, 2013, 2012 and 2011.

Pension Benefits

We do not provide any pension benefits.

Nonqualified Deferred Compensation

We do not have a nonqualified deferral program.

Employment Agreements

We do not have employment agreements with our Named Executive Officers.

Potential Payments Upon Termination or Change in Control

We do not have any potential payments upon termination or change in control with our Names Executive Officers.

Director Summary Compensation Table

The table below summarizes the compensation paid by us to non-employee directors during the year ended September 30, 2013.

	Stock	Option	Other
Name	Awards (1)	Awards (1)	Compensation (2)	Total
Marco Hegyi	$40,000	$-	$30,000	$70,000
Dr. Masahiro Kawahata (3)	-	65,000	-	65,000
Jon Pepper	20,000	-	-	20,000
Yoshitami Arai (3)	-	65,000	-	65,000
James Gingo (3)	-	-	-	-
Ichiro Takesako (3)	-	-	-	-

Total	$60,000	$130,000	$30,000	$220,000

(1)            These amounts reflect the grant date fair value as required by Regulation S-K Item 402, computed in accordance with FASB ASC Topic 718.  The stock awards (Marco Hegyi- 400,000 shares, Pepper- 200,000 shares) were issued at the fair value of $0.10 per share date grant market value on February 13, 2013. The stock option awards were granted (Kawahata- 500,000 shares and Arai- 500,000 shares) at the date grant market value of $0.13 per share. The stock option grants vested immediately and expire in ten years.

(2)            Reflects fees paid to Marco Hegyi, Chairman of the Board for marketing consulting during 2013.

(3)         On December 28, 2012, the Board of Directors ratified the resignation of Dr. Masahiro Kawahata as an independent director effective as of November 30, 2012.  On December 28, 2012, the Board ratified the resignation of Yoshitami Arai as an independent director effective as of December 26, 2012. Mr. Gingo’s Employment Agreement expired June 8, 2013.

Compensation Paid to Board Members

Our independent non-employee directors are not compensated in cash.  The only compensation has been in the form of stock awards (see Director Summary Compensation Table just above).  There is no stock compensation plan for independent non-employee directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of January 24, 2014 by:

•	each director and nominee for director;

•	each person known by us to own beneficially 5% or more of our common stock;

•	each officer named in the summary compensation table elsewhere in this report; and

•	all directors and executive officers as a group.

The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days. Under these rules more than one person may be deemed a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

Unless otherwise indicated below, each beneficial owner named in the table has sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. The address of each beneficial owner of more than 5% of common stock is as follows:

	Shares Beneficially Owned
	Amount	Percentage
Directors and Officers-
Ronald P. Erickson (1)	27,328,373	15.2%
Mark Scott (2)	2,568,500	1.5%
Marco Hegyi	2,675,000	1.6%
Jon Pepper	1,650,000	1.0%
Richard Mander	555,556	0.3%
Todd Sames	544,444	0.3%
Jeffrey Kruse	607,856	0.4%
Sumitomo Precision Products Co., Ltd./ Ichiro Takesako	17,307,693	10.5%
Total Directors and Officers (8 in total)	53,237,422	30.9%

* Less than 1%.

(1) Reflects the shares beneficially owned by Ronald Erickson, including stock option grants totaling 4,000,000 shares that Mr. Erickson has the right to acquire in sixty days, and also Series A and B Warrants totaling 10,000,000 shares that are registered in this offering.

(2) Reflects 1,268,500 shares of common shares beneficially owned and stock option grants totaling 1,000,000 shares that Mr. Scott has the right to acquire in sixty days, and also includes 100,000 shares and Series A and B Warrants totaling 200,000 shares that are registered in this offering.

	Shares Beneficially Owned
	Number	Percentage
Greater Than 5% Ownership

Ronald P. Erickson (1)	27,328,373	15.2%
500 Union Street , Suite 420
Seattle, WA 98101

Sumitomo Precision Products Co., Ltd./ Ichiro Takesako (2)	17,307,693	10.5%
1-10 Fuso-cho
Amagasaki
Hyogo 660-0891 Japan

Special Situations Technology Funds, L.P./ Adam Stettner (3)	47,700,000	24.2%
527 Madison Avenue
Suite 2600
New York, NY 10022

Invention Development Management Company, L.L.C. (4)	14,575,286	8.1%
3150 139th Ave. SE, Building 4
Bellevue, WA 98005 USA

(1)           Reflects the shares beneficially owned by Ronald Erickson, including stock option grants totaling 4,000,000 shares that Mr. Erickson has the right to acquire in sixty days, and also Series A and B Warrants totaling 10,000,000 shares that are registered in this offering.

(2)           Reflects the shares beneficially owned by Sumitomo Precision Products Co., Ltd as stated in a Schedule 13D filed with the SEC on June 23, 2012, and which has subsequently confirmed the ownership.

(3)          This total includes 15,900,000 shares and Series A and B Warrants totaling 31,800,000 shares that are registered in this offering to Special Situations Technology Funds, L.P.

(4)           Reflects a warrant to purchase common stock totaling 14,575,286 shares granted to Invention Development Management, L.L.C.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Certain Relationship- Services and License Agreement Invention Development Management Company, L.L.C.

On November 11, 2013, we entered into a Services and License Agreement with Invention Development Management Company, L.L.C., a Delaware limited liability company. IDMC is affiliated with Intellectual Ventures, which collaborates with inventors, partners with pioneering companies and invests both expertise and capital in the process of invention.

The Agreement requires IDMC to identify and engage investors to develop new applications of the Company’s ChromaID™ development kits, present the developments to the Company for approval, and file at least (10) patent applications to protect the developments. IDMC is responsible for the development and patent costs. We are providing the development kits to IDMC at no cost and are providing ongoing technical support. In addition, to provide time for this accelerated expansion of its intellectual property the Company has agreed to delay the selling of the ChromaID development kits for 140 days except for certain select accounts. The Company will continue its business development efforts during this period and will work with IDMC and their global business development services to secure potential customers and licensees for its technology.

We receive a worldwide, nontransferable, exclusive license to the licensed IP developed under this Agreement, during the term of the Agreement, and solely within the identification, authentication and diagnostics field of use, to (a) make, have made, use, import, sell and offer for sale products and services; (b) make improvements; and (c) grant sublicenses of any and all of the foregoing rights (including the right to grant further sublicenses).

We receive a nonexclusive and nontransferrable option to acquire a worldwide, nontransferrable, nonexclusive license to the useful IP held by IDMC within the identification, authentication and diagnostics field of use to (a) make, have made, use, import, sell and offer to sell products and services and (b) grant sublicenses to any and all of the foregoing rights. The option to acquire this license may be exercised for up to two years from the effective date of the Agreement.

IDMC may provide global business development services to the Company, including present Visualant IP and any licensed IP, if applicable, to potential customers, licensees, and distributors in markets or geographies not being pursued by Visualant. Also, IDMC may introduce Visualant to a potential customer, licensee, or distributor for the purpose of identifying and closing a license, sale, or distribution deal or other monetization event.

We granted to IDMC a nonexclusive, worldwide, fully paid up, nontransferable, sublicenseable, perpetual license to the Visualant IP, solely outside the identification, authentication and diagnostics field of use to (a) make, have made, use, import, sell and offer for sale products and services and (b) grant sublicenses of any and all of the foregoing rights (including the right to grant further sublicenses).

We granted to IDMC a nonexclusive, worldwide, fully paid up, royalty-free, nontransferable, nonsublicenseable, perpetual license to access and use Visualant Technology solely for the purpose of marketing the aforementioned sublicenses to the Visualant IP to third parties outside the designated fields of use.

As consideration for the exclusive IP license and application development services, we issued to IDMC a warrant to purchase up to 14,575,286 shares of common stock at twenty cents ($0.20) per share pursuant to the Warrant to Purchase Common Stock. The Warrant expires November 10, 2018 and the per share price is subject to adjustment.

We also agreed to pay IDMC a percentage of license revenue for the global development business services and a percentage of revenue received from any IDMC introduced company. We also agreed to pay IDMC a royalty when Visualant receives royalty product revenue from an IDMC introduced company.

IDMC has agreed to pay us a license fee for the nonexclusive license of the Visualant IP.

The term of the exclusive IP license and the nonexclusive IP license commences on the effective date of November 11, 2013, and terminates when all claims of the patents expire or are held in valid or unenforceable by a court of competent jurisdiction from which no appeal can be taken.

The term of the Agreement commences on the effective date until either party terminates the Agreement at any time following the fifth anniversary of the effective date by providing at least ninety days’ prior written notice to the other party.

Certain Relationship- Purchase Agreement with Special Situations and forty other Accredited Investors which closed June 14, 2013

On June 10, 2013, we entered into a Purchase Agreement, Warrants, and Registration Rights Agreement with Special Situations Technology Funds and forty other accredited investors, pursuant to which we issued 52,300,000 shares of common stock at $0.10 per share for a total of $5,230,000, which amount includes the conversion of $500,000 in outstanding debt of the Company owed to one of its officers.  As part of the transaction, which closed on June 14, 2013, we issued to the investors (i) five year Series A Warrants to purchase a total of 52,300,000 shares of common stock at $0.15 per share; and (ii) five year Series B Warrants to purchase a total of 52,300,000 shares of common stock at $0.20 per share.   In addition, GVC Capital LLC, the placement agent in that transaction, was issued five-year warrants to purchase a total of 5,230,000 shares of common stock at $0.10 per share. The transaction was entered into to strengthen our balance sheet, complete the purchase of our TransTech subsidiary, and provide working capital to support the rapid movement of our ChromaID technology into the marketplace .

We paid legal fees and expenses in the amount of $35,000 to a law firm for Special Situations in connection with the transaction. We also paid sales commission and expenses of $466,600 to GVC Capital and issued 5,230,000 placement agent warrants exercisable at $0.10 per share, with an obligation to issue up to 5,230,000 additional placement agent warrants exercisable at $0.15 per share.  The $0.15 placement agent warrants shall issue only upon the exercise of the Series A Warrants by the investors, and are issuable ratably based upon the number of Warrants exercised by the investors.  The placement agent warrants have a term of five years from the date of closing of the Transaction.

Certain Relationship- Joint Development Agreement with Sumitomo Precision Products Co., Ltd.

On May 31, 2012, we entered into a Joint Research and Product Development Agreement with Sumitomo, a publicly-traded Japanese corporation, for the commercialization of our ChromaID™ technology.   On March 29, 2013, we entered into an Amendment to Joint Research and Product Development Agreement or Amended Agreement with Sumitomo. The Amended Agreement extended the Joint Development Agreement from March 31, 2013 to December 31, 2013.   The extension provided for continuing work between Sumitomo and Visualant focused upon advancing the ChromaID technology and market research aimed at identifying the most significant markets for the ChromaID technology. The parties have identified a commercial version of the ChromaID scanner as Version 7.  The market research assisted in refining the qualities of Version 7 for the marketplace.  Meanwhile, the current version of the technology, identified as Version 6D, was introduced to the marketplace as a part of our ChromaID F12 Lab Kit during the three months ended December 31, 2013. The Amended Agreement expired December 31, 2013 and the parties are currently defining their future commercial relationship.

Sumitomo invested $2,250,000 in exchange for 17,307,693 shares of restricted common shares priced at $0.13 per share that was funded on June 21, 2012.  Sumitomo also paid the Company an initial payment of $1 million in accordance for an exclusive License Agreement which covers Japan, China, Taiwan, Korea and the entirety of Southeast Asia (Burma, Indonesia, Thailand, Cambodia, Laos, Vietnam, Singapore and the Philippines). A running royalty for the license granted under the License Agreement will be negotiated between the parties. The Sumitomo License fee was recorded as revenue over the life the Joint Development Agreement and was fully recorded as of May 31, 2013.

We have recorded $33,000 in accounts payable- related parties as of September 30, 2013 for the amount due Sumitomo under the Joint Development Agreement, which was a one-time payment of $100,000 due March 31, 2013. As of January 13, 2014, we have paid $67,000 and still owe Sumitomo $33,000. There is no interest accruing or due on this payment. We received three demonstration units and related technology for this payment.

Sumitomo is publicly traded in Japan and has operations in Japan, United States, China, United Kingdom, Canada and other parts of the world.

Related Party Transactions with James Gingo

We acquired a 100% interest in TransTech by issuing a Promissory Note or Note on June 8, 2010 to James Gingo, the President of TransTech, in the amount of $2,300,000, plus interest at the rate of three and one-half percent per annum from the date of the Note. The Note was secured by a security interest in the stock and assets of TransTech. We paid the final note payment of $1,000,000 and interest of $30,397 on June 12, 2013. Mr. Gingo’s Employment Agreement expired June 8, 2013.  He resigned from the Board of Directors effective June 21, 2013, and is no longer employed by the Company or TransTech. Prior to June 21, 2013, Mr. Gingo guaranteed the Secured Credit Facility with BFI Finance Corp. We have recorded accrued expenses- related parties of $0 and $5,849 for accrued interest as of September 30, 2013 and 2012, respectively.

TransTech is located at 12142 NE Sky Lane, Suite 130, Aurora, OR 97002. TransTech leases a total of approximately 9,750 square feet of office and warehouse space for its administrative offices, product inventory and shipping operations, at a monthly rental of $4,292. The lease was extended from March 2011 for an additional five year term at a monthly rental of $4,751. There are two additional five year renewals with a set accelerating increase of 10% per 5 year term.  The original lease dated in 2006 predated our acquisition of TransTech Systems on June 8, 2010. However, Mr. James Gingo was a member in G & L Business Group LLC, the lessor for this lease. On February 28, 2009, the members in the 2006 lease dissolved the G & L Business Group LLC and TransTech Systems leased the property directly from Little Properties LLC, an entity in which Mr. Gingo has no current ownership interest.

Related Party Transactions with Ronald P. Erickson

An affiliate of Mr. Erickson, our Chief Executive Officer, Juliz I Limited Partnership, loaned us operating funds during fiscal 2009.  The Demand Notes totaled $34,630 and accrued interest at 8% per annum. We paid the Demand Notes plus accrued interest of $9,708 during the year ended September 30, 2012.

Additionally, Mr. Erickson incurred expenses on behalf of the Company for a total of $24,322 during the 2009 fiscal year.  The balance was converted into a Demand Note as of September 30, 2009 and accrued interest at 8% per annum. We paid the Demand Note plus accrued interest of $5,294 during the year ended September 30, 2012.

We recorded accounts payable- related parties as of $0 and $73,600 for payroll or expenses as of  September 30, 2013 and September 30, 2012, respectively.

Mr. Erickson, our Chief Executive Officer and/or entities in which Mr. Erickson has a beneficial interest have made advances and loans to us in the total principal amount of $960,000 on or before the date hereof at an average annual interest rate of 4.2%. In addition, Mr. Erickson and/or entities in which Mr. Erickson has a beneficial interest also have unreimbursed 2013 expenses and unpaid salary and interest from 2013 on the outstanding principal amount of the Loans totaling approximately $65,000 as of June 14, 2013. Mr. Erickson and related entities converted $500,000 of the advances and loans as part of the PPM which closed June 14, 2013. The remaining amounts were paid to Mr. Erickson and related entities prior to June 30, 2013.

On January 10, 2014, we entered into a Demand Promissory Note with Mr. Erickson and/or entities in which Mr. Erickson has a beneficial interest in the total principal amount of $200,000 at an average annual interest rate of 3.0%. The Note is due March 31, 2014.

Related Party Transactions with Bradley Sparks

On November 12, 2009, Mr. Sparks resigned as our Chief Executive Officer and President.  He held these positions since November 2006.  Mr. Sparks accrued, but was not paid, compensation of $20,000 per month. In addition, Mr. Sparks entered into (i) a demand note dated February 27, 2007 for $50,000 plus loan fees of $750.  Interest accrued on the note at a rate of 18% per annum, with a penalty interest rate of 30%; and (ii) a demand note dated September 30, 2009 for $22,478. Interest accrued at 8% per annum, with a default interest rate of 12%.

On September 6, 2012, Mr. Sparks resigned from the Board of Directors. In addition, we signed a Settlement and Release Agreement or Sparks Agreement with Mr. Sparks, The Sparks Agreement required (i) payment of $50,750 (paid) and issuance of 513,696 shares of our common stock for full payment on a note and related accrued interest of $66,780; (ii) payment of $39,635 to Mr. Sparks for a note, accrued interest and other unpaid expenses (paid); and (iii) issuance of 4,000,000 restricted shares of our common stock to Mr. Spark for unpaid compensation in the amount of $721,333. The above is in full settlement of all outstanding liabilities due to Mr. Sparks.

Mr. Sparks is the cousin of Ronald Erickson, our Chief Executive Officer.

Related Party Transactions with Dr. Masahiro Kawahata and Yoshitami Arai

We paid $195,000 for fees to Dr. Kawahata and Mr. Arai, two former Directors, as a finder fee for their services in closing the Sumitomo transactions. We paid $60,000 on June 25, 2012 and $135,000 on July 25, 2012. On December 28, 2012, the Board of Directors ratified the resignation of Dr. Masahiro Kawahata as an independent director effective as of November 30, 2012.  On December 28, 2012, the Board ratified the resignation of Yoshitami Arai as an independent director effective as of December 26, 2012.

Related Party Transaction with Mark Scott

Mr. Mark Scott, our Chief Financial Offer, invested $10,000 in the Private Placement which closed June 14, 2013.

DESCRIPTION OF SECURITIES

Common Stock

Our common stock is $.001 par value, 500,000,000 shares authorized and as of January 24, 2014 , we had 165,263,674 issued and outstanding, held by 139 shareholders of record. The number of stockholders, including beneficial owners holding shares through nominee names is approximately 1,375. Each share of Common Stock entitles its holder to one vote on each matter submitted to the shareholders for a vote, and no cumulative voting for directors is permitted.  Stockholders do not have any preemptive rights to acquire additional securities issued by the Company.  As of January 24, 2014, we had 128,072,223 shares of common stock reserved for issuance upon exercise of outstanding warrants.

American Stock Transfer and Trust Company is the transfer agent and registrar for our Common Stock.

Preferred Stock

On September 13, 2002, 50,000,000 shares of preferred stock with a par value of $0.001 were authorized by the shareholders.  There are no preferred shares issued and the terms have not been determined.

Stock Incentive Plan

On April 29, 2011, the 2011 Stock Incentive Plan was approved at the Annual Stockholder Meeting. We were authorized to issue options for, and have reserved for issuance, up to 7,000,000 shares of common stock under the 2011 Stock Incentive Plan. On March 21, 2013, we were authorized to issue options for up to 14,000,000 shares under the 2011 Stock Incentive Plan at the Annual Stockholder Meeting.

Change in Control Provisions

Our articles of incorporation provide for a maximum of nine directors, and the size of the Board cannot be increased by more than three directors in any calendar year.  There is no provision for classification or staggered terms for the members of the Board of Directors.

Our articles of incorporation also provide that except to the extent the provisions of Nevada General Corporation Law require a greater voting requirement, any action, including the amendment of the Company’s articles or bylaws, the approval of a plan of merger or share exchange, the sale, lease, exchange or other disposition of all or substantially all of the Company’s property other than in the usual and regular course of business, shall be authorized if approved by a simple majority of stockholders, and if a separate voting group is required or entitled to vote thereon, by a simple majority of all the votes entitled to be cast by that voting group.

Our bylaws provide that only the Chief Executive Officer or a majority of the Board of Directors may call a special meeting.  The bylaws do not permit the stockholders of the Company to call a special meeting of the stockholders for any purpose.

Amendment of Bylaws

Our Board of Directors has the authority to amend our bylaws; however, the stockholders, under the provisions of our articles of incorporation as well as our bylaws, have the concurrent power to amend the bylaws.

Market Price of and Dividends on Common Equity and Related Stockholder Matters

Our common stock trades on OTCQB Exchange under the symbol "VSUL". The following table sets forth the range of the high and low sale prices of the common stock for the periods indicated:

Quarter Ended	High	Low
December 31, 2013	$0.12	$0.06

December 31, 2012	$0.20	$0.08
March 31, 2013	$0.15	$0.07
June 30, 2013	$0.15	$0.08
September 30, 2013	$0.10	$0.06

December 31, 2011	$0.13	$0.05
March 31, 2012	$0.12	$0.05
June 30, 2012	$0.16	$0.08
September 30, 2012	$0.18	$0.07

December 31, 2010	$0.74	$0.23
March 31, 2011	$0.70	$0.33
June 30, 2011	$0.57	$0.21
September 30, 2011	$0.24	$0.08

As of January 21, 2014 , the closing price of our common stock was $0. 07 per share. As of January 24, 2014, there were 165,263,674 shares of common stock outstanding.

Holders

As of January 24, 2014 , we had 139 stockholders of record of our common stock based upon the stockholder list provided by our transfer agent. The number of stockholders, including the beneficial owners’ shares through nominee names, is approximately 1,375.

Transfer Agent

Our transfer agent is American Stock Transfer & Trust Company located at 6201 15th Avenue, Brooklyn, New York 11219, and their telephone number is (800) 937-5449.

Dividends

We have never paid any cash dividends and intend, for the foreseeable future, to retain any future earnings for the development of our business. Our future dividend policy will be determined by the board of directors on the basis of various factors, including our results of operations, financial condition, capital requirements and investment opportunities.

Other Information

The description of our capital stock does not purport to be complete and is qualified in all respects by reference to our (i) Amended and Restated Articles of Incorporation, filed as Exhibit 3.2 to our Amended Form S1 filed on September 13, 2013; (ii) Amended and Restated Bylaws dated August 10, 2012 and filed August 17, 2012; and (iii) Form of Purchase Agreement, Warrants, and Registration Rights Agreement dated June 10, 2013 by and between Visualant, Inc. and Special Situations Technology Funds and forty accredited investors.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
ACCOUNTING AND FINANCIAL DISCLOSURE

There are not and have not been any disagreements between us and our accountants on any matter of accounting principles, practices, or financial statement disclosure during our two most recent fiscal years and subsequent interim period.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

Under Nevada law, a corporation may include in its articles of incorporation (“Articles”) a provision that eliminates or limits the personal liability of a director to the corporation or its stockholders for monetary damages as a result of any act or failure to act in his capacity as a director, except that no such provision may eliminate or limit the liability of a director (a) for any breach of his fiduciary duty as a director, (b) for acts or omissions not in good faith or that involve intentional misconduct, fraud or a knowing violation of law, (c) for conduct violating the Nevada General Corporation Law, or (d) for any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled.

Section 78.7502 of the Nevada Revised Statues or NRS provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful.

NRS Section 78.4502 also provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation; provided, however, that indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Any indemnification pursuant to the above provisions may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances.  The determination must be made:  (a) by the stockholders; (b) by the Board of Directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; (c) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or (d) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

Under Article X of the Company’s Amended and Restated Articles of Incorporation, the personal liability of all its directors is eliminated to the fullest extent allowed by Nevada law.  In addition, a director shall not be personally liable to the corporation or its stockholders for monetary damages for conduct as a director, except for liability (a) for acts or omissions that involve intentional misconduct or a knowing violation of law; (b) for conducting violating the Nevada General Corporation Law; or (c) for any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled.

Article XI of the Articles of Incorporation also provides for indemnification of the Company’s directors and officers, and authorizes the Company to purchase and maintain insurance or make other financial arrangements on behalf of any director, officer, agent or employee of the corporation, for any liability asserted against him and for expenses incurred by him in his capacity as a director, officer, employee or agent, arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

The Company currently has a directors’ and officers’ liability insurance policy in place pursuant to which its directors and officers are insured against certain liabilities, including certain liabilities under the Securities Act of 1933, as amended or Securities A and the Securities and Exchange Act of 1934, as amended or Exchange Act.

Insofar as indemnification for liabilities arising out of the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the provisions described above, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ADDITIONAL INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended. Reports filed with the SEC pursuant to the Exchange Act, including proxy statements, annual and quarterly reports, and other reports filed by us can be inspected and copied at the public reference facilities maintained by the SEC at the Headquarters Office, 100 F. Street N.E., Room 1580, Washington, D.C. 20549. The reader may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The reader can request copies of these documents upon payment of a duplicating fee by writing to the SEC. Our filings are also available on the SEC’s internet site at http://www.sec.gov.

Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders
Visualant, Inc.:

We have audited the accompanying consolidated balance sheets of Visualant, Inc. (the “Company”) as of September 30, 2013 and 2012 and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for the years ended September 30, 2013 and 2012.  These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Visualant, Inc. as of September 30, 2013 and 2012, and the results of its operations and its cash flows for the years ended September 30, 2013 and 2012, in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company has sustained a net loss from operations and has an accumulated deficit since inception.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans in this regard are also described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
PMB Helin Donovan, LLP /s/ PMB Helin Donovan, LLP January 13, 2014 Seattle, Washington

VISUALANT, INCORPORATED AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	September 30, 2013	September 30, 2012
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$747,129	$1,141,165
Accounts receivable, net of allowance of $40,750 and $16,750, respectively	1,007,074	1,012,697
Prepaid expenses	56,531	222,978
Inventories	600,790	344,692
Refundable tax assets	29,773	29,316
Total current assets	2,441,297	2,750,848

EQUIPMENT, NET	427,215	469,001

OTHER ASSETS
Intangible assets, net	770,882	1,110,111
Goodwill	983,645	983,645
Other assets	6,161	6,161

TOTAL ASSETS	$4,629,200	$5,319,766

LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY

CURRENT LIABILITIES:
Accounts payable - trade	$2,301,149	$1,593,861
Accounts payable - related parties	66,025	73,737
Accrued expenses	80,926	391,311
Accrued expenses - related parties	-	5,849
Deferred revenue	-	666,667
Convertible notes payable	-	750,000
Derivative liability - warrants	4,184,000	-
Notes payable - current portion of long term debt	753,129	1,631,903
Total current liabilities	7,385,229	5,113,328

LONG TERM LIABILITIES:
Long term debt	1,894	4,015

COMMITMENTS AND CONTINGENCIES	-	-

STOCKHOLDERS' (DEFICIT) EQUITY:
Preferred stock - $0.001 par value, 50,000,000 shares authorized, no shares
issued and outstanding	-	-
Common stock - $0.001 par value, 500,000,000 shares authorized, 165,263,674
and 90,992,954 shares issued and outstanding at 9/30/13 and 9/30/12, respectively	165,264	90,993
Additional paid in capital	17,565,568	13,995,554
Accumulated deficit	(20,537,825)	(13,915,931)
Total stockholders' (deficit) equity	(2,806,993)	170,616
Noncontrolling interest	49,070	31,807

TOTAL LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY	$4,629,200	$5,319,766

The accompanying notes are an integral part of these consolidated financial statements.

VISUALANT, INCORPORATED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Years Ended,
	September 30, 2013	September 30, 2012

REVENUE	$8,572,799	$7,923,976
COST OF SALES	6,717,192	6,344,247
GROSS PROFIT	1,855,607	1,579,729
RESEARCH AND DEVELOPMENT EXPENSES	1,169,281	176,944
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	4,580,653	3,624,711
OPERATING LOSS	(3,894,327)	(2,221,926)

OTHER INCOME (EXPENSE):
Interest expense	(173,248)	(463,735)
Other income	31,881	36,597
Loss on change - derivative liability warrants	(1,448,710)	-
Loss on purchase of warrants and additional investment right	(1,150,000)	(500,000)
Gain on extinguishment of debt	-	394,057
Total other expense	(2,740,077)	(533,081)

LOSS BEFORE INCOME TAXES	(6,634,404)	(2,755,007)

Income taxes - current benefit	(29,773)	(29,315)

NET LOSS	(6,604,631)	(2,725,692)

NONCONTROLLING INTEREST	17,263	6,206

NET (LOSS) ATTRIBUTABLE TO VISUALANT, INC. AND SUBSIDIARIES COMMON SHAREHOLDERS	$(6,621,894)	$(2,731,898)

Basic and diluted income (loss) per common share attributable to Visualant, Inc. and subsidiaries common shareholders-
Basic and diluted income (loss) per share	$(0.05)	$(0.04)

Weighted average shares of common stock outstanding- basic and diluted	122,934,436	65,557,376

The accompanying notes are an integral part of these consolidated financial statements.

VISUALANT, INCORPORATED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' (DEFICIT) EQUITY

					Total
			Additional		Stockholders'
	Common Stock		Paid in	Accumulated	(Deficit)
	Shares	Amount	Capital	Deficit	Equity
Balance as of September 30, 2011	49,065,669	$49,066	$9,524,577	$(11,184,033)	$(1,610,390)

Stock compensation expense - employee options	-	-	27,746	-	27,746
Stock compensation expense - non-employee options	-	-	238,426	-	238,426
Issuance of common stock for services	3,400,000	3,400	323,100	-	326,500
Issuance of common stock	22,664,705	22,664	2,604,005	-	2,626,669
Issuance of common stock for debenture conversion	9,273,795	9,276	415,724	-	425,000
Issuance of common stock for accrued liabilities	825,089	823	37,870	-	38,693
Issuance of common stock for debt extinguishment	4,513,696	4,514	446,856	-	451,370
Issuance of common stock for asset purchase	1,250,000	1,250	161,250	-	162,500
Beneficial conversion feature	-	-	216,000	-	216,000
Net loss	-	-	-	(2,731,898)	(2,731,898)

Balance as of September 30, 2012	90,992,954	90,993	13,995,554	(13,915,931)	170,616
				-	-
Stock compensation expense - employee options	-	-	250,013	-	250,013
Issuance of common stock for services	2,800,000	2,800	311,700	-	314,500
Issuance of common stock	53,293,049	53,293	2,063,789	-	2,117,082
Issuance of common stock for debenture conversion	15,000,000	15,000	735,000	-	750,000
Issuance of common stock for accrued liabilities	2,612,603	2,613	134,017	-	136,630
Issuance of common stock for warrants - cashless	4,565,068	4,564	(4,564)	-	-
Issuance of warrants for services	-	-	76,060	-	76,060
Retirement of option shares	(4,000,000)	(3,999)	3,999	-	-
Net loss	-	-	-	(6,621,894)	(6,621,894)

Balance as of September 30, 2013	165,263,674	$165,264	$17,565,568	$(20,537,825)	$(2,806,993)

The accompanying notes are an integral part of these consolidated financial statements.

VISUALANT, INCORPORATED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended,
	September 30, 2013	September 30, 2012

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(6,604,631)	$(2,731,898)
Adjustments to reconcile net loss to net cash provided by
(used in) operating activities
Depreciation and amortization	397,871	356,348
Issuance of capital stock for services and expenses	314,500	326,500
Issuance of warrants for services and expenses	76,060	-
Issuance of capital stock for accrued liabilities	136,630	38,693
Stock based compensation	250,013	266,172
(Loss) on sale of assets	(4,923)	(7,690)
Loss on change - derivative liability warrants	1,448,710	-
Beneficial conversion feature	-	216,000
Gain on extinguishment of debt	-	(394,057)
Provision for losses on accounts receivable	29,281	-
Changes in operating assets and liabilities:
Accounts receivable	(23,658)	(188,973)
Prepaid expenses	166,447	60,226
Inventory	(256,098)	109,896
Other assets	-	(5,070)
Loss on purchase of warrants and additional investment right	850,000	500,000
Accounts payable - trade and accrued expenses	383,342	749,248
Deferred revenue	(666,667)	666,667
Income tax receivable	(457)	(20,236)
CASH (USED IN) OPERATING ACTIVITIES	(3,503,580)	(58,174)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(25,841)	(109,167)
Proceeds from sale of equipment	13,908	9,058
NET CASH (USED IN) INVESTING ACTIVITIES:	(11,933)	(100,109)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from line of credit	308,988	62,098
Repayment of debt	(2,027,640)	(956,935)
Proceeds from the issuance of common stock	4,852,372	2,626,669
Repayments of capital leases	(12,243)	(12,676)
Purchase of outstanding warrants	-	(500,000)
Change in non-controlling interest	-	(12,021)
NET CASH PROVIDED BY FINANCING ACTIVITIES	3,121,477	1,207,135

NET INCREASE IN CASH AND CASH EQUIVALENTS	(394,036)	1,048,852

CASH AND CASH EQUIVALENTS, beginning of period	1,141,165	92,313

CASH AND CASH EQUIVALENTS, end of period	$747,129	$1,141,165

Supplemental disclosures of cash flow information:
Interest paid	$112,076	$135,828
Taxes paid	$-	$-

Non-cash investing and financing activities:
Debenture converted to common stock	$750,000	$425,000
Acquisition of leased equipment	$-	$597
Issuance of common stock for asset purchase	$-	$162,500
Issuance of common stock for debt extinguishment	$-	$451,370

The accompanying notes are an integral part of these consolidated financial statements.

VISUALANT, INCORPORATED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	ORGANIZATION

Visualant, Inc. (the “Company” or “Visualant”) was incorporated under the laws of the State of Nevada on October 8, 1998 with authorized common stock of 500,000,000 shares at $0.001 par value. On September 13, 2002, 50,000,000 shares of preferred stock with a par value of $0.001 were authorized by the shareholders.  There are no preferred shares issued and the terms have not been determined. The Company’s executive offices are located in Seattle, Washington.

The Company has invented a way to shine light at a material (solid surface, liquid, or gas) and measure the amount of light that is reflected back. The pattern of this reflected light is compared to other patterns the Company has captured and this allows the Company to identify, detect, or diagnose materials that cannot be identified by the human eye. The Company refers to this pattern of reflected light as a ChromaID™. The Company designs ChromaID Scanner devices made with electronic, optical, and software parts to produce and capture the light.

The Company’s first product, the ChromaID F12 Lab Kit, scans and identifies solid surfaces. The Company is marketing this product to customers who are considering licensing the technology. Target markets include, but are not limited to, commercial paint manufacturers, pharmaceutical equipment manufacturers, process control companies, currency paper and ink manufacturers, security card, reader, and scanner manufacturers, food processing, and electronic gaming.

Through our wholly owned subsidiary, TransTech Systems, Inc., based in Aurora, Oregon, the Company provides value added security and authentication solutions to corporate and government security and law enforcement markets throughout the United States.

On November 11, 2013, the Company entered into a Services and License Agreement with Invention Development Management Company (“IDMC”), L.L.C., a Delaware limited liability company. IDMC is affiliated with Intellectual Ventures, which collaborates with inventors, partners with pioneering companies and invests both expertise and capital in the process of invention.

On June 10, 2013, the Company entered into a Purchase Agreement, Warrants, Registration Rights Agreement and Voting Agreement with Special Situations and forty other accredited investors pursuant to which we issued 52,300,000 shares of common stock at $0.10 per share for a total of $5,230,000, which amount includes the conversion of $500,000 in outstanding debt of the Company owed to one of its officers.  As part of the transaction which closed on June 14, 2013, the Company issued to the investors (i) five year Series A Warrants to purchase a total of 52,300,000 shares of common stock at $0.15 per share; and (ii) five year Series B Warrants to purchase a total of 52,300,000 shares of common stock at $0.20 per share. The transaction was entered into to strengthen our balance sheet, complete the purchase of our TransTech subsidiary, and provide working capital to support the rapid movement of our ChromaID technology into the marketplace.

The Company’s Joint Development Agreement with Sumitomo Precision Products Co., Ltd., which focuses on the commercialization of the ChromaID™ technology expired December 31, 2013. The parties are defining their future commercial relationship. The Company has an License Agreement providing SPP with an exclusive license of the ChromaID™ technology in identified Asian territories. SPP is publicly traded in Japan and has operations in Japan, United States, China, United Kingdom, Canada and other parts of the world.

To date, the Company been issued six patents by the United States Office of Patents and Trademarks.  See page F-11 for more detailed information regarding the Company’s patents and business.

2.	GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company incurred net losses of $6,604,631 and $2,725,692 for the years ended September 30, 2013 and 2012, respectively. Our net cash used in operating activities was $3,503,580 for the year ended September 30, 2013.

The Company anticipates that it will record losses from operations for the foreseeable future. As of September 30, 2013, our accumulated deficit was $20,537,825.  The Company has limited capital resources, and operations to date have been funded with the proceeds from private equity and debt financings and loans from Ronald P. Erickson, our Chief Executive Officer. These conditions raise substantial doubt about our ability to continue as a going concern. The audit report prepared by our independent registered public accounting firm relating to our financial statements for the year ended September 30, 2013 includes an explanatory paragraph expressing the substantial doubt about our ability to continue as a going concern.

Continuation of the Company as a going concern is dependent upon obtaining additional working capital.  The financial statements do not include any adjustments that might be necessary if we are unable to continue as a going concern.

3.	SIGNIFICANT ACCOUNTING POLICIES: ADOPTION OF ACCOUNTING STANDARDS

PRINCIPLES OF CONSOLIDATION - The consolidated financial statements include the accounts of the Company and its wholly owned and majority-owned subsidiaries. Inter-Company items and transactions have been eliminated in consolidation.

CASH AND CASH EQUIVALENTS - The Company classifies highly liquid temporary investments with an original maturity of three months or less when purchased as cash equivalents. The Company maintains cash balances at various financial institutions. Balances at US banks are insured by the Federal Deposit Insurance Corporation up to $250,000. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant risk for cash on deposit.

ACCOUNTS RECEIVABLE AND ALLOWANCE FOR DOUBTFUL ACCOUNTS - Accounts receivable consist primarily of amounts due to the Company from normal business activities. The Company maintains an allowance for doubtful accounts to reflect the expected non-collection of accounts receivable based on past collection history and specific risks identified within the portfolio. If the financial condition of the customers were to deteriorate resulting in an impairment of their ability to make payments, or if payments from customers are significantly delayed, additional allowances might be required.

INVENTORIES - Inventories consist primarily of printers and consumable supplies, including ribbons and cards, badge accessories, capture devices, and access control components held for resale and are stated at the lower of cost or market on the first-in, first-out (“FIFO”) method.  Inventories are considered available for resale when drop shipped and invoiced directly to a customer from a vendor, or when physically received by TransTech at a warehouse location.  The company records a provision for excess and obsolete inventory whenever an impairment has been identified. There is a $10,000 reserve for impaired inventory as of September 30, 2013 and 2012.

EQUIPMENT - Equipment consists of machinery, leasehold improvements, furniture and fixtures and software, which are stated at cost less accumulated depreciation and amortization. Depreciation is computed by the straight-line method over the estimated useful lives or lease period of the relevant asset, generally 2-10 years, except for leasehold improvements which are depreciated over 5-20 years.

INTANGIBLE ASSETS / INTELLECTUAL PROPERTY – The Company amortizes the intangible assets and intellectual property acquired in connection with the acquisition of TransTech, over sixty months on a straight - line basis, which was the time frame that the management of the Company was able to project forward for future revenue, either under agreement or through expected continued business activities.  Intangible assets and intellectual property acquired from RATLab LLC and Javelin are recorded likewise. The Company performs annual assessments and has determined that no impairment is necessary.

GOODWILL – Goodwill is the excess of cost of an acquired entity over the fair value of amounts assigned to assets acquired and liabilities assumed in a business combination. With the adoption of ASC 350, goodwill is not amortized, rather it is tested for impairment annually, and will be tested for impairment between annual tests if an event occurs or circumstances change that would indicate the carrying amount may be impaired. Impairment testing for goodwill is done at a reporting unit level. Reporting units are one level below the business segment level, but are combined when reporting units within the same segment have similar economic characteristics. Under the criteria set forth by ASC 350, the Company has one reporting unit based on the current structure.  An impairment loss generally would be recognized when the carrying amount of the reporting unit’s net assets exceeds the estimated fair value of the reporting unit.  The Company performs annual assessments and has determined that no impairment is necessary.

LONG-LIVED ASSETS – The Company reviews its long-lived assets for impairment annually or when changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Long-lived assets under certain circumstances are reported at the lower of carrying amount or fair value. Assets to be disposed of and assets not expected to provide any future service potential to the Company are recorded at the lower of carrying amount or fair value (less the projected cost associated with selling the asset). To the extent carrying values exceed fair values, an impairment loss is recognized in operating results.

FAIR VALUE MEASUREMENTS AND FINANCIAL INSTRUMENTS – ASC Topic 820, Fair Value Measurement and Disclosures, defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.  This topic also establishes a fair value hierarchy, which requires classification based on observable and unobservable inputs when measuring fair value.  The fair value hierarchy distinguishes between assumptions based on market data (observable inputs) and an entity’s own assumptions (unobservable inputs).  The hierarchy consists of three levels:

Level 1 – Quoted prices in active markets for identical assets and liabilities;

Level 2 – Inputs other than level one inputs that are either directly or indirectly observable; and

Level 3 – Unobservable inputs developed using estimates and assumptions, which are developed by the reporting entity and reflect those assumptions that a market participant would use.

				Carrying
	Fair Value Measurements Using Inputs			Amount at
Financial Instruments	Level 1	Level 2	Level 3	September 30, 2013

Liabilities:
Derivative instruments - warrants	$-	$4,184,000	$-	$4,184,000

Total derivative liabilities	$-	$4,184,000	$-	$4,184,000

Liabilities measured at fair value on a recurring basis are summarized as follows:

September 30, 2013
Market price and estimated fair value of common stock:	$0.090
Exercise price	$0.15-0.20
Expected term (years)	3-5 years
Divident yield	-
Expected volatility	82%
Risk-free interest rate	1.3%

The risk-free rate of return reflects the interest rate for the United States Treasury Note with similar time-to-maturity to that of the warrants.

The recorded value of other financial assets and liabilities, which consist primarily of cash and cash equivalents, accounts receivable, other current assets, and accounts payable and accrued expenses approximate the fair value of the respective assets and liabilities at September 30, 2013 and 2012 based upon the short-term nature of the assets and liabilities.

Derivative Instruments - Warrants
The Company issued 104,600,000 warrants in connection with the June 2013 Private Placement of 52,300,000 shares of common stock.  The strike price of these warrants is $0.15 to $0.20 per share.  These warrants were not issued with the intent of effectively hedging any future cash flow, fair value of any asset, liability or any net investment in a foreign operation.  These warrants were issued with a down-round provision whereby the exercise price would be adjusted downward in the event that additional shares of the Company’s common stock or securities exercisable, convertible or exchangeable for the Company’s common stock were issued at a price less than the exercise price.  Therefore, the fair value of these warrants were recorded as a liability in the consolidated balance sheet and are marked to market each reporting period until they are exercised or expire or otherwise extinguished.

The proceeds from the Private Placement were allocated between the Common Shares and the Warrants issued in connection with the Private Placement based upon their estimated fair values as of the closing date at June 14, 2013, resulting in the aggregate amount of $2,494,710 to the Stockholders’ Equity and $2,735,290 to the warrant derivative.  During 2013, the Company recognized $1,448,710 of other expense resulting from the increase in the fair value of the warrant liability at September 30, 2013.

REVENUE RECOGNITION - TransTech revenue is derived from other products and services. Revenue is considered realized when the services have been provided to the customer, the work has been accepted by the customer and collectability is reasonably assured. Furthermore, if an actual measurement of revenue cannot be determined, we defer all revenue recognition until such time that an actual measurement can be determined. If during the course of a contract management determines that losses are expected to be incurred, such costs are charged to operations in the period such losses are determined. Revenues are deferred when cash has been received from the customer but the revenue has not been earned. The SPP License fee was recorded as revenue over the life the Joint Development Agreement discussed below. The Company recorded deferred revenue of $0 and $666,667 as of September 30, 2013 and September 30, 2012, respectively.

STOCK BASED COMPENSATION - The Company has share-based compensation plans under which employees, consultants, suppliers and directors may be granted restricted stock, as well as options to purchase shares of Company common stock at the fair market value at the time of grant. Stock-based compensation cost is measured by the Company at the grant date, based on the fair value of the award, over the requisite service period. For options issued to employees, the Company recognizes stock compensation costs utilizing the fair value methodology over the related period of benefit.  Grants of stock options and stock to non-employees and other parties are accounted for in accordance with the ASC 505.

INCOME TAXES - Income tax benefit is based on reported loss before income taxes. Deferred income taxes reflect the effect of temporary differences between asset and liability amounts that are recognized for financial reporting purposes and the amounts that are recognized for income tax purposes. These deferred taxes are measured by applying currently enacted tax laws where that company operates out of. The Company recognizes refundable and deferred assets to the extent that management has determined their realization. As of September 30, 2013 and September 30, 2012, the Company had refundable tax assets related to TransTech of $29,773 and $29,316, respectively.

NET LOSS PER SHARE - Under the provisions of ASC 260, “Earnings Per Share,” basic loss per common share is computed by dividing net loss available to common shareholders by the weighted average number of shares of common stock outstanding for the periods presented. Diluted net loss per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that would then share in the income of the Company, subject to anti-dilution limitations. The common stock equivalents have not been included as they are anti-dilutive. As of September 30, 2013, there were options outstanding for the purchase of 12,735,000 common shares, warrants for the purchase of 113,507,050 common shares which could potentially dilute future earnings per share As of September 30, 2012, there were options outstanding for the purchase of 5,920,000 common shares, warrants for the purchase of 3,369,050 common shares, and an undetermined number shares of common stock related to convertible debt, which could potentially dilute future earnings per share.

DIVIDEND POLICY - The Company has never paid any cash dividends and intends, for the foreseeable future, to retain any future earnings for the development of our business. Our future dividend policy will be determined by the board of directors on the basis of various factors, including our results of operations, financial condition, capital requirements and investment opportunities.

USE OF ESTIMATES - The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

RECENT ACCOUNTING PRONOUNCEMENTS

A variety of proposed or otherwise potential accounting standards are currently under study by standard setting organizations and various regulatory agencies. Due to the tentative and preliminary nature of those proposed standards, management has not determined whether implementation of such proposed standards would be material to our consolidated financial statements.

In February 2013, the Financial Accounting Standards Board (the “FASB”) issued Accounting Standards Update (“ASU”) 2013-04, Liabilities (Topic 405), which provides guidance for the recognition, measurement, and disclosure of obligations resulting from joint and several liability arrangements. The guidance requires an entity to measure those obligations as the sum of the amount the reporting entity agreed to pay on the basis of its arrangement among its co-obligors and any additional amount the reporting entity expects to pay on behalf of its co-obligors. The guidance also requires an entity to disclose the nature and amount of the obligation as well as other information about those obligations.  ASU 2013-04 is effective for fiscal years beginning after December 15, 2013, which is effective for the Company’s first quarter of fiscal year 2015.  The Company does not believe the adoption of ASU 2013-04 will have a material effect on the Company’s consolidated financial statements.

In February 2013, the FASB issued ASU 2013-02, Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income.  ASU 2013-02 requires disclosure of the amounts reclassified out of each component of accumulated other comprehensive income and into net earnings during the reporting period and is effective for reporting periods beginning after December 15, 2012.  The Company does not believe the adoption of ASU 2013−02 in the first quarter of fiscal year 2014 will have a material impact on the measurement of net earnings or other comprehensive income.

In December 2011, the FASB issued ASU 2011-11, Disclosures about Offsetting Assets and Liabilities and in January 2013, the FASB issued ASU 2013-01, Clarifying the Scope of Disclosures about Offsetting Assets and Liabilities. ASU 2011-11, as clarified, enhances disclosures surrounding offsetting (netting) assets and liabilities. The clarified standard applies to derivatives, repurchase agreements and securities lending transactions and requires companies to disclose gross and net information about financial instruments and derivatives eligible for offset and to disclose financial instruments and derivatives subject to master netting arrangements in financial statements. The clarified standard did not have a material effect on the Company’s financial position or results of operations.

In October 2012, the FASB issued ASU 2012-04, Technical Corrections and Improvements, which makes certain technical corrections (i.e., relatively minor corrections and clarifications) and “conforming fair value amendments” to the FASB Accounting Standards Codification (the “Codification”). The corrections and improvements include technical corrections based on feedback on the Codification and conforming amendments primarily related to fair value in areas outside of ASC 820. The amendments affect various Codification topics and apply to all reporting entities within the scope of those topics and became effective for the Company on December 20, 2012.  The adoption of ASU 2012-04 did not have a material effect on the Company’s financial position or results of operations.

In July 2012, the FASB issued ASU 2012−02, Intangibles—Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment.  The revised standard is intended to reduce the cost and complexity of testing indefinite-lived intangible assets other than goodwill for impairment. It allows companies to perform a “qualitative” assessment to determine whether further impairment testing of indefinite-lived intangible assets is necessary, similar in approach to the goodwill impairment test.  The amendments are effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012. The adoption of ASU 2012-02 did not have a material effect on the Company’s financial position or results of operations.

In December 2011, the FASB issued ASU 2011−12, Comprehensive Income. The amendments in ASU 2011-12 supersede certain pending paragraphs in ASU 2011−05, Presentation of Comprehensive Income to effectively defer only those changes in ASU 2011−05 that relate to the presentation of reclassification adjustments out of accumulated other comprehensive income. The requirement to report comprehensive income either in a single continuous financial statement or in two separate but consecutive financial statements became effective in the first quarter of fiscal 2013.  The adoption of ASU 2011−12 did not impact the Company’s measurement of net earnings or other comprehensive income.

4.	DEVELOPMENT OF OUR CHROMAID™ TECHNOLOGY

The Company’s ChromaID™ Technology

The Company has invented a way to project light at a material (solid surface, liquid, or gas) and measure the amount of light that is reflected back. The pattern of this reflected light is compared to other patterns the company has captured and this allows us to identify, detect, or diagnose materials that cannot be identified by the human eye. The Company refers to this pattern of reflected light as a ChromaID™. The Company designs ChromaID scanning devices made with electronic, optical, and software parts to produce and capture the light.

The Company’s first product, the ChromaID F12 Lab Kit, scans and identifies solid surfaces. The Company is marketing this product to customers who are considering licensing the technology. Target markets include, but are not limited to, commercial paint manufacturers, pharmaceutical equipment manufacturers, process control companies, currency paper and ink manufacturers, security card, reader, and scanner manufacturers, food processing, and electronic gaming.

There is no current requirement for FDA or other government approval for the current applications of the Company’s ChromaID technology. Over time, as the Company explores the application of its ChromaID technology for medical diagnostics and other applications, the Company expects that there will be requirements for FDA and other government approvals before applications using the technology in medical and other regulated fields can enter the marketplace.

The Company’s research and development expenses are as follows:

Year ended September 30, 2013- $1,169,281
Year ended September 30, 2012-   $176,944

The Company employs two individuals and utilizes contractors at the RATLab LLC and other suppliers for our research and development.

The Company’s Patents

On August 9, 2011, the Company was issued US Patent No. 7,996,173 B2 entitled “Method, Apparatus and Article to Facilitate Distributed Evaluation of Objects Using Electromagnetic Energy,” by the United States Office of Patents and Trademarks. The patent expires August 24, 2029.

On December 13, 2011, the Company was issued US Patent No. 8,076,630 B2 entitled “System and Method of Evaluating an Object Using Electromagnetic Energy” by the United States Office of Patents and Trademarks. The patent expires November 7, 2028.

On December 20, 2011, the Company was issued US Patent No. 8,081,304 B2 entitled “Method, Apparatus and Article to Facilitate Evaluation of Objects Using Electromagnetic Energy” by the United States Office of Patents and Trademarks. The patent expires July 28, 2030.

On October 9, 2012, the Company was issued US Patent No. 8,285,510 B2 entitled “Method, Apparatus, and Article to Facilitate Distributed Evaluation of Objects Using Electromagnetic Energy” by the United States Office of Patents and Trademarks. The patent expires July 31, 2027.

On February 5, 2013, the Company was issued US Patent No. 8,368,878 B2 entitled “Method, Apparatus and Article To Facilitate Evaluation of Objects Using Electromagnetic Energy by the United States Office of Patents and Trademarks. The patent expires July 31, 2027.

On November 12, 2013, the Company was issued US Patent No. 8,583,394 B2 entitled “Method, Apparatus and Article To Facilitate Distributed Evaluation of Objects Using Electromagnetic Energy by the United States Office of Patents and Trademarks. The patent expires July 31, 2027.

The Company is pursuing an aggressive patent strategy to expand our unique intellectual property in the United States and Japan and other countries.

Services and License Agreement Invention Development Management Company, L.L.C.

On November 11, 2013, the Company entered into a Services and License Agreement with Invention Development Management Company, L.L.C. (“IDMC”), a Delaware limited liability company. IDMC is affiliated with Intellectual Ventures, which collaborates with inventors, partners with pioneering companies and invests both expertise and capital in the process of invention.

The Agreement requires IDMC to identify and engage investors to develop new applications of the Company’s ChromaID™ development kits, present the developments to the Company for approval, and file patent applications to protect the developments. IDMC is responsible for the development and patent costs. The Company is providing the development kits to IDMC at no cost and is providing ongoing technical support. In addition, to provide time for this accelerated expansion of its intellectual property he Company has agreed to delay the selling of the ChromaID development kits for 140 days except for certain select accounts. The Company will continue its business development efforts during this period and will work with IDMC and their global business development services to secure potential customers and licensees for its technology.

The Company receives a worldwide, nontransferable, exclusive license to the licensed IP developed under this Agreement, during the term of the Agreement, and solely within the identification, authentication and diagnostics field of use, to (a) make, have made, use, import, sell and offer for sale products and services; (b) make improvements; and (c) grant sublicenses of any and all of the foregoing rights (including the right to grant further sublicenses).

The Company receives a nonexclusive and nontransferrable option to acquire a worldwide, nontransferrable, nonexclusive license to the useful IP held by IDMC within the identification, authentication and diagnostics field of use to (a) make, have made, use, import, sell and offer to sell products and services and (b) grant sublicenses to any and all of the foregoing rights. The option to acquire this license may be exercised for up to two years from the effective date of the Agreement.

IDMC may provide global business development services to the Company, including present Visualant IP and any licensed IP, if applicable, to potential customers, licensees, and distributors in markets or geographies not being pursued by Visualant. Also, IDMC may introduce Visualant to a potential customer, licensee, or distributor for the purpose of identifying and closing a license, sale, or distribution deal or other monetization event.

Visualant grants to IDMC a nonexclusive, worldwide, fully paid up, nontransferable, sublicenseable, perpetual license to the Visualant IP, solely outside the identification, authentication and diagnostics field of use to (a) make, have made, use, import, sell and offer for sale products and services and (b) grant sublicenses of any and all of the foregoing rights (including the right to grant further sublicenses).

Visualant grants to IDMC a nonexclusive, worldwide, fully paid up, royalty-free, nontransferable, nonsublicenseable, perpetual license to access and use Visualant Technology solely for the purpose of marketing sublicenses to the Visualant IP to third parties.

As consideration for the exclusive IP license and application development services, Visualant has issued to IDMC a warrant to purchase up to 14,575,286 shares of common stock at twenty cents ($0.20) per share pursuant to the Warrant to Purchase Common Stock. The Warrant expires November 10, 2018 and the per share price is subject to adjustment.

The Company has agreed to pay IDMC a percentage of license revenue for the global development business services and a percentage of revenue received from any IDMC introduced company. The Company has also agreed to pay IDMC a royalty when Visualant receives royalty product revenue from an IDMC introduced company.

IDMC has agreed to pay Visualant a license fee for the nonexclusive license of the Visualant IP.

The term of the exclusive IP license and the nonexclusive IP license commences on the effective date of November 11, 2013, and terminates when all claims of the patents expire or are held in valid or unenforceable by a court of competent jurisdiction from which no appeal can be taken.

The term of the Agreement commences on the effective date until either party terminates the Agreement at any time following the fifth anniversary of the effective date by providing at least ninety days’ prior written notice to the other party.

The Company’s Acquisition of Visualant Related Assets of the RATLab LLC

On June 7, 2011, the Company closed the acquisition of all Visualant related assets of the RATLab namely the rights to the medical field of use of the Chroma ID technology. The RATLab is a Seattle based research and development laboratory created by Dr. Tom Furness, founder and Director of the HITLab International, with labs at Seattle, University of Canterbury in New Zealand, and the University of Tasmania in Australia. With this acquisition, we consolidated all intellectual property relating to the ChromaID technology, except for environmental field of use which was held by Javelin LLC and which was acquired separately (see below).  The Company acquired these assets of the RATLab for (i) 1,000,000 shares of our common stock at closing valued at $0.20 per share, the price during the negotiation of this agreement; (ii) payment of $250,000; and (iii) payment of the outstanding promissory note owing to Mr. Furness in the amount of $65,000 with accrued interest of $24,675.

On October 23, 2008, the Company and RATLab entered into definitive agreements which provide for a non-commercial non-exclusive license of the Company’s technology to RATLab for the purpose of continuing research and development with a license back to the Company for enhancements that are developed.  Further, an exclusive license was entered into between the Company and RATLab for selected fields of use.

The Company’s Acquisition of Environmental Field of Use Rights from Javelin LLC

On July 31, 2012, the Company closed the acquisition of all rights to the ChromaID technology in the environmental field of use from Javelin LLC. The Company acquired these assets of Javelin for (i) 1,250,000 shares of our common stock valued at $0.13 per share, the price during the negotiation of the acquisition agreement; and (ii) $100,000 in cash, with $20,000 payable at closing and $80,000 to be paid in four equal installments over a period of eight months, all of which have now been paid. In addition the Company entered into a business development agreement with Javelin LLC which will pay them a fee equal to ten percent of the gross margin revenues received from sales of ChromaID through their business development efforts. To date, Javelin has not earned any fees from business development efforts; however the business development agreement remains in effect.

5.	AGREEMENTS WITH SUMITOMO PRECISION PRODUCTS CO., LTD.

On May 31, 2012, the Company entered into a Joint Research and Product Development Agreement with Sumitomo, a publicly-traded Japanese corporation, for the commercialization of our ChromaID™ technology.   On March 29, 2013, the Company entered into an Amendment to Joint Research and Product Development Agreement or Amended Agreement with Sumitomo. The Amended Agreement extended the Joint Development Agreement from March 31, 2013 to December 31, 2013.   The extension provided for continuing work between Sumitomo and Visualant focused upon advancing the ChromaID technology and market research aimed at identifying the most significant markets for the ChromaID technology. The parties have identified a commercial version of the ChromaID scanner as Version 7.  The market research assisted in refining the qualities of Version 7 for the marketplace.  Meanwhile, the current version of the technology, identified as Version 6D, was introduced to the marketplace as a part of our ChromaID F12 Lab Kit during the three months ended December 31, 2013. The Amended Agreement expired December 31, 2013 and the parties are defining their future commercial relationship.

Sumitomo invested $2,250,000 in exchange for 17,307,693 shares of restricted common shares priced at $0.13 per share that was funded on June 21, 2012.  Sumitomo also paid the Company an initial payment of $1 million in accordance for an exclusive License Agreement which covers Japan, China, Taiwan, Korea and the entirety of Southeast Asia (Burma, Indonesia, Thailand, Cambodia, Laos, Vietnam, Singapore and the Philippines). A running royalty for the license granted under the License Agreement will be negotiated at the completion of the Joint Development Agreement. The Sumitomo License fee was recorded as revenue over the life the Joint Development Agreement and was fully recorded as of May 31, 2013.

Sumitomo is publicly traded in Japan and has operations in Japan, United States, China, United Kingdom, Canada and other parts of the world.

6.	ACQUISITION OF TRANSTECH

The Company’s wholly owned subsidiary, TransTech Systems, Inc., based in Aurora, Oregon, is a distributor of products, including systems solutions, components and consumables, for employee and government identification, document authentication, access control, and radio frequency identification.  TransTech provides these products and services, along with marketing and business development assistance to a growing channel of value-added resellers and system integrators throughout North America.

TransTech provides its channel partners pre-and post-sales support in the industry.  Technical Services covers training and installation support, in-warranty repair, out of warranty repair, and spares programs.  Our customer service team provides full sales, configuration, and logistics services.  An increasing number of manufacturers are turning to TransTech Systems for channel development and introduction of their products to our market space.

The Company closed the acquisition of TransTech on June 8, 2010. The Company acquired our 100% interest in TransTech by issuing a Promissory Note to James Gingo, the President and sole shareholder of TransTech, in the amount of $2,300,000, plus interest at the rate of three and one-half percent per annum from the date of the Note. The Note was secured by a security interest in the stock and assets of TransTech, and was payable over a period of three years. The final balance of $1,000,000 on the Note and accrued interest of $30,397 were paid to Mr. Gingo on June 12, 2013, to complete payment of the purchase price for the TransTech stock.

On June 8, 2010 in connection with the acquisition of TransTech, the Company issued a total of 3,800,000 shares of restricted common stock of the Company to James Gingo, Jeff Kruse and Steve Waddle, executives of TransTech, and Paul Bonderson, a TransTech investor.  The parties valued the shares in this transaction at $76,000 or $0.02 per share, the closing bid price during negotiations.

This acquisition is expected to accelerate market entry and penetration through well-operated and positioned dealers of security and authentication systems, thus creating a natural distribution channel for products featuring the company’s proprietary ChromaID technology.

7.	ACCOUNTS RECEIVABLE/CUSTOMER CONCENTRATION

Accounts receivable were $1,007,074 and $1,012,697, net of allowance, as of September 30, 2013 and 2012, respectively. The Company had no customers in excess of 10% of our consolidated revenues for the year ended September 30, 2013. The Company had no customers with accounts receivable in excess of 10% as of September 30, 2013. The Company does expect to have customers with consolidated revenues or accounts receivable balances of 10% of total accounts receivable in the foreseeable future.

8.	INVENTORIES

Inventories were $600,790 and $344,692 as of September 30, 2013 and 2012, respectively. Inventories consist primarily of printers and consumable supplies, including ribbons and cards, badge accessories, capture devices, and access control components held for resale. There is a $10,000 reserve for impaired inventory as of September 30, 2013 and 2012.

9.	FIXED ASSETS

Fixed assets, net of accumulated depreciation, was $427,215 and $469,001 as of September 30, 2013 and 2012, respectively. Accumulated depreciation was $663,213 and $606,509 as of September 30, 2013 and 2012, respectively. Total depreciation expense, was $66,557 and $60,869 for the years ended September 30, 2013 and 2012, respectively. All equipment is used for selling, general and administrative purposes and accordingly all depreciation is classified in selling, general and administrative expenses.

Property and equipment as of September 30, 2013 was comprised of the following:

	Estimated	September 30, 2013
	Useful Lives	Purchased	Capital Leases	Total
Machinery and equipment	2-10 years	$116,346	$87,039	$203,385
Leasehold improvements	5-20 years	603,612	-	603,612
Furniture and fixtures	3-10 years	73,539	101,260	174,799
Software and websites	3- 7 years	63,783	44,849	108,632
Less: accumulated depreciation		(444,751)	(218,462)	(663,213)
		$412,529	$14,686	$427,215

Property and equipment as of September 30, 2012 was comprised of the following:

	Estimated	September 30, 2012
	Useful Lives	Purchased	Capital Leases	Total
Machinery and equipment	2-10 years	$119,331	$87,039	$206,370
Leasehold improvements	5-20 years	603,612	-	$603,612
Furniture and fixtures	3-10 years	55,307	101,260	$156,567
Software and websites	3- 7 years	64,112	44,849	$108,961
Less: accumulated depreciation		(400,516)	(205,993)	$(606,509)
		$441,846	$27,155	$469,001

10.	INTANGIBLE ASSETS

Intangible assets as of September 30, and 2013 and 2012 consisted of the following:

	Estimated	September 30,	September 30,
	Useful Lives	2013	2012

Customer contracts	5 years	$983,645	$983,645
Technology	5 years	712,500	$712,500
Less: accumulated amortization		(925,263)	(586,034)
Intangible assets, net		$770,882	$1,110,111

Total amortization expense was $339,229 and $295,479 for the year ended September 30, 2013 and 2012, respectively.

The fair value of the TransTech intellectual property acquired was $983,645, estimated by using a discounted cash flow approach based on future economic benefits associated with agreements with customers, or through expected continued business activities with its customers. In summary, the estimate was based on a projected income approach and related discounted cash flows over five years, with applicable risk factors assigned to assumptions in the forecasted results.

The fair value of the RATLab intellectual property associated with the assets acquired was $450,000 estimated by using a discounted cash flow approach based on future economic benefits. In summary, the estimate was based on a projected income approach and related discounted cash flows over five years, with applicable risk factors assigned to assumptions in the forecasted results.

The fair value of the Javelin intellectual property acquired was $262,500 estimated by using a discounted cash flow approach based on future economic benefits associated with the assests acquired. In summary, the estimate was based on a projected income approach and related discounted cash flows over five years, with applicable risk factors assigned to assumptions in the forecasted results.

11.	ACCOUNTS PAYABLE

Accounts payable were $2,301,149 and $1,593,861 as of September 30, 2013 and 2012, respectively. Such liabilities consisted of amounts due to vendors for inventory purchases and technology development, external audit, legal and other expenses incurred by the Company.  TransTech had 3 vendors (31.7%, 11.5%, and 11.0%) with accounts payable in excess of 10% of its accounts payable as of September 30, 2013. The Company does expect to have vendors with accounts payable balances of 10% of total accounts payable in the foreseeable future.

12.	CONVERTIBLE NOTES PAYABLE

Agreements with Gemini Master Fund, Ltd.  and Ascendiant Capital Partners, LLC  dated May 19, 2011

On May 19, 2011, the Company entered into a Securities Purchase Agreement or (“Agreement”) with Gemini and Ascendiant, pursuant to which the Company issued $1.2 million in principal amount of 10% convertible debentures (the “Original Debentures”), which were due May 1, 2012.  The purchase price for the debentures was 83.3% of the face amount, resulting in our receiving $1.0 million, less legal fees, placement agent fees and expenses.  Under the terms of the Agreement, the debentures, including the amount of accrued interest thereon, were convertible at the option of the holder into shares of the Company’s common stock at a conversion price equal to the lesser of (i) $0.50 per share, or (ii) 70% of the average of the three lowest prices during the 20 trading days preceding the conversion date, subject to a floor conversion price of $0.35 per share, provided that the Company pays to the holder a compensatory amount in cash to adjust for the difference between the conversion price and $0.35 per share. The warrants for 2.4 million shares are exercisable at a price of $0.50 per share for five years. The Agreement also provided for an additional $1.0 million investment option by the Investors to purchase an additional $1.2 million in aggregate principal amount of debentures on or before the one-year anniversary date of the Agreement.  The conversion price of these additional debentures is equal to the lesser of (i) $1.00 per share, or (ii) 70% of the average of the three lowest prices during the 20 trading days preceding the conversion date, subject to a floor conversion price of $0.70 per share subject to adjustment.

The Company paid legal fees and expenses in the amount of $12,500. Visualant also paid $80,000 or 8.0% of the cash received and issued a five-year warrant for 192,000 shares in placement agent fees to Ascendiant Capital Markets LLC.

The due date of the Original Debentures was extended to September 30, 2012 pursuant to a First Amendment to the Agreement on March 12, 2012, and further extended to September 30, 2013 pursuant to a Second Amendment to the Agreement on August 16, 2012. The Agreement included an additional investment right granted to Gemini and Ascendiant, pursuant to which the Gemini and Ascendiant had the right at any time until September 30, 2013, to purchase up to $1.2 million in principal amount of Additional Debentures on the same terms and conditions as the Original Debentures, except that the conversion price on the Additional Debentures was expected to have a higher floor.  The conversion price on both the Original Debentures and the Additional Debentures were subject to a potential downward adjustment for any equity sales subsequent to the date of issuance. In conjunction with the purchase of the Additional Debentures, Gemini and Ascendiant also had the right to purchase additional warrants.

On August 28, 2012, the Company entered into a Warrant Purchase Agreement with Gemini and acquired the Gemini Warrant covering the purchase of up to 1.8 million shares, subject to adjustment, by paying $250,000 on August 28, 2012 and agreeing to pay $250,000 on or before November 30, 2012.

Ascendiant also had a warrant for the purchase of up to 600,000 shares of our common stock at an original exercise price of $.35 per share, which exercise price was subject to adjustment and which had been adjusted downward as of April 26, 2013, the date it was exercised by Ascendiant.

During the year ended September 30, 2012, we modified the terms of the outstanding Original Debentures with the Gemini and Ascendiant having an aggregate principal value of $1,200,000. The maturity date was extended to September 30, 2013, Gemini and Ascendiant converted principal and interest as outlined above at $0.05 per share, and the Company paid a premium to Gemini in the form of redeeming its outstanding warrants for $500,000. In addition, the additional investment and participation rights as defined in the Agreement granted to Gemini and Ascendiant were extended from September 30, 2012 to September 30, 2013. The fair value of the warrants was calculated using the Black-Scholes-Merton option valuation model. The following assumptions were used to determine the fair value of the Warrants using the Black-Scholes valuation model: a term of five years, risk-free rate of 3.92%, volatility of 100%, and dividend yield of zero. Interest expense was recorded for the loss of $500,000 related to the modification of the debentures.  The difference between the conversion price and the fair market value of the common stock on the commitment date resulted in a beneficial conversion feature recorded of $216,000. Total interest expense recognized, including the beneficial conversion feature was $313,534 during the year ended September 30, 2012.

On January 30, 2013, the Company and Gemini and Ascendiant entered into the following agreements dated January 23, 2013 but made effective as of the date of their execution by the parties. The Company entered into these agreements to eliminate the potential dilution. This decision was made as part of the funding transaction with accredited investors that closed on June 14, 2013.

(1)  Warrant Purchase Agreement between the Company and Ascendiant pursuant to which the Company agreed to repurchase the Ascendiant Warrant for a purchase price of $300,000, which amount was due in full on March 31, 2013. No portion of the purchase price was paid by the due date and Ascendiant was issued a total of 4,564,068 shares of common stock on April 26, 2013 as a result of Ascendiant’s cashless exercise of the Ascendiant Warrant.  On April 26, 2013, the Company entered into an Option Agreement with Ascendiant pursuant to which the Company had the option to purchase from Ascendiant 4,000,000 of the 4,564,068 shares of common stock of the Company acquired by Ascendiant upon exercise of its warrant for a total purchase price of $300,000.  If purchased by the Company, the 4,000,000 shares were expected to be retired to treasury.  The option was required to be exercised and payment for the shares made on or before May 31, 2013.  On May 31, 2013, the Company exercised its option to purchase 4,000,000 Option Shares from Ascendiant and paid to Ascendiant the $300,000 purchase price.   Ascendiant delivered only 2,284,525 of the 4,000,000 Option Shares purchased by the Company and had failed to deliver the remaining 1,715,475 Option Shares. On June 17, 2013, the Company filed a complaint (the “Complaint”) against Ascendiant Capital Partners, LLC (“Ascendiant”) in the California Superior Court, County of Orange (Case No. 30-2013-00656770-CU-BC-CJC) for breach of contract, seeking damages, specific performance and injunctive relief against Ascendiant. On September 24, 2013, the California Superior Court granted Visualant’s motion, finding that Visualant was likely to prevail on the merits of its claim against Ascendiant.  The Court ordered Ascendiant to deliver 1,715,475 Option Shares to the Company by 4:00PM, September 27, 2013. The delivery occurred on September 27, 2013. The Company expects to pursue its damage claim.

(2)  Amendment to Warrant Purchase Agreement between the Company and Gemini dated January 23, 2013 extending the due date for payment of the balance of the purchase price, including accrued interest thereon, from November 30, 2012 to March 31, 2013. The Company accrued interest at 18% on the $250,000 balance due to Gemini.  The Company was in default on its payment obligation to Gemini, which entitled Gemini to exercise its warrant, potentially resulting in substantial additional dilution to our shareholders. On May 31, 2013, the Company paid $250,000 plus interest of $35,175 under the Amendment to Warrant Purchase Agreement with Gemini, in exchange for which the Company acquired the warrant from Gemini and cancelled it.

(3)  AIR Termination Agreement between the Company and Gemini (which had previously acquired Ascendiant’s AIR right in a private transaction between Gemini and Ascendiant) dated January 23, 2013 pursuant to which the Company acquired all additional investment rights or AIR of Gemini and Ascendiant under the Securities Purchase Agreement dated May 19, 2011 for the sum of $850,000, to be paid pursuant to the terms of a promissory note executed by the Company for the principal amount of $850,000.  The promissory note was payable in two installments of $425,000 each, together with accrued interest thereon at the rate of 5% per annum, due on June 30, 2013 and September 30, 2013. If the payments were not made, the Company owed 120% of the balance due plus interest. On June 26, 2013, the Company acquired all additional investment rights between the Company and Gemini under the AIR Agreement with the payment of $850,000 and interest of $17,349.

13.	NOTES PAYABLE, CAPITALIZED LEASES AND LONG TERM DEBT

Notes payable, capitalized leases and long term debt as of September 30, 2013 and 2012 consisted of the following:

	September 30,	September 30,
	2013	2012

BFI Business Finance Secured Credit Facility	$749,323	$568,475
TransTech capitalized leases, net of capitalized interest	5,700	17,943
Note payable to Umpqua Bank	0	-
Related party notes payable-
James Gingo Promissory Note	-	1,000,000
Lynn Felsinger	-	49,500
Total debt	755,023	1,635,918
Less current portion of long term debt	(753,129)	(1,631,903)
Long term debt	$1,894	$4,015

BFI Finance Corp Secured Credit Facility

The Company finances its TransTech operations from operations and a Secured Credit Facility with BFI Finance Corp. On December 9, 2008 TransTech entered into a $1,000,000 secured credit facility with BFI Business Finance to fund its operations.   On December 12, 2013, the secured credit facility was renewed for an additional six months, with a floor for prime interest of 4.5% (currently 4.5%), plus 2.5%. The credit facility includes accounts receivable borrowing based on 80% of eligible trade accounts receivable, not to exceed $1,000,000. The secured credit facility is collateralized by the assets of TransTech, with a guarantee by Visualant, including all assets of Visualant. Visualant believes any default would be satisfied by the assets of TransTech. Availability under this Secured Credit ranges from $0 to $100,000 ($60,000 currently) on a daily basis. The remaining balance on the accounts receivable line (currently $534,000) must be repaid by the time the secured credit facility expires on June 11, 2014, or the Company renews by automatic extension for the next successive 6 month term.

Capitalized Leases

TransTech has capitalized leases for equipment. The leases have a remaining lease term of 1-22 months. The aggregate future minimum lease payments under capital leases, to the extent the leases have early cancellation options and excluding escalation charges, are as follows:

Years Ended September 30,	Total
2014	$3,806
2015	1,894
2016	0
2017	-
2018	-
Total	5,700
Less current portion of capitalized leases	(3,806)
Long term capital leases	$1,894

The imputed interest rate in the capitalized leases is approximately 10.5%.

Related Party Notes Payable

The Company closed the acquisition of TransTech on June 8, 2010. The Company acquired its 100% interest in TransTech by issuing a Promissory Note to James Gingo, the President and sole shareholder of TransTech, in the amount of $2,300,000, plus interest at the rate of three and one-half percent per annum from the date of the Note. The Note was secured by a security interest in the stock and assets of TransTech, and was payable over a period of three years. The final balance of $1,000,000 on the Note and accrued interest of $30,397 were paid to Mr. Gingo on June 12, 2013, to complete the purchase price for the TransTech stock.

The Company paid the remaining note payable of $49,500 to Lynn Felsinger during the year ended September 30, 2013.

Aggregate maturities for notes payable, capitalized leases and long term debt by year are as follows:

Years Ended September 30,	Total
2014	$753,129
2015	1,894
2016	-
2017	-
2018	-
Total	$755,023

14.	EQUITY

Unless otherwise indicated, all of the following sales or issuances of Company securities were conducted under the exemption from registration as provided under Section 4(2) of the Securities Act of 1933 (and also qualified for exemption under 4(5), formerly 4(6) of the Securities Act of 1933, except as noted below). All of the shares issued were issued in transactions not involving a public offering, are considered to be restricted stock as defined in Rule 144 promulgated under the Securities Act of 1933 and stock certificates issued with respect thereto bear legends to that effect.

We have compensated consultants and service providers with restricted common stock during the development of our technology and when our capital resources were not adequate to provide payment in cash.

All of the following transactions were to accredited investors (with the exception of a few issuances which are noted below). All issuances to accredited and non-accredited investors were structured to comply with the requirements of the safe harbor afforded by Rule 506 of Regulation D, including limiting the number of non-accredited investors to no more than 35.

The Company had the following equity transactions during the year ended September 30, 2012:

 On October 5, 2011, the Company entered into a Financial Consultant Agreement (“Agreement”) with D. Weckstein and Co, Inc. (“Weckstein”) for financial consulting and investment banking services. The Agreement expires July 31, 2016. Under the Agreement, Weckstein was awarded 1,000,000 shares of common stock on November 7, 2011. The shares were valued at $0.07 per share, the closing price on November 7, 2011. In addition, the Company paid $10,000 to Weckstein.

On December 15, 2011, the Company issued 100,000 shares of restricted common stock to Todd Weaver for product development work. The shares were valued at $0.12 per share, the closing price on November 29, 2011, and do not have registration rights. It is the Company’s understanding that Mr. Weaver was not an accredited investor. However, Mr. Weaver was involved in the Company’s business, and the Company believed that he had such knowledge and experience in financial and business matters that he was capable of evaluating the merits and risks of an investment in the Company.

On February 7, 2012, the Company issued 1,000,000 restricted shares to Coventry Capital LLC related to an Advisory Agreement for financial advisory services. The shares were valued at $.10 per share.

On February 24, 2012, the Company issued 400,000 shares of common stock to five directors (100,000 shares for Yoshitami Arai and Dr. Masahiro Kawahata, 75,000 shares for Jon Pepper and Paul Bonderson and 50,000 shares for Bradley Sparks) for services provided on the Board of Directors of the Company during 2011. The shares were issued under the 2011 Stock Incentive Plan.

On April 1, 2011, the Company entered into an Investor Banking Agreement with National Securities Corporation for investment banking services. On March 12, 2012, the Company issued warrants for up to 204,000, 366,000 and 30,000 shares of common stock to National Securities Corporation, Steven Freifeld and Vince Calicchia, respectively. The warrants are exercisable at $.10 per share and expire March 11, 2015.

On April 2, 2012, the Company filed a Registration Statement on Form S-1 for 7,600,000 shares of common stock. The Registration Statement primarily registered shares for Ascendiant, Coventry Capital LLC and National Securities Corporation and affiliates and was declared effective by the SEC on April 18, 2012.

On May 16, 2012 the Company issued 150,000 shares of restricted common stock to Manna Advisory Services, LLC for investor relation services. The shares were valued at $0.10 per share. The shares do not have registration rights.

On May 31, 2012, the Company executed a Stock Purchase Agreement with Sumitomo Precision Products Co., Ltd. whereby Sumitomo invested $2,250,000 in exchange for 17,307,693 shares of restricted common shares priced at $0.13 per share that was funded on June 21, 2012. The shares do not have registration rights.

On July 31, 2012, the Company closed the acquisition of the environmental field of use for our Spectral Pattern Matching technology from Javelin LLC. The Company acquired the Visualant related assets of Javelin for (i) 1,250,000 shares of our common stock at closing valued at thirteen ($0.13) per share, the price during the negotiation of this agreement; and (ii)  $100,000, with $20,000 payable at closing and $80,000 to be paid in four equal installments over a period of eight months (paid).

On September 6, 2012, the Company signed a Settlement and Release Agreement or Sparks Agreement with Mr. Sparks, the former CEO and Director and a cousin of Ronald Erickson. The Sparks Agreement required (i) payment of $50,750 (paid) and issuance of 513,696 shares of our common stock for full payment on a note and related accrued interest of $66,780; (ii) payment of $39,635 to Mr. Sparks for a note, accrued interest and other liabilities (paid); and (iii) issuance of 4,000,000 restricted shares of our common stock to Mr. Spark for unpaid compensation in the amount of $721,333. The above is full settlement of all outstanding liabilities due to Mr. Sparks.

On September 18, 2012 the Company issued 500,000 shares of restricted common stock to NVPR, LLC for public relation services. The shares were valued at $0.13 per share. The shares do not have registration rights.

On September 28, 2012 the Company issued 250,000 shares of restricted common stock to Clayton McKeekin for investor relation services. The shares were valued at $0.13 per share. The shares do not have registration rights.

As of September 30, 2012, 7,036,975 shares of our common stock have been issued to Gemini upon conversion of $300,000 of the convertible debentures and interest of $20,780 at an average of $0.05 per share. The convertible debenture had a variable conversion price that was based upon the Company’s stock price during the 20 trading days prior to the conversion date.

As of September 30, 2012, 3,373,425 shares of our common stock have been issued to Ascendiant upon conversion of $150,000 of the convertible debentures and interest of $18,671 at an average of $0.05 per share. The convertible debenture had a variable conversion price that was based upon the Company’s stock price during the 20 trading days prior to the conversion date.

On June 17, 2011, the Company entered into a Securities Purchase Agreement with Ascendiant Capital Partners LLC, pursuant to which Ascendiant agreed to purchase up to $3,000,000 worth of shares of our common stock from time to time over a 24-month period, provided that certain conditions were met. The financing arrangement entered into by the Company and Ascendiant is commonly referred to as an “equity line of credit” or an “equity drawdown facility.”

As of September 30, 2012, the Company issued to Ascendiant 5,365,884 shares for $383,141 or $.071 per share under the Securities Purchase Agreement dated June 17, 2011.  In addition, the Company issued to Ascendiant during 2011 a total of 1,490,943 shares for $193,370 or $.131 per share under the Securities Purchase Agreement for commitment and legal fees.

The Company had the following equity transactions during the year ended September 30, 2013:

On October 22, 2012, the Company filed an Amended Registration Statement on Form S-1 for 7,600,000 shares of common stock. The Registration Statement primarily registered shares for Ascendiant, Coventry Capital LLC and National Securities Corporation and affiliates and was declared effective by the SEC on October 25, 2012.

On October 8, 2012, Ascendiant converted $50,000 of principal and interest of $6,959 into 1,139,178 shares of common stock at $.050 per share under the Securities Purchase Agreement dated May 19, 2011.

On June 17, 2011, the Company entered into a Securities Purchase Agreement with Ascendiant Capital Partners LLC or Ascendiant, pursuant to which Ascendiant agreed to purchase up to $3,000,000 worth of shares of our common stock from time to time over a 24-month period, provided that certain conditions were met. The financing arrangement entered into by the Company and Ascendiant is commonly referred to as an “equity line of credit” or an “equity drawdown facility.”

As of October 17, 2012, the Company issued to Ascendiant 6,358,933 shares for $483,141 or $.076 per share under the Securities Purchase Agreement dated June 17, 2011.  In addition, the Company issued to Ascendiant during 2011 a total of 1,490,943 shares for $193,370 or $.131 per share under the Securities Purchase Agreement for commitment and legal fees.

On October 26, 2012, the Company issued 150,000 shares of restricted common stock to Manna Advisory Services, LLC for investor relation services. The shares were valued at $0.13 per share. The Company expensed $19,500 during the nine months ended June 30, 2013. The shares do not have registration rights.

On November 28, 2012, Ascendiant converted $50,000 of principal and interest of $7,644 into 1,152,877 shares of common stock at $.050 per share under the Securities Purchase Agreement dated May 19, 2011.

On January 24, 2013, Gemini converted $300,000 of principal and $50,630 of accrued interest into 7,012,603 shares of common stock at $.050 per share under the Securities Purchase Agreement dated May 19, 2011.

On January 24, 2013, Ascendiant converted $50,000 of principal and $8,438 of accrued interest into 1,168,767 shares of common stock at $.050 per share under the Securities Purchase Agreement dated May 19, 2011.

On January 28, 2013, Gemini converted $300,000 of principal and $50,959 of accrued interest into 7,019,178 shares of common stock at $.050 per share under the Securities Purchase Agreement dated May 19, 2011.

On February 11, 2013, the Company entered into a Consulting Services Agreement with Integrated Consulting Services for strategic advice on our product roadmap. We issued a warrant for the purchase of 250,000 shares of our common stock.  The warrants are exercisable at $.13 per share and expire February 10, 2016. The Company valued the warrant at $0.10 per share and expensed $25,000 during the year ended September 30, 2013. Pursuant to the Consulting Services Agreement, the Company issued an additional warrant for the purchase of 250,000 shares of our common stock on August 12, 2013. The warrants are exercisable at $.13 per share and expire August 10, 2016. The Company valued the warrant at $0.0444 per share and expensed $11,100 during the year ended September 30, 2013. The warrants do not have piggyback registration rights.

On February 13, 2013, the Company issued 150,000 shares of restricted common stock to Manna Advisory Services, LLC, for investor relation services. The shares were valued at $0.10 per share. The Company expensed $15,000 during the year ended September 30, 2013.The shares do not have registration rights.

On February 13, 2013, the Company issued 150,000 shares of restricted common stock to David Markowski for services related to the acquisition of TransTech. The shares were valued at $0.10 per share. The Company expensed $15,000 during the year ended ended September 30, 2013. The shares do not have registration rights.

On February 13, 2013, the Company issued 2,000,000 shares of restricted common stock to two employees (1,200,000 shares for Ronald Erickson our Chief Executive Officer and 200,000 for Mark Scott, our Chief Financial Officer) and two directors (400,000 shares for Marco Hegyi and 200,000 shares for Jon Pepper) for services during 2012. The shares were valued at $0.10 per share. The Company expensed $200,000 during the year ended September 30, 2013. The shares do not have registration rights.

On March 1, 2013, the Company issued 50,000 shares of restricted common stock to Manna Advisory Services, LLC, for investor relation services. The shares were valued at $0.10 per share. The Company expensed $5,000 during the year ended September 30, 2013. The shares do not have registration rights.

On April 26, 2013, Ascendiant was issued a total of 4,565,068 shares of common stock as a result of Ascendiant’s cashless exercise of a warrant.  The warrant had an adjustable exercise price based on the Company’s stock price during the 3 trading days prior to the time of exercise as well as for any subsequent sales of stock or stock equivalents at an effective price less than the then exercise price of the warrant.  On January 23, 2013, the Company agreed to repurchase the Ascendiant Warrant for a purchase price of $300,000, payment of which was due by March 31, 2013; however, the Company did not complete that purchase, thereby enabling Ascendiant to exercise the Ascendiant Warrant on April 26, 2013.

The Company entered into an Option Agreement with Ascendiant dated April 26, 2013, pursuant to which the Company had the option to purchase from Ascendiant 4,000,000 shares of our common stock (the “Option Shares”) for an aggregate purchase price of $300,000.  On May 31, 2013, the Company exercised its option to purchase the 4,000,000 Option Shares from Ascendiant and paid to Ascendiant the $300,000 purchase price.  The option was required to be exercised and payment for the shares made on or before May 31, 2013.  On May 31, 2013, the Company exercised our option to purchase 4,000,000 Option Shares from Ascendiant and paid to Ascendiant the $300,000 purchase price.   Ascendiant delivered only 2,284,525 of the 4,000,000 Option Shares purchased by the Company and had failed to deliver the remaining 1,715,475 Option Shares. On June 17, 2013, the Company filed a complaint (the “Complaint”) against Ascendiant Capital Partners, LLC (“Ascendiant”) in the California Superior Court, County of Orange (Case No. 30-2013-00656770-CU-BC-CJC) for breach of contract, seeking damages, specific performance and injunctive relief against Ascendiant. On September 24, 2013, the California Superior Court granted Visualant’s motion, finding that Visualant was likely to prevail on the merits of its claim against Ascendiant.  The Court ordered Ascendiant to deliver 1,715,475 Option Shares to the Company by 4:00PM, September 27, 2013. The delivery occurred on September 27, 2013. The Company expects to pursue its damage claim.

On April 30, 2013, the Company issued 120,000 shares of restricted common stock to David Markowski for services related to the acquisition of TransTech. The shares were valued at $0.10 per share. The Company expensed $12,000 during the year ended September 30, 2013. The shares do not have registration rights.

On June 10, 2013, the Sterling Group forfeited a warrant to purchase 300,000 shares of common stock at $0.20 per share.

On June 10, 2013, the Company entered into a Purchase Agreement, Warrants, and Registration Rights Agreement with Special Situations Technology Funds and forty other accredited investors, pursuant to which we issued 52,300,000 shares of common stock at $0.10 per share for a total of $5,230,000, which amount includes the conversion of $500,000 in outstanding debt of the Company owed to one of its officers.  As part of the transaction, which closed on June 14, 2013, we issued to the investors (i) five year Series A Warrants to purchase a total of 52,300,000 shares of common stock at $0.15 per share; and (ii) five year Series B Warrants to purchase a total of 52,300,000 shares of common stock at $0.20 per share.  In addition, GVC Capital LLC, the placement agent in that transaction, was issued five-year warrants to purchase a total of 5,230,000 shares of common stock at $0.10 per share. The Company has an obligation to issue up to 5,230,000 additional placement agent warrants exercisable at $0.15 per share.  The $0.15 placement agent warrants shall issue only upon the exercise of the Series A Warrants by the Investors, and are issuable ratably based upon the number of Warrants exercised by the Investors.  The Company filed a Registration Statement and Amended Registration Statements on Form S-1 for 162,130,000 shares of common stock and warrants related to these Agreements that was declared effective by the SEC on October 11, 2013.

On September 4, 2013, the Company issued 300,000 shares to the Liolios Group related to public relation services.  The Company expensed $60,000 during the year ended September 30, 2013. The shares have piggyback registration rights. In addition, the Company issued a warrant for 200,000 shares of common stock to Liolios related to public relation services. The warrants vested on September 4, 2013, are exercisable at $.20 per share expire on September 3, 2016. The Company valued the warrant at $0.0444 per share and expensed $8,880 during the year ended September 30, 2013. The warrant has piggyback registration rights.

The issued a warrant to Genesis Select Corporation related to a Strategic Consulting Services Agreement dated September 15, 2013 for 200,000 shares of common stock. The warrants vested on September 15, 2013, are exercisable at $.20 per share and expire on September 14, 2016. The Company valued the warrant at $0.0444 per share and expensed $8,880 during the year ended September 30, 2013. The warrant does not have piggyback registration rights.

The Company issued a warrant to Jason Eichenholz on September 18, 2013 related to a Technical Advisor Agreement dated July 18, 2013 for 500,000 shares of common stock. The warrants vested on September 18, 2013, are exercisable at $.20 per share and expire on September 17, 2016. The Company valued the warrant at $0.0444 per share and expensed $22,220 during the year ended September 30, 2013. The warrant does not have piggyback registration rights.

A summary of the warrants issued as of September 30, 2013 were as follows:

	September 30, 2013
		Weighted
		Average
		Exercise
	Shares	Price
Outstanding at beginning of period	3,369,050	$0.307
Issued	111,230,000	0.171
Exercised	-	-
Forfeited	(300,000)	(0.200)
Expired	(792,000)	(0.500)
Outstanding at end of period	113,507,050	$0.173
Exerciseable at end of period	113,507,050

A summary of the status of the warrants outstanding as of September 30, 2013 is presented below:

	September 30, 2013
	Weighted	Weighted		Weighted
	Average	Average		Average
Number of	Remaining	Exercise	Shares	Exercise
Warrants	Life	Price	Exerciseable	Price
6,330,000	4.14	$0.10-013	6,330,000	$0.10-013
52,300,000	4.63	0.150	52,300,000	0.150
53,200,000	4.60	0.200	53,200,000	0.200
1,059,073	0.37	0.20-0.29	1,059,073	0.20-0.29
117,977	0.55	0.30-0.39	117,977	0.30-0.39
500,000	0.38	0.40-0.49	500,000	0.40-0.49
113,507,050	4.49	$0.173	113,507,050	$0.173

The significant weighted average assumptions relating to the valuation of the Company’s warrants for the year ended September 30, 2013 were as follows:

Dividend yield	0%
Expected life	3
Expected volatility	143%
Risk free interest rate	2%

At September 30, 2013, vested warrants totaling 113,507,050 shares had an aggregate intrinsic value of $0.

15.	STOCK OPTIONS

Description of Stock Option Plan

On April 29, 2011, the 2011 Stock Incentive Plan was approved at the Annual Stockholder Meeting. The Company was authorized to issue options for, and has reserved for issuance, up to 7,000,000 shares of common stock under the 2011 Stock Incentive Plan. On March 21, 2013, an amendment to the Stock Option Plan was approved by the stockholders of the Company, increasing the number of shares reserved for issuance under the Plan to 14,000,000 shares.

Determining Fair Value Under ASC 505

The Company records compensation expense associated with stock options and other equity-based compensation using the Black-Scholes-Merton option valuation model for estimating fair value of stock options granted under our plan. The Company amortizes the fair value of stock options on a ratable basis over the requisite service periods, which are generally the vesting periods. The expected life of awards granted represents the period of time that they are expected to be outstanding.  The Company estimates the volatility of our common stock based on the historical volatility of its own common stock over the most recent period corresponding with the estimated expected life of the award. The Company bases the risk-free interest rate used in the Black Scholes-Merton option valuation model on the implied yield currently available on U.S. Treasury zero-coupon issues with an equivalent remaining term equal to the expected life of the award. The Company has not paid any cash dividends on our common stock and does not anticipate paying any cash dividends in the foreseeable future. Consequently, the Company uses an expected dividend yield of zero in the Black-Scholes-Merton option valuation model and adjusts share-based compensation for changes to the estimate of expected equity award forfeitures based on actual forfeiture experience. The effect of adjusting the forfeiture rate is recognized in the period the forfeiture estimate is changed.

Stock Option Activity

On November 9, 2011, Bradley E. Sparks, a former Director, forfeited a grant to purchase 1,000,000 shares of common stock at $0.75 per share.

On November 29, 2011, Jeff Kruse and Steve Waddle, employees of TransTech, were each granted an option to purchase 100,000 shares of common stock valued at $0.12 per share. The grants vest quarterly over three years and expire on November 28, 2014.

On February 15, 2012, Marco Hegyi forfeited a grant to purchase 2,000,000 shares of common stock at $0.50 per share.

On February 24, 2012, the Company issued 400,000 shares of common stock valued at $.08 per share to five directors (100,000 shares for Yoshitami Arai and Dr. Masahiro Kawahata, 75,000 shares for Jon Pepper and Paul Bonderson and 50,000 shares for Bradley Sparks) for services provided on the Board of Directors of the Company during 2011. The shares were issued under the 2011 Stock Incentive Plan.

On February 24, 2012, Marco Hegyi, our Chairman of the Board, was granted an option to purchase 1,900,000 shares of common stock valued at $0.10 per share. The grant vests 750,000 shares on February 24, 2012 and 250,000 shares per quarter. The grant vests upon a change in control and expires February 23, 2022.

On May 11, 2012, the Company issued a stock option grant for 100,000 shares of common stock to Lance Gima, a consultant for the development of forensic applications for our technology valued at $0.15 per share. The stock option grant vested immediately.

On May 11, 2012, Lance Gima, a consultant for the development of forensic applications for our technology, forfeited a stock option grant for 100,000 shares of common stock at $0.15 per share.

On September 19, 2012, Lynn Felsigner, an employee, forfeited a stock option grant for 100,000 shares of common stock at $0.18 per share.

Stock option grants totaling 5,100,000 shares of common stock valued at $0.13 per share have been made to three directors and four employees (Ron Erickson- 1,000,000 shares vesting June 6, 2013, Yoshitami Arai- 500,000 shares that vested immediately, Masahiro Kawahata- 500,000 shares that vested immediately, Mark Scott- 1,000,000 shares that vested on June 6, 2013, Richard Mander- 1,000,000 shares that vest quarterly from June 26, 2012 and Todd M. Sames- 1,000,000 shares that vest quarterly over three years from September 5, 2012 and Derek Jensen- 100,000 shares that vest quarterly from October 22, 2012) for services provided during 2012. These options were authorized for issuance under the 2011 Stock Incentive Plan and were effective March 21, 2013, when the Company was authorized to issue options up to 14,000,000 shares under the 2011 Stock Incentive Plan at the Annual Stockholder Meeting.

On August 27, 2013, the Company issued a stock option grant for 500,000 shares of common stock to Richard Mander, an employee, valued at $0.10 per share. The stock grant vests quarterly over three years.

On August 27, 2013, the Company issued stock option grants for 1,230,000 shares of common stock to twelve employees of TransTech valued at $0.10 per share. The stock grant vests quarterly over three years.

On March 31, 2013, Mr. Costello, an employee of TransTech, forfeited a stock option grant for 15,000 shares of common stock at $0.24 per share.

There are currently 12,735,000 options to purchase common stock at an average exercise price of $0.126 per share outstanding at September 30, 2013 under the 2011 Stock Incentive Plan. The Company recorded $250,013 and $266,172 of compensation expense, net of related tax effects, relative to stock options for the year ended September 30, 2013 and 2012 in accordance with ASC 505. Net loss per share (basic and diluted) associated with this expense was approximately ($0.00). As of September 30, 2013, there is approximately $372,771 of total unrecognized costs related to employee granted stock options that are not vested. These costs are expected to be recognized over a period of approximately 6.1 years.

Stock option activity for the year ended September 30, 2013 and 2012 was as follows:

		Weighted Average
	Options	Exercise Price	$
Outstanding as of September 30, 2011	6,920,000	$0.296	$2,050,800
Granted	2,200,000	0.104	229,000
Exercised	-	-	-
Forfeitures	(3,200,000)	0.470	(1,503,000)
Outstanding as of September 30, 2012	5,920,000	0.131	776,800
Granted	6,830,000	0.122	836,000
Exercised	-	-	-
Forfeitures	(15,000)	0.240	(3,600)
Outstanding as of September 30, 2013	12,735,000	$0.126	$1,609,200

The following table summarizes information about stock options outstanding and exercisable at September 30, 2013:

		Weighted	Weighted		Weighted
		Average	Average		Average
Range of	Number	Remaining Life	Exercise Price	Number	Exercise Price
Exercise Prices	Outstanding	In Years	Exerciseable	Exerciseable	Exerciseable
0.090	500,000	6.25 years	$0.090	375,000	$0.090
0.100	3,630,000	6.53 years	0.100	1,948,055	0.100
0.120	200,000	.75 years	0.120	116,666	0.120
0.130	5,100,000	6.18 years	0.130	3,808,334	0.130
0.150	3,100,000	6.29 years	0.150	3,100,000	0.150
0.240	205,000	1.75 years	0.240	187,917	0.240
	12,735,000	6.10 years	$0.126	9,535,972	$0.136

There is no aggregate intrinsic value of the exercisable options as of September 30, 2013.

16.	OTHER SIGNIFICANT TRANSACTIONS WITH RELATED PARTIES

Related Party Transactions with James Gingo

The Company acquired a 100% interest in TransTech by issuing a Promissory Note or Note on June 8, 2010 to James Gingo, the President of TransTech, in the amount of $2,300,000, plus interest at the rate of three and one-half percent per annum from the date of the Note. The Note was secured by a security interest in the stock and assets of TransTech. The Company paid the final note payment of $1,000,000 and interest of $30,397 on June 12, 2013. Mr. Gingo’s Employment Agreement expired June 8, 2013.  He resigned from the Board of Directors effective June 21, 2013, and is no longer employed by the Company or TransTech. Prior to June 21, 2013, Mr. Gingo guaranteed the Secured Credit Facility with BFI Finance Corp. The Company recorded accrued expenses- related parties of $0 and $5,849 for accrued interest as of September 30, 2013 and 2012, respectively.

TransTech is located at 12142 NE Sky Lane, Suite 130, Aurora, OR 97002. TransTech leases a total of approximately 9,750 square feet of office and warehouse space for its administrative offices, product inventory and shipping operations, at a monthly rental of $4,292. The lease was extended from March 2011 for an additional five year term at a monthly rental of $4,751. There are two additional five year renewals with a set accelerating increase of 10% per 5 year term.  The original lease dated in 2006 predated our acquisition of TransTech Systems on June 8, 2010. However, Mr. James Gingo was a member in G & L Business Group LLC, the lessor for this lease. On February 28, 2009, the members in the 2006 lease dissolved the G & L Business Group LLC and TransTech Systems leased the property directly from Little Properties LLC, an entity in which Mr. Gingo has no current ownership interest.

Related Party Transactions with Ronald P. Erickson

An affiliate of Mr. Erickson, our Chief Executive Officer, Juliz I Limited Partnership, loaned the Company operating funds during fiscal 2009.  The Demand Notes totaled $34,630 and accrued interest at 8% per annum. The Company paid the Demand Notes plus accrued interest of $9,708 during the year ended September 30, 2012.

Additionally, Mr. Erickson incurred expenses on behalf of the Company for a total of $24,322 during the 2009 fiscal year.  The balance was converted into a Demand Note as of September 30, 2009 and accrued interest at 8% per annum. The Company paid the Demand Note plus accrued interest of $5,294 during the year ended September 30, 2012.

The Company recorded accounts payable- related parties as of $0 and $73,600 for payroll or expenses as of September 30, 2013 and September 30, 2012, respectively.

Mr. Erickson, our Chief Executive Officer and/or entities in which Mr. Erickson has a beneficial interest have made advances and loans to the Company in the total principal amount of $960,000 on or before the date hereof at an average annual interest rate of 4.2%. In addition, Mr. Erickson and/or entities in which Mr. Erickson has a beneficial interest also have unreimbursed 2013 expenses and unpaid salary and interest from 2013 on the outstanding principal amount of the Loans totaling approximately $65,000 as of June 14, 2013. Mr. Erickson and related entities converted $500,000 of the advances and loans as part of the PPM which closed June 14, 2013. The remaining amounts were paid to Mr. Erickson and related entities prior to June 30, 2013.

On January 10, 2014, Mr. Erickson and/or entities in which Mr. Erickson has a beneficial interest have made advances and loans to the Company in the total principal amount of $200,000 at an average annual interest rate of 3.0%. The loan is due March 31, 2014.

Related Party Transaction with Mark Scott

Mr. Mark Scott, our Chief Financial Offer, invested $10,000 in the Private Placement which closed June 14, 2013.

Related Party Transactions with Bradley Sparks

On November 12, 2009, Mr. Sparks resigned as our Chief Executive Officer and President.  He held these positions since November 2006.  Mr. Sparks accrued, but was not paid, compensation of $20,000 per month. In addition, Mr. Sparks entered into (i) a demand note dated February 27, 2007 for $50,000 plus loan fees of $750.  Interest accrued on the note at a rate of 18% per annum, with a penalty interest rate of 30%; and (ii) a demand note dated September 30, 2009 for $22,478. Interest accrued at 8% per annum, with a default interest rate of 12%.

On September 6, 2012, Mr. Sparks resigned from the Board of Directors. In addition, we signed a Settlement and Release Agreement or Sparks Agreement with Mr. Sparks, The Sparks Agreement required (i) payment of $50,750 (paid) and issuance of 513,696 shares of our common stock for full payment on a note and related accrued interest of $66,780; (ii) payment of $39,635 to Mr. Sparks for a note, accrued interest and other unpaid expenses (paid); and (iii) issuance of 4,000,000 restricted shares of our common stock to Mr. Spark for unpaid compensation in the amount of $721,333. The above is in full settlement of all outstanding liabilities due to Mr. Sparks.

Mr. Sparks is the cousin of Ronald Erickson, our Chief Executive Officer.

Related Party Transactions with Dr. Masahiro Kawahata and Yoshitami Arai

The Company paid $195,000 for fees to Dr. Kawahata and Mr. Arai, two former Directors, as a finder fee for their services in closing the Sumitomo transactions. The Company paid $60,000 on June 25, 2012 and $135,000 on July 25, 2012. On December 28, 2012, the Board of Directors ratified the resignation of Dr. Masahiro Kawahata as an independent director effective as of November 30, 2012.  On December 28, 2012, the Board ratified the resignation of Yoshitami Arai as an independent director effective as of December 26, 2012.

17.	COMMITMENTS, CONTINGENCIES AND LEGAL PROCEEDINGS

LEGAL PROCEEDINGS

There are no pending legal proceedings against the Company that are expected to have a material adverse effect on its cash flows, financial condition or results of operations.

The Company entered into an Option Agreement with Ascendiant dated April 26, 2013, pursuant to which we had the option to purchase from Ascendiant 4,000,000 shares of our common stock (the “Option Shares”) for an aggregate purchase price of $300,000.  On May 31, 2013, the Company exercised its option to purchase the 4,000,000 Option Shares from Ascendiant and paid to Ascendiant the $300,000 purchase price.  The option was required to be exercised and payment for the shares made on or before May 31, 2013.  On May 31, 2013, the Company exercised our option to purchase 4,000,000 Option Shares from Ascendiant and paid to Ascendiant the $300,000 purchase price.   Ascendiant delivered only 2,284,525 of the 4,000,000 Option Shares purchased by the Company and had failed to deliver the remaining 1,715,475 Option Shares. On June 17, 2013, the Company filed a complaint (the “Complaint”) against Ascendiant Capital Partners, LLC (“Ascendiant”) in the California Superior Court, County of Orange (Case No. 30-2013-00656770-CU-BC-CJC) for breach of contract, seeking damages, specific performance and injunctive relief against Ascendiant. On September 24, 2013, the California Superior Court granted Visualant’s motion, finding that Visualant was likely to prevail on the merits of its claim against Ascendiant.  The Court ordered Ascendiant to deliver 1,715,475 Option Shares to the Company by 4:00PM, September 27, 2013. The delivery occurred on September 27, 2013. The Company expects to pursue its damage claim.

EMPLOYMENT AGREEMENTS

Mr. Erickson, Mr. Scott and other named executive officers of Visualant do not have employment agreements.

LEASES

The Company is obligated under various non-cancelable operating leases for their various facilities and certain equipment.

Corporate Offices

The Company’s executive office is located at 500 Union Street, Suite 420, Seattle, Washington, USA, 98101. On August 1, 2012, we entered into a lease which expires August 31, 2014. The monthly lease rate was $1,944 for the year ending August 31, 2013 and $2,028 for the year ending August 31, 2014. On June 14, 2013, the Company amended the lease and added Suite 450, increasing its monthly payment to $3,978 through August 31, 2013, $4,057 from September 1, 2013 to May 31, 2014 and $4,140 from June 1, 2014 through August 31, 2014.

TransTech Facilities

TransTech is located at 12142 NE Sky Lane, Suite 130, Aurora, OR 97002. TransTech leases a total of approximately 9,750 square feet of office and warehouse space for its administrative offices, product inventory and shipping operations, at a monthly rental of $4,292. The lease was extended from March 2011 for an additional five year term at a monthly rental of $4,751. There are two additional five year renewals with a set accelerating increase of 10% per 5 year term.

The aggregate future minimum lease payments under operating leases, to the extent the leases have early cancellation options and excluding escalation charges, are as follows:

Years Ended September 30,	Total
2014	$93,608
2015	65,292
2016	23,755
2017	-
2018	-
Beyond	-
Total	$182,655

18.	INCOME TAXES

The Company has incurred losses since inception, which have generated net operating loss carryforwards.  The net operating loss carryforwards arise from United States sources.

Pretax losses arising from United States operations were approximately $6,200,000 for the year ended September 30, 2013.

Pretax losses arising from United States operations were approximately $2,700,000 for the year ended September 30, 2012.

The Company has net operating loss carryforwards of approximately $18,000,000, which expire in 2020-2032. Because it is not more likely than not that sufficient tax earnings will be generated to utilize the net operating loss carryforwards, a corresponding valuation allowance of approximately $6,200,000 and $4,100,000 was established as of September 30, 2013 and 2012 respectively. Additionally, under the Tax Reform Act of 1986, the amounts of, and benefits from, net operating losses may be limited in certain circumstances, including a change in control.

Section 382 of the Internal Revenue Code generally imposes an annual limitation on the amount of net operating loss carryforwards that may be used to offset taxable income when a corporation has undergone significant changes in its stock ownership. There can be no assurance that the Company will be able to utilize any net operating loss carryforwards in the future.

For the year ended September 30, 2013, the Company’s effective tax rate differs from the federal statutory rate principally due to net operating losses and warrants issued for services.

The principal components of the Company’s deferred tax assets at September 30, 2013 are as follows:

	2013	2012
U.S. operations loss carry forward at statutory rate of 34%	$(6,154,986)	$(4,137,426)
Non-U.S. operations loss carry forward at statutory rate of 20.5%	0	-
Total	(6,154,986)	(4,137,426)
Less Valuation Allowance	6,154,986	4,137,426
Net Deferred Tax Assets	-	-
Change in Valuation allowance	$6,154,986	$4,137,426

A reconciliation of the United States Federal Statutory rate to the Company’s effective tax rate for the period ended September 30, 2013 and 2012 is as follows:

	2013	2012
Federal Statutory Rate	-34.0%	-34.0%
Increase in Income Taxes Resulting from:
Change in Valuation allowance	34.0%	34.0%
Effective Tax Rate	0.0%	0.0%

19.	SUBSEQUENT EVENTS

The Company evaluated subsequent events, for the purpose of adjustment or disclosure, up through the date the financial statements were issued.

Services and License Agreement Invention Development Management Company, L.L.C.

On November 11, 2013, the Company entered into a Services and License Agreement with Invention Development Management Company, L.L.C., a Delaware limited liability company. IDMC is affiliated with Intellectual Ventures, which collaborates with inventors, partners with pioneering companies and invests both expertise and capital in the process of invention.

The Agreement requires IDMC to identify and engage investors to develop new applications of the Company’s ChromaID™ development kits, present the developments to the Company for approval, and file patent applications to protect the developments. IDMC is responsible for the development and patent costs. The Company is providing the development kits to IDMC at no cost and is providing ongoing technical support. In addition, to provide time for this accelerated expansion of its intellectual property he Company has agreed to delay the selling of the ChromaID development kits for 140 days except for certain select accounts. The Company will continue its business development efforts during this period and will work with IDMC and their global business development services to secure potential customers and licensees for its technology.

The Company receives a worldwide, nontransferable, exclusive license to the licensed IP developed under this Agreement, during the term of the Agreement, and solely within the identification, authentication and diagnostics field of use, to (a) make, have made, use, import, sell and offer for sale products and services; (b) make improvements; and (c) grant sublicenses of any and all of the foregoing rights (including the right to grant further sublicenses).

The Company receives a nonexclusive and nontransferrable option to acquire a worldwide, nontransferrable, nonexclusive license to the useful IP held by IDMC within the identification, authentication and diagnostics field of use to (a) make, have made, use, import, sell and offer to sell products and services and (b) grant sublicenses to any and all of the foregoing rights. The option to acquire this license may be exercised for up to two years from the effective date of the Agreement.

IDMC may provide global business development services to the Company, including present Visualant IP and any licensed IP, if applicable, to potential customers, licensees, and distributors in markets or geographies not being pursued by Visualant. Also, IDMC may introduce Visualant to a potential customer, licensee, or distributor for the purpose of identifying and closing a license, sale, or distribution deal or other monetization event.

Visualant grants to IDMC a nonexclusive, worldwide, fully paid up, nontransferable, sublicenseable, perpetual license to the Visualant IP, solely outside the identification, authentication and diagnostics field of use to (a) make, have made, use, import, sell and offer for sale products and services and (b) grant sublicenses of any and all of the foregoing rights (including the right to grant further sublicenses).

Visualant grants to IDMC a nonexclusive, worldwide, fully paid up, royalty-free, nontransferable, nonsublicenseable, perpetual license to access and use Visualant Technology solely for the purpose of marketing sublicenses to the Visualant IP to third parties.

As consideration for the exclusive IP license and application development services, Visualant has issued to IDMC a warrant to purchase up to 14,575,286 shares of common stock at twenty cents ($0.20) per share pursuant to the Warrant to Purchase Common Stock. The Warrant expires November 10, 2018 and the per share price is subject to adjustment.

The Company has agreed to pay IDMC a percentage of license revenue for the global development business services and a percentage of revenue received from any IDMC introduced company. The Company has also agreed to pay IDMC a royalty when Visualant receives royalty product revenue from an IDMC introduced company.

IDMC has agreed to pay Visualant a license fee for the nonexclusive license of the Visualant IP.

The term of the exclusive IP license and the nonexclusive IP license commences on the effective date of November 11, 2013, and terminates when all claims of the patents expire or are held in valid or unenforceable by a court of competent jurisdiction from which no appeal can be taken.

The term of the Agreement commences on the effective date until either party terminates the Agreement at any time following the fifth anniversary of the effective date by providing at least ninety days’ prior written notice to the other party.

Extension of Secured Credit Facility with BFI Finance Corp.

The Company finances its TransTech operations from operations and a Secured Credit Facility with BFI Finance Corp. On December 9, 2008 TransTech entered into a $1,000,000 secured credit facility with BFI Business Finance to fund its operations.   On December 12, 2013, the secured credit facility was renewed for an additional six months, with a floor for prime interest of 4.5% (currently 4.5%), plus 2.5%. The credit facility includes accounts receivable borrowing based on 80% of eligible trade accounts receivable, not to exceed $1,000,000. The secured credit facility is collateralized by the assets of TransTech, with a guarantee by Visualant, including all assets of Visualant. Visualant believes any default would be satisfied by the assets of TransTech. Availability under this Secured Credit ranges from $0 to $100,000 ($60,000 currently) on a daily basis. The remaining balance on the accounts receivable line (currently $534,000) must be repaid by the time the secured credit facility expires on June 11, 2014, or the Company renews by automatic extension for the next successive 6 month term.

Loan from Mr. Erickson

On January 10, 2014, Mr. Erickson and/or entities in which Mr. Erickson has a beneficial interest have made advances and loans to us in the total principal amount of $200,000 at an average annual interest rate of 3.0%. The loan is due March 31, 2014.

MANAGEMENT’S REPORT ON INTERNAL CONTROL OVER FINANCIAL REPORTING

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. Under the supervision and with the participation of our management, including our principal executive officer and principal financial officer, we assessed the effectiveness of our internal control over financial reporting as of the end of the period covered by this report based on the framework in “Internal Control—Integrated Framework” issued by the Committee of Sponsoring Organizations of the Treadway Commission. Based on that assessment, our principal executive officer and principal financial officer concluded that our internal control over financial reporting were not effective to provide reasonable assurance regarding the reliability of our financial reporting and the preparation of our financial statements for external purposes in accordance with United States generally accepted accounting principles.

The effectiveness of our internal control over financial reporting as of September 30, 2013 has not been audited by PMB Helin Donovan, LLP, an independent registered public accounting firm.

/s/ Ronald P. Erickson	/s/ Mark Scott
Ronald P. Erickson	Mark Scott
Chief Executive Officer	Chief Financial Officer

Seattle, WA
January 24, 2014

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The expenses payable by us in connection with the issuance and distribution of the securities being registered other than underwriting discounts and commissions, if any are set forth below. Each item listed is estimated as follows:

Securities and Exchange Commission registration fee	$3,300
Accounting fees and expenses	2,500
Legal fees and expenses	55, 000
Registrar and transfer agent fees and expenses	2,000
Miscellaneous	3,200

Total expenses	$66 ,000

Item 14. Indemnification of Directors and Officers

Under Nevada law, a corporation may include in its articles of incorporation (“Articles”) a provision that eliminates or limits the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, but no such provision may eliminate or limit the liability of a director (a) for any breach of his fiduciary duty as a director, (b) for acts or omissions not in good faith or that involve intentional misconduct, fraud or a knowing violation of law, (c) for conduct violating the Nevada General Corporation Law, or (d) for any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled.

Section 78.7502 of the Nevada Revised Statues or NRS provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful.

NRS Section 78.4502 also provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation; provided, however, that indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Any indemnification pursuant to the above provisions may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances.  The determination must be made:  (a) by the stockholders; (b) by the Board of Directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; (c) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or (d) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

Under Article X of the Company’s Amended and Restated Articles of Incorporation, the personal liability of all its directors is eliminated to the fullest extent allowed by Nevada law.  In addition, a director shall not be personally liable to the corporation or its stockholders for monetary damages for conduct as a director, except for liability (a) for acts or omissions that involve intentional misconduct or a knowing violation of law; (b) for conducting violating the Nevada General Corporation Law; or (c) for any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled.

Article XI of the Articles of Incorporation also provides for indemnification of the Company’s directors and officers, and authorizes the Company to purchase and maintain insurance or make other financial arrangements on behalf of any director, officer, agent or employee of the corporation, for any liability asserted against him and for expenses incurred by him in his capacity as a director, officer, employee or agent, arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

The Company has a directors’ and officers’ liability insurance policy in place pursuant to which its directors and officers are insured against certain liabilities, including certain liabilities under the Securities Act of 1933, as amended and the Securities and Exchange Act of 1934, as amended.

Item 15. Recent Sales of Unregistered Securities

Unless otherwise indicated, all of the following sales or issuances of Company securities were conducted under the exemption from registration as provided under Section 4(2) of the Securities Act of 1933 (and also qualified for exemption under 4(5), formerly 4(6) of the Securities Act of 1933, except as noted below). All of the shares issued were issued in transactions not involving a public offering, are considered to be restricted stock as defined in Rule 144 promulgated under the Securities Act of 1933 and stock certificates issued with respect thereto bear legends to that effect.

We have compensated consultants and service providers with restricted common stock during the development of our technology and when our capital resources were not adequate to provide payment in cash.

All of the following transactions were to accredited investors (with the exception of a few issuances which are noted below). All issuances to accredited and non-accredited investors were structured to comply with the requirements of the safe harbor afforded by Rule 506 of Regulation D, including limiting the number of non-accredited investors to no more than 35.

We had the following equity transactions during the year ended September 30, 2011:

On November 17, 2010, we issued 20,000 shares of restricted shares of our common stock to Robert Jones for investor relation services. The shares were valued at $0.24 per share, the closing price on November 17, 2010.

On December 23, 2010, we entered into a Securities Purchase Agreement or Agreement with Seaside Advisors LLC or Seaside pursuant to which Seaside agreed to purchase restricted shares of our common stock from time to time, provided that certain conditions were met.   Under the terms of the Agreement, we agreed to sell and issue to Seaside each month for a 12-month period commencing on the closing date, restricted shares of our common stock at a price equal to the lower of (i) 60% of the average trading price of our common stock during the 10 trading days immediately preceding each monthly closing date, or (ii) 70% of the average trading price for the trading day immediately preceding each monthly closing date. Our agreement to sell shares each month during said 12 month period was subject to certain conditions and limitations.   We paid Seaside’s legal fees and expenses in the amount of $25,000 for the initial closing, and agreed to pay $2,500 for each subsequent closing.

As of September 30, 2011, we sold to Seaside 2,529,314 shares at a purchase price of $0.302 per share, or an aggregate price of $763,650. In addition, we issued warrants to brokers on the transaction for the purchase of 177,051 (John O’Brien, John Lane and Scott Ashbury) shares of common shares at the purchase price of $0.302 per share.

On January 27, 2011, we issued 275,000 restricted shares of our common stock for service on the Company’s Board of Directors to directors (50,000 shares each to Yoshitami Arai, Dr. Masahiro Kawahata, Marco Hegyi, Jon Pepper and Bradley Sparks and 25,000 to Paul Bonderson) for board services provided during 2010. The shares were valued at $0.448 per share, the closing price for the thirty days prior to January 27, 2011.

On January 27, 2011, we entered into a Contract for corporate advisory services for investor relation activities with Core Consulting Group, Inc. Under the agreement dated December 6, 2010, we issued 381,500 of restricted shares of our common stock at $0.45 per share, the closing price on December 6, 2010. On April 27, 2011, we issued an additional 381,500 of restricted shares of our common stock at $0.45 per share, the closing price on December 6, 2010.

On January 27, 2011, Monahan & Biagi, PLLC, a party affiliated with James Biagi, our corporate counsel, converted $136,726 of accrued legal bills into 341,815 shares of our common stock at $0.40 per share, the closing price on January 22, 2011, the date of the conversion.

On February 14 and 17, 2011, Asher Enterprises, Inc. converted $50,000 of convertible debentures into 173,378 shares of common stock at $0.2884 per share.

On February 23, 2011, Dr. Masahiro Kawahata, a director converted $90,906 of accrued expenses related to the development of our technology and the development of our Japanese market into 211,409 shares of the Company common stock at $0.43 per share, the closing price on February 23, 2011, the date the conversion was requested.

On February 23, 2011, we issued a warrant for the purchase of 1,000,000 shares of our common stock to Coach Capital LLC for financial advisory services. The warrant was issued at $0.25 per share. The warrant expires February 22, 2014 and is callable if registered and with five closing trading prices of the Company’s common stock over $0.75 per share.

On February 23, 2011, we issued a warrant for the purchase of 500,000 shares of our common stock to the Sterling Group for financial advisory services related to funding and acquisition activities. The warrant was issued at $0.50 per share. The warrant expires February 22, 2014 and is callable if registered and with five closing trading prices of our common stock over $0.75 per share.

On April 1, 2011, Coach Capital LLC converted $250,000 and interest of $28,758 into 1,858,387 shares of common stock at $0.15 per share.

On April 1, 2011, we entered into a Consulting Agreement with Cerillion N4 Partners for grant writing consulting. Under the agreement, we issued 4,000 shares at $0.52 per share, the price on March 31, 2011.

On April 1, 2011, we entered into an Agreement with InvestorIdeas.com for investor relation services. Under the agreement, we issued 57,692 shares at $0.52 per share, the price on March 31, 2011.

On April 1, 2011, we entered into an Agreement with National Securities Corporation for investment banking services. Under the agreement, we issued 60,000 shares at $0.52 per share, the price on March 31, 2011.

On April 1, 2011, we entered into an Agreement with Aquiline Group, Inc. for investor relation services. Under the agreement, we issued 75,000 shares at $0.52 per share, the price on March 31, 2011.

On May 31, 2011, Coach Capital LLC or Coach exercised its warrant described below and were issued 833,333 shares of common stock. On December 7, 2009, the Company closed $250,000 of financing from Coach pursuant to a Convertible Promissory Note and received warrants to purchase 833,333 shares of our common stock at $0.15 per share.

On May 18, 2011, we entered into an Agreement with Lance Gima for the development of forensic applications for our technology. Under the agreement, we issued 10,000 shares at $0.52 per share.  It is the Company’s understanding that Mr. Gima was not an accredited investor. However, he was involved in the Company’s business, and the Company believed that he had such knowledge and experience in financial and business matters that he was capable of evaluating the merits and risks of an investment in the Company.

On May 20, 24 and 26, 2011, Asher Enterprises, Inc. converted $50,000 of convertible debentures into 296,130 shares of common stock at $0.169 per share.

On June 7, 2011, we closed the acquisition of all Visualant related assets of the RATLab LLC by issuing 1,000,000 of our common stock valued at $0.20 per share, the price during the negotiation of this agreement.

On June 17, 2011, we entered into a Securities Purchase Agreement with Ascendiant Capital Partners LLC or Ascendiant, pursuant to which Ascendiant agreed to purchase up to $3,000,000 worth of shares of our common stock from time to time over a 24-month period, provided that certain conditions were met. The financing arrangement entered into by the Company and Ascendiant is commonly referred to as an “equity line of credit” or an “equity drawdown facility.”

As of September 30, 2011, we issued to Ascendiant 774,599 shares for $66,991 or $.086 per share under the Securities Purchase Agreement dated June 17, 2011.  In addition, we issued to Ascendiant during 2011 a total of 1,490,943 shares for $193,370 or $.131 per share under the Securities Purchase Agreement for commitment and legal fees.

On June 17, 2011, we extended our April 1, 2011 Agreement with Aquiline Group, Inc. for investor relation services. Under the agreement, we issued 25,000 shares at $0.52 per share, the price on March 31, 2011.

On July 14, 17 and 20, 2011, Asher Enterprises, Inc. converted $50,000 into 491,506 shares of common stock at $.102 per share.

We had the following equity transactions during the year ended September 30, 2012:

 On October 5, 2011, we entered into a Financial Consultant Agreement or Agreement with D. Weckstein and Co, Inc. (“Weckstein”) for financial consulting and investment banking services. The Agreement expires July 31, 2016. Under the Agreement, Weckstein was awarded 1,000,000 shares of our common stock on November 7, 2011. The shares were valued at $0.07 per share, the closing price on November 7, 2011. In addition, we paid $10,000 to Weckstein.

On December 15, 2011, we issued 100,000 shares of restricted common stock to Todd Weaver for product development work. The shares were valued at $0.12 per share, the closing price on November 29, 2011, and do not have registration rights. It is the Company’s understanding that Mr. Weaver was not an accredited investor. However, he was involved in the Company’s business, and the Company believed that he had such knowledge and experience in financial and business matters that he was capable of evaluating the merits and risks of an investment in the Company.

On February 7, 2012, we issued 1,000,000 restricted shares to Coventry Capital LLC related to an Advisory Agreement for financial advisory services. The shares were valued at $.10 per share.

On February 24, 2012, we issued 400,000 shares of common stock to five directors (100,000 shares for Yoshitami Arai and Dr. Masahiro Kawahata, 75,000 shares for Jon Pepper and Paul Bonderson and 50,000 shares for Bradley Sparks) for services provided on the Board of Directors of the Company during 2011. The shares were issued under the 2011 Stock Incentive Plan.

On April 1, 2011, we entered into an Investor Banking Agreement with National Securities Corporation for investment banking services. On March 12, 2012, we issued warrants for up to 204,000, 366,000 and 30,000 shares of common stock to National Securities Corporation, Steven Freifeld and Vince Calicchia, respectively. The warrants are exercisable at $.10 per share and expire March 11, 2015.

On May 16, 2012, we issued 150,000 shares of restricted common stock to Manna Advisory Services, LLC for investor relation services. The shares were valued at $0.10 per share. The shares do not have registration rights.

On May 31, 2012, we executed a Stock Purchase Agreement with Sumitomo whereby Sumitomo invested $2,250,000 in exchange for 17,307,693 shares of restricted common shares priced at $0.13 per share that was funded on June 21, 2012. The shares do not have registration rights.

On July 31, 2012, we closed the acquisition of the environmental field of use for our Spectral Pattern Matching technology from Javelin LLC or Javelin. The Company acquired the Visualant related assets of Javelin for (i) 1,250,000 shares of our common stock at closing valued at thirteen ($0.13) per share, the price during the negotiation of this agreement; and (ii)  $100,000, with $20,000 payable at closing and $80,000 to be paid in four equal installments over a period of eight months (paid).

On September 6, 2012, we signed a Settlement and Release Agreement or Sparks Agreement with Mr. Sparks, the former CEO and Director and a cousin of Ronald Erickson. The Sparks Agreement required (i) payment of $50,750 (paid) and issuance of 513,696 shares of our common stock for full payment on a note and related accrued interest of $66,780; (ii) payment of $39,635 to Mr. Sparks for a note, accrued interest and other liabilities (paid); and (iii) issuance of 4,000,000 restricted shares of our common stock to Mr. Spark for unpaid compensation in the amount of $721,333. The above is full settlement of all outstanding liabilities due to Mr. Sparks.

On September 18, 2012, we issued 500,000 shares of restricted common stock to NVPR, LLC for public relation services. The shares were valued at $0.13 per share. The shares do not have registration rights.

On September 28, 2012 we issued 250,000 shares of restricted common stock to Clayton McMeekin for investor relation services. The shares were valued at $0.13 per share. The shares do not have registration rights.

As of September 30, 2012, 7,036,975 shares of our common stock have been issued to Gemini upon conversion of $300,000 of the convertible debentures and interest of $20,780 at an average of $0.05 per share. The convertible debenture had a variable conversion price that was based upon the Company’s stock price during the 20 trading days prior to the conversion date.

As of September 30, 2012, 3,373,425 shares of our common stock have been issued to Ascendiant upon conversion of $150,000 of the convertible debentures and interest of $18,671 at an average of $0.05 per share. The convertible debenture had a variable conversion price that was based upon the Company’s stock price during the 20 trading days prior to the conversion date.

On June 17, 2011, we entered into a Securities Purchase Agreement with Ascendiant Capital Partners LLC or Ascendiant, pursuant to which Ascendiant agreed to purchase up to $3,000,000 worth of shares of our common stock from time to time over a 24-month period, provided that certain conditions were met. The financing arrangement entered into by the Company and Ascendiant is commonly referred to as an “equity line of credit” or an “equity drawdown facility.”

As of September 30, 2012, we issued to Ascendiant 5,365,884 shares for $383,141 or $.071 per share under the Securities Purchase Agreement dated June 17, 2011.  In addition, the Company issued to Ascendiant during 2011 a total of 1,490,943 shares for $193,370 or $.131 per share under the Securities Purchase Agreement for commitment and legal fees.

The Company had the following equity transactions during the year ended September 30 , 2013:

On October 8, 2012, Ascendiant converted $50,000 of principal and interest of $6,959 into 1,139,178 shares of common stock at $.050 per share under the Securities Purchase Agreement dated May 19, 2011.

On June 17, 2011, we entered into a Securities Purchase Agreement with Ascendiant Capital Partners LLC or Ascendiant, pursuant to which Ascendiant agreed to purchase up to $3,000,000 worth of shares of our common stock from time to time over a 24-month period, provided that certain conditions were met. The financing arrangement entered into by the Company and Ascendiant is commonly referred to as an “equity line of credit” or an “equity drawdown facility.”

As of September 30, 2012, we issued to Ascendiant 6,358,933 shares for $483,141 or $.076 per share under the Securities Purchase Agreement dated June 17, 2011.  In addition, the Company issued to Ascendiant during 2011 a total of 1,490,943 shares for $193,370 or $.131 per share under the Securities Purchase Agreement for commitment and legal fees.

On October 26, 2012 we issued 150,000 shares of restricted common stock to Manna Advisory Services, LLC for investor relation services. The shares were valued at $0.13 per share. We expensed $19,500 during the nine months ended June 30, 2013. The shares do not have registration rights.

On November 28, 2012, Ascendiant converted $50,000 of principal and interest of $7,644 into 1,152,877 shares of common stock at $.050 per share under the Securities Purchase Agreement dated May 19, 2011.

On January 24, 2013, Gemini converted $300,000 of principal and $50,630 of accrued interest into 7,012,603 shares of common stock at $.050 per share under the Securities Purchase Agreement dated May 19, 2011.

On January 24, 2013, Ascendiant converted $50,000 of principal and $8,438 of accrued interest into 1,168,767 shares of common stock at $.050 per share under the Securities Purchase Agreement dated May 19, 2011.

On January 28, 2013, Gemini converted $300,000 of principal and $50,959 of accrued interest into 7,019,178 shares of common stock at $.050 per share under the Securities Purchase Agreement dated May 19, 2011.

On February 11, 2013, we entered into a Consulting Services Agreement with Integrated Consulting Services for strategic advice on our product roadmap. We issued a warrant for the purchase of 250,000 shares of our common stock.  The warrants are exercisable at $. 13 per share and expire February 10, 2016. We valued the warrant at $0.10 per share and expensed $25,000 during the nine months ended June 30, 2013. Pursuant to the Consulting Services Agreement, we agreed to issue an additional warrant for the purchase of 250,000 shares of our common stock on August 12, 2013.

On February 13, 2013, we issued 150,000 shares of restricted common stock to Manna Advisory Services, LLC, for investor relation services. The shares were valued at $0.10 per share. We expensed $15,000 during the six months ended March 31, 2013.The shares do not have registration rights.

On February 13, 2013, we issued 150,000 shares of restricted common stock to David Markowski for services related to the acquisition of TransTech. The shares were valued at $0.10 per share. We expensed $15,000 during the nine months ended June 30, 2013. The shares do not have registration rights.

On February 13, 2013, we issued 2,000,000 shares of restricted common stock to two employees (1,200,000 shares for Ronald Erickson our Chief Executive Officer and 200,000 for Mark Scott, our Chief Financial Officer) and two directors (400,000 shares for Marco Hegyi and 200,000 shares for Jon Pepper) for services during 2012. The shares were valued at $0.10 per share. We expensed $200,000 during the nine months ended June 30, 2013. The shares do not have registration rights.

On March 1, 2013, we issued 50,000 shares of restricted common stock to Manna Advisory Services, LLC, for investor relation services. The shares were valued at $0.10 per share. We expensed $5,000 during the nine months ended June 30, 2013. The shares do not have registration rights.

On April 26, 2013, Ascendiant was issued a total of 4,565,068 shares of common stock as a result of Ascendiant’s cashless exercise of a warrant.  The warrant had an adjustable exercise price based on the Company’s stock price during the 3 trading days prior to the time of exercise as well as for any subsequent sales of stock or stock equivalents at an effective price less than the then exercise price of the warrant.  On January 23, 2013, we agreed to repurchase the Ascendiant Warrant for a purchase price of $300,000, payment of which was due by March 31, 2013; however, we did not complete that purchase, thereby enabling Ascendiant to exercise the Ascendiant Warrant on April 26, 2013.

We entered into an Option Agreement with Ascendiant dated April 26, 2013, pursuant to which we had the option to purchase from Ascendiant 4,000,000 shares of our common stock (the “Option Shares”) for an aggregate purchase price of $300,000.  On May 31, 2013, the Company exercised its option to purchase the 4,000,000 Option Shares from Ascendiant and paid to Ascendiant the $300,000 purchase price.  The option was required to be exercised and payment for the shares made on or before May 31, 2013.  On May 31, 2013, we exercised our option to purchase 4,000,000 Option Shares from Ascendiant and paid to Ascendiant the $300,000 purchase price.   Ascendiant delivered only 2,284,525 of the 4,000,000 Option Shares purchased by the Company and had failed to deliver the remaining 1,715,475 Option Shares. On June 17, 2013, we filed a complaint (the “Complaint”) against Ascendiant Capital Partners, LLC (“Ascendiant”) in the California Superior Court, County of Orange (Case No. 30-2013-00656770-CU-BC-CJC) for breach of contract, seeking damages, specific performance and injunctive relief against Ascendiant. On September 24, 2013, the California Superior Court granted Visualant’s motion, finding that Visualant was likely to prevail on the merits of its claim against Ascendiant.  The Court ordered Ascendiant to deliver 1,715,475 Option Shares to the Company by 4:00PM, September 27, 2013. The delivery occurred on September 27, 2013. The Company expects to pursue its damage claim.

On April 30, 2013, we issued 120,000 shares of restricted common stock to David Markowski for services related to the acquisition of TransTech. The shares were valued at $0.10 per share. We expensed $12,000 during the nine months ended June 30, 2013. The shares do not have registration rights.

On June 10, 2013, we entered into a Purchase Agreement, Warrants and Registration Rights Agreement with Special Situations and forty other accredited investors pursuant to which we issued 52,300,000 shares of common stock at $0.10 per share for a total of $5,230,000, which amount includes the conversion of $500,000 in outstanding debt of the Company owed to one of its officers.  As part of the transaction which closed June 14, 2013, we issued to the Investors (i) five year Series A Warrants to purchase a total of 52,300,000 shares of common stock at $0.15 per share; and (ii) five year Series B Warrants to purchase a total of 52,300,000 shares of common stock at $0.20 per share.

We also issued 5,230,000 placement agent warrants exercisable at $0.10 per share GVC Capital, with an obligation to issue up to 5,230,000 additional placement agent warrants exercisable at $0.15 per share.  The $0.15 placement agent warrants shall issue only upon the exercise of the Series A Warrants by the Investors, and are issuable ratably based upon the number of Warrants exercised by the Investors.  The placement agent warrants have a term of five years from the date of closing of the transaction.

On September 4, 2013, we issued 300,000 shares to the Liolios Group related to public relation services.  We expensed $60,000 during the year ended September 30, 2013. The shares have piggyback registration rights. In addition, we issued a warrant for 200,000 shares of common stock to Liolios related to public relation services. The warrants vested on September 4, 2013, are exercisable at $.20 per share expire on September 3, 2016. We valued the warrant at $0.20 per share and expensed $40,000 during the year ended September 30, 2013. The warrant has piggyback registration rights.

We issued a warrant to Genesis Select Corporation related to a Strategic Consulting Services Agreement dated September 15, 2013 for 200,000 shares of common stock . The warrants vested on September 15, 2013,  are exercisable at $.20 per share and expire on September 14, 2016. We valued the warrant at $0.20 per share and expensed $40,000 during the year ended September 30, 2013. The warrant does not have piggyback registration rights.

We issued a warrant to Jason Eichenholz on September 18, 2013 related to a Technical Advisor Agreement dated July 18, 2013 for 500,000 shares of common stock. The warrants vested on September 18, 2013, are exercisable at $.20 per share and expire on September 17, 2016. We valued the warrant at $0.0444 per share and expensed $22,220 during the year ended September 30, 2013. The warrant does not have piggyback registration rights.

We had the following equity transactions subsequent to September 30, 2013:

On November 11, 2013, we issued to IDMC a warrant to purchase up to 14,575,286 shares of common stock at twenty cents ($0.20) per share pursuant to the Warrant to Purchase Common Stock. The Warrant expires November 10, 2018 and the per share price is subject to adjustment.

Item 16. Exhibits

See the Exhibit Index immediately below the signature page to this Registration Statement.

The undersigned registrant hereby undertakes:

(1)        To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)         To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)        To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b), if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)       To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)        That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)        To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)        That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)         If the registrant is relying on Rule 430B:

 (A)       Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)       Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)        If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)        That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)         Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)        Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)       The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)       Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on January 24, 2014 .

VISUALANT, INC.

By:	/s/ Ronald P. Erickson
Ronald P. Erickson Chief Executive Officer and President

Each person whose signature appears below hereby constitutes and appoints Ronald P. Erickson or Mark Scott, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including, without limitation, post-effective amendments) to this registration statement and any subsequent registration statement filed by the registrant pursuant to Rule 462 (b) of the Securities Act of 1933, as amended, which relates to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection herewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement and power of attorney has been signed on this  24th day of January, 2014 by the persons and in the capacities indicated below.

SIGNATURES	TITLE	DATE

/s/ Ronald P. Erickson	Chief Executive Officer, President and Director	January 24, 2014
Ronald P. Erickson	(Principal Executive Officer)

/s/ Mark Scott	Chief Financial Officer and Secretary	January 24, 2014
Mark Scott	(Principal Financial/Accounting Officer)

/s/ Marco Hegyi	Chairman of the Board, Independent Director	January 24, 2014
Marco Hegyi

/s/ Jon Pepper	Independent Director	January 24, 2014
Jon Pepper

/s/ Ichiro Takesako	Management Director	January 24, 2014
Ichiro Takesako

NO.	EXHIBIT DESCRIPTION

3.1	Amended and Restated Bylaws. Filed as an exhibit to the Company’s Form 8-K dated August 10, 2012 and filed with the SEC on August 17, 2012, and incorporated by reference.

3.2
Amended and Restated Articles of Incorporation dated December 28, 2012. Filed as an exhibit to the Company’s Form 8-KA dated March 21, 2013 and filed with the SEC on September 10, 2013, and incorporated by reference. Also filed as an Exhibit to the Company’s Amended Registration Statement on Form S-1 dated and filed September 16, 2013, and incorporated by reference.

3.3
Certificate and Amendment to Articles of Incorporation for Visualant, Inc. dated August 12, 2013. Filed as an exhibit to the Company’s Form 8-K dated August 12, 2013 and filed with the SEC on August 14, 2013, and incorporated by reference. Also filed as an Exhibit to the Company’s Amended Registration Statement on Form S-1 dated and filed September 16, 2013, and incorporated by reference.

4.1
Visualant, Inc. 2011 Stock Incentive Plan filed as an exhibit to the Company’s Definitive Proxy Statement on Schedule 14A filed on January 31, 2011, File No. 000-30262-11560322, and incorporated herein by reference.

5.1	Opinion of Fifth Avenue Law Group, PLLC. Filed as an Exhibit to the Company’s Amended Registration Statement on Form S-1 dated and filed October 11, 2013, and incorporated by reference .

10.1	Stock Purchase Agreement dated June 8, 2010 by and between Visualant, Inc. and TransTech Systems, Inc. Filed as an Exhibit Form 10-Q filed on August 12, 2010, and incorporated herein by reference.

10.2	Promissory Note dated June 8, 2010 by and between Visualant, Inc. and James M. Gingo. Filed as an Exhibit to Form 10-Q filed on August 12, 2010, and incorporated herein by reference.

10.3
Stock Pledge Agreement dated June 8, 2010 by and between Visualant, Inc., James M. Gingo and Brownstein, Rask, Sweeney, Kerr, Grim, Grim, DeSylvia and Hay, LLP. Filed as an Exhibit to Form 10-Q filed on August 12, 2010, and incorporated by reference.

10.4	Security Agreement dated June 8, 2010 by TransTech Systems, Inc. Filed as an Exhibit to Form 10-Q filed on August 12, 2010, and incorporated by reference.

10.5	Employment Agreement dated June 8, 2010 by and between Visualant, Inc. and James Gingo. Filed as an Exhibit to Form 10-Q filed on August 12, 2010, and incorporated by reference.

10.6
Securities Purchase Agreement dated December 23, 2010 by and between Visualant, Inc. and Seaside 88 Advisors LLC.  Filed as an Exhibit to the Company’s Form 10-Q dated December 31, 2010 and filed on February 11, 2011, and incorporated by reference.

10.7
Amendment 2 to Securities Purchase Agreement by and between Visualant, Inc. and Seaside 88 Advisors, LLC. Filed as an Exhibit to the Company’s Form 8-K dated April 22, 2011 and filed with the SEC on April 27, 2011, and incorporated by reference.

10.8
Securities Purchase Agreement dated May 19, 2011 by and between Visualant, Inc. and Gemini Master Fund Ltd and Ascendiant Capital Partners, LLC. Filed as an Exhibit to the Company’s Registration Statement on Form S-1 dated and filed June 28, 2011, and incorporated by reference.

10.9
Registration Rights Agreement dated May 19, 2011 by and between Visualant, Inc. and Gemini Master Fund Ltd and Ascendiant Capital Partners, LLC. Filed as an Exhibit to the Company’s Registration Statement on Form S-1 dated and filed June 28, 2011, and incorporated by reference.

10.10
Convertible Debenture dated May 19, 2011 by and between Visualant, Inc. and Gemini Master Fund Ltd. Filed as an Exhibit to the Company’s Registration Statement on Form S-1 dated and filed June 28, 2011, and incorporated by reference.

10.11
Convertible Debenture dated May 19, 2011 by and between Visualant, Inc. and Ascendiant Capital Partners, LLC. Filed as an Exhibit to the Company’s Registration Statement on Form S-1 dated and filed June 28, 2011, and incorporated by reference.

10.12
Warrant dated May 19, 2011 by and between Visualant, Inc. and Gemini Master Fund Ltd. Filed as an Exhibit to the Company’s Registration Statement on Form S-1 dated and filed June 28, 2011, and incorporated by reference.

10.13
Warrant dated May 19, 2011 by and between Visualant, Inc. and Ascendiant Capital Partners, LLC. Filed as an Exhibit to the Company’s Registration Statement on Form S-1 dated and filed June 28, 2011, and incorporated by reference.

10.14
Warrant dated May 19, 2011 by and between Visualant, Inc. and Ascendiant Capital Markets LLC. Filed as an Exhibit to the Company’s Registration Statement on Form S-1 dated and filed June 28, 2011, and incorporated by reference.

10.15
Asset Purchase Agreement dated June 7, 2011 by and between Visualant, Inc. and the RATLab LLC and  filed as an Exhibit to the company’s Form 8-K with the SEC on June 10, 1011, and incorporated by reference.

10.16
Securities Purchase Agreement dated June 17, 2011 by and between Visualant, Inc. and Ascendiant Capital Partners, LLC.  Filed as an Exhibit to the Company’s Registration Statement on Form S-1 dated and filed June 28, 2011, and incorporated by reference.

10.17
Registration Rights Agreement dated June 17, 2011 by and between Visualant, Inc. and Ascendiant Capital Partners, LLC. Filed as an Exhibit to the Company’s Registration Statement on Form S-1 dated and filed June 28, 2011, and incorporated by reference.

10.18
Financial Consulting Agreement effective October 5, 2011 by and between Visualant, Inc. and D. Weckstein &Co. Inc. Filed as an Exhibit to the Company’s Amended Registration Statement on Form S-1 dated and filed August 16, 2013, and incorporated by reference.

10.19
Advisory Agreement dated February 7, 2012 by and between Visualant, Inc. and Coventry Capital LLC. Filed as an Exhibit to the Company’s Registration Statement on Form S-1 dated April 2, 2012 and filed with the SEC on April 3, 2012, and incorporated by reference.

10.20
Extension Agreement dated March 12, 2012 by and between Visualant, Inc. and Gemini Master Fund Ltd and Ascendiant Capital Partners, LLC. Filed as an Exhibit to the Company’s Registration Statement on Form S-1 dated April 2, 2012 and filed with the SEC on April 3, 2012, and incorporated by reference.

10.21
Warrant dated March 12, 2012 by and between Visualant, Inc. and National Securities Corporation. Filed as an Exhibit to the Company’s Registration Statement on Form S-1 dated April 2, 2012 and filed with the SEC on April 3, 2012, and incorporated by reference.

10.22
Warrant dated March 12, 2012 by and between Visualant, Inc. and Steven Freifeld. Filed as an Exhibit to the Company’s Registration Statement on Form S-1 dated April 2, 2012 and filed with the SEC on April 3, 2012, and incorporated by reference.

10.23
License Agreement dated May 31, 2012 by and between Visualant, Inc. and Sumitomo Precision Products Co., Ltd. Filed as an exhibit to the Company’s Form 8-K dated May 31, 2012 and filed with the SEC on June 4, 2012, and incorporated by reference.

10.24
Joint Research and Product Development Agreement dated May 31, 2012 by and between Visualant, Inc. and Sumitomo Precision Products Co., Ltd. and filed with the SEC on October 7, 2013, and incorporated by reference.

10.25
Stock Purchase Agreement dated May 31, 2012 by and between Visualant, Inc. and Sumitomo Precision Products Co., Ltd. Filed as an exhibit to the Company’s Form 8-K dated May 31, 2012 and filed with the SEC on June 4, 2012, and incorporated by reference.

10.26	Asset Purchase Agreement dated July 31, 2012 by and between Visualant, Inc. and the Javelin LLC and filed with the SEC on August 22, 2012, and incorporated by reference.

10.27
Warrant Purchase Agreement dated January 23, 2013 by and between Visualant, Inc. and Ascendiant Capital Partners LLC. Filed as an exhibit to the Company’s Form 8-K dated January 30, 2013 and filed with the SEC on January 30, 2013, and incorporated by reference.

10.28
Amendment to Warrant Purchase Agreement dated January 23, 2013 by and between Visualant, Inc. and Gemini Master Fund Ltd. Filed as an exhibit to the Company’s Form 8-K dated January 30, 2013 and filed with the SEC on January 30, 2013, and incorporated by reference.

10.29
AIR Termination Agreement dated January 23, 2013 by and between Visualant, Inc. and Gemini Master Fund Ltd. Filed as an exhibit to the Company’s Form 8-K dated January 30, 2013 and filed with the SEC on January 30, 2013, and incorporated by reference.

10.30
$850,000 Term Note of Visualant, Inc. dated January 23, 2013. Filed as an exhibit to the Company’s Form 8-K dated January 30, 2013 and filed with the SEC on January 30, 2013, and incorporated by reference.

10.31
Amendment to Joint Research and Product Development Agreement dated March 29, 2013 by and between Visualant, Inc. and Sumitomo Precision Products Co., Ltd. Filed as an Exhibit to the Company’s Amended Registration Statement on Form S-1 dated and filed September 16, 2013, and incorporated by reference.

10.32
Option Agreement dated April 26, 2013 by and between Visualant, Inc. and Ascendiant Capital Partners LLC. Filed as an exhibit to the Company’s Form 8-K dated April 26, 2013 and filed with the SEC on May 1, 2013, and incorporated by reference.

10.33
Form of Purchase Agreement by and between Visualant, Inc. and investors. Also filed as an Exhibit to the Company’s Amended Registration Statement on Form S-1 dated and filed October 11, 2013, and incorporated by reference.

10.34
Form of Warrant A and B by and between Visualant, Inc. and investors. Filed as an exhibit to the Company’s Form 8-K dated June 14, 2013 and filed with the SEC on June 18, 2013, and incorporated by reference.

10.35
Form of Registration Rights Agreement by and between Visualant, Inc. and investors. Filed as an exhibit to the Company’s Form 8-K dated June 14, 2013 and filed with the SEC on June 18, 2013, and incorporated by reference.

10.36
Form of Voting Agreement by and between Visualant, Inc. and investors. Filed as an exhibit to the Company’s Form 8-K dated June 14, 2013 and filed with the SEC on June 18, 2013, and incorporated by reference.

10.37	Amendment No. 1 to Lease dated June 14, 2013 by and between Visualant, Inc. and Logan Building LLC. Filed as an Exhibit to the Company’s Amended Registration Statement on Form S-1 dated and filed August 16, 2013, and incorporated by reference.

10.38	Amendment to Lease dated March 3, 2006 by and between TransTech Systems, Inc. and Little Properties LLC. Filed as an Exhibit to the Company’s Amended Registration Statement on Form S-1 dated and filed August 16, 2013, and incorporated by reference.

10.39
Settlement and Release Agreement dated September 6, 2012 by and between Visualant, Inc. and Bradley E. Sparks. Filed as an Exhibit to the Company’s Form 8K filed with the SEC on September 11, 2012, and incorporated by reference.

10.40	Demand Promissory Note dated May 31, 2013 by and between Visualant, Inc. and J3E2A2Z LP, an entity affiliated with Ronald P. Erickson, our Chief Executive Officer. Filed as an Exhibit to the Company’s Amended Registration Statement on Form S-1 dated and filed August 16, 2013, and incorporated by reference.

10.41
Lease dated July 11, 2012 by and between Visualant, Inc. and Harbor Properties Inc. Filed as an Exhibit to the Company’s Amended Registration Statement on Form S-1 dated and filed September 16, 2013, and incorporated by reference.

10.42
Exercise of Lease Letter dated May 24, 2011 by TransTech Systems, Inc. to Little Properties LLC. Filed as an Exhibit to the Company’s Amended Registration Statement on Form S-1 dated and filed September 16, 2013, and incorporated by reference.

10.43
Security Agreement dated June 12, 2013 by and between Visualant, Inc. and BFI Business Finance, filed as an exhibit to the Company’s Form 10Q dated June 30, 2013 and filed August 15, 2013, and incorporated by reference.

10.44	Business Development Fee Agreement dated July 31, 2012 by and between Visualant, Inc. and the Javelin LLC and filed with the SEC on August 22, 2012, and incorporated by reference.

10.45
General Continuing Guaranty dated June 12, 2013 by and between TransTech Systems Inc., Visualant, Inc. and BFI Business Finance and filed with the SEC on October 7, 2013, and incorporated by reference.

10.46	Loan and Security Agreement dated December 9, 2008 by and between TransTech Systems Inc. and BFI Business Finance and filed with the SEC on October 7, 2013, and incorporated by reference.

10.47
First Modification to Loan and Security Agreement dated March 11, 2009 by and between TransTech Systems Inc. and BFI Business Finance and filed with the SEC on October 7, 2013, and incorporated by reference.

10.48
Second Modification to Loan and Security Agreement dated December 16, 2009 by and between TransTech Systems Inc. and BFI Business Finance and filed with the SEC on October 7, 2013, and incorporated by reference.

10.49
Third Modification to Loan and Security Agreement dated June 12, 2013 by and between TransTech Systems Inc. and BFI Business Finance and filed with the SEC on October 7, 2013, and incorporated by reference.

10.50	Form of Placement Agent Warrant by and between Visualant, Inc. and placement agents and filed with the SEC on October 7, 2013, and incorporated by reference.

10.51	Warrant to Purchase Common Stock dated November 11, 2013 by and between Visualant, Inc. and Invention Development Management Company, L.L.C. Filed as an exhibit to the Company’s Form 8-K dated November 11, 2013 and filed with the SEC on November 21, 2013, and incorporated by reference.

10.52	Services and License Agreement dated November 11, 2013 by and between Visualant, Inc. and Invention Development Management Company, L.L.C. and filed herewith

10.53	Demand Promissory Note dated January 10, 2014 by and between Visualant, Inc. and J3E2A2Z LP, an entity affiliated with Ronald P. Erickson, our Chief Executive Officer. Filed as an exhibit to the Company’s Form 8-K dated January 10, 2014 and filed with the SEC on January 15, 2014, and incorporated by reference.

14.1	Code of Conduct and Ethics dated November 30, 2012. Filed as an exhibit to the Company’s Form 8-K dated December 28, 2012 and filed with the SEC on January 3, 2013, and incorporated by reference.

21.1	Subsidiaries of the Registrant. Filed as an exhibit to the Company’s Form 10-K dated September 30, 2012 and filed with the SEC on November 13, 2012, and incorporated by reference.

23.1	Consent of PMB Helin Donovan, LLP. Filed herewith.

24.1
Power of Attorney (included on the signature page of this registration statement). Filed as an Exhibit to the Company’s Amended Registration Statement on Form S-1 dated and filed October 11, 2013, and incorporated by reference.

99.1	Audit Committee Charter dated November 30, 2012. Filed as an exhibit to the Company’s Form 8-K dated December 28, 2012 and filed with the SEC on January 3, 2013, and incorporated by reference.

99.2	Compensation Committee Charter dated November 30, 2012. Filed as an exhibit to the Company’s Form 8-K dated December 28, 2012 and filed with the SEC on January 3, 2013, and incorporated by reference.

99.3
Nominations and Governance Committee Charter dated November 30, 2012. Filed as an exhibit to the Company’s Form 8-K dated December 28, 2012 and filed with the SEC on January 3, 2013, and incorporated by reference.